EXECUTION VERSION AMENDED AND RESTATED ABL CREDIT AGREEMENT Dated as of May 1, 2023 among AVAYA HOLDINGS CORP., as Holdings, AVAYA INC., as the Borrower, CITIBANK, N.A., as Administrative Agent and Collateral Agent, The Several Lenders From Time to Time Parties Hereto CITIBANK, N.A., as Global Coordinator, CITIBANK, N.A., RBC CAPITAL MARKETS,1 BANK OF AMERICA, N.A. and DEUTSCHE BANK SECURITIES INC. as Joint Lead Arrangers and Joint Bookrunners 1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates. EXHIBIT 10.4 i TABLE OF CONTENTS Page SECTION 1 Definitions .......................................................................................................................... 2 1.1 Defined Terms ........................................................................................................ 2 1.2 Other Interpretive Provisions ................................................................................ 91 1.3 Accounting Terms ................................................................................................. 93 1.4 Rounding ............................................................................................................... 93 1.5 References to Agreements, Laws, Etc. ................................................................. 94 1.6 Times of Day......................................................................................................... 94 1.7 Timing of Payment or Performance ...................................................................... 94 1.8 [Reserved] ............................................................................................................. 94 1.9 Currency Equivalents Generally ........................................................................... 94 1.10 Classification of Loans and Borrowings ............................................................... 95 1.11 Unrestricted Escrow Subsidiary ............................................................................ 95 1.12 Limited Condition Transactions ........................................................................... 95 1.13 Rates ...................................................................................................................... 96 1.14 Divisions. .............................................................................................................. 97 SECTION 2 Amount and Terms of Credit......................................................................................... 97 2.1 Revolving Credit Borrowing................................................................................. 97 2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings ........ 99 2.3 Borrowings, Conversions and Continuations ....................................................... 99 2.4 Disbursement of Funds ....................................................................................... 100 2.5 Repayment of Loans; Evidence of Debt ............................................................. 101 2.6 [Reserved] ........................................................................................................... 102 2.7 [Reserved] ........................................................................................................... 102 2.8 Interest................................................................................................................. 102 2.9 Interest Periods.................................................................................................... 103 2.10 Increased Costs, Illegality, Etc. ........................................................................... 103 2.11 Compensation ..................................................................................................... 105 2.12 Change of Lending Office .................................................................................. 106 2.13 Notice of Certain Costs ....................................................................................... 106 2.14 Incremental Credit Extensions ............................................................................ 106 2.15 Extension of Revolving Credit Commitments .................................................... 109 2.16 Defaulting Lender ............................................................................................... 111 2.17 Reserves .............................................................................................................. 113 2.18 Benchmark Replacement Setting ........................................................................ 113 2.19 [Reserved] ........................................................................................................... 115 2.20 [Reserved] ........................................................................................................... 115 2.21 [Reserved] ........................................................................................................... 115 2.22 Reports on Cash Management Obligations and Secured Hedging Obligations .......................................................................................................... 115 SECTION 3 Letters of Credit and Swing Line Loans ..................................................................... 116 3.1 Letters of Credit .................................................................................................. 116 ii 3.2 Swing Line Loans ............................................................................................... 126 SECTION 4 Fees; Commitments ...................................................................................................... 129 4.1 Fees ..................................................................................................................... 129 4.2 Termination or Reduction of Revolving Credit Commitments, L/C Sublimit or Swing Line Sublimit ....................................................................................... 129 SECTION 5 Payments ........................................................................................................................ 130 5.1 Voluntary Prepayments ....................................................................................... 130 5.2 Mandatory Prepayments ..................................................................................... 131 5.3 Method and Place of Payment ............................................................................ 131 5.4 Net Payments ...................................................................................................... 132 5.5 Computations of Interest and Fees ...................................................................... 136 5.6 Limit on Rate of Interest ..................................................................................... 136 SECTION 6 Conditions Precedent to the Closing Date .................................................................. 137 6.1 Credit Documents ............................................................................................... 137 6.2 [Reserved] ........................................................................................................... 137 6.3 Legal Opinion ..................................................................................................... 137 6.4 Closing Certificates ............................................................................................. 137 6.5 Secretary’s Certificate; Authorization of Proceedings of Each Credit Party ...... 138 6.6 Fees ..................................................................................................................... 138 6.7 Representations and Warranties .......................................................................... 138 6.8 Material Adverse Effect ...................................................................................... 138 6.9 Solvency Certificate ............................................................................................ 138 6.10 Financial Statements ........................................................................................... 139 6.11 Plan Confirmation ............................................................................................... 139 6.12 No Default ........................................................................................................... 139 6.13 [Reserved] ........................................................................................................... 139 6.14 Patriot Act; Beneficial Ownership Regulation ................................................... 139 6.15 Indebtedness as of the Closing Date ................................................................... 139 6.16 Cash Management ............................................................................................... 140 SECTION 7 Conditions Precedent to All Credit Extensions After the Closing Date ................... 140 7.1 Representations and Warranties .......................................................................... 140 7.2 No Default or Event of Default ........................................................................... 140 7.3 Request for Borrowing; Availability .................................................................. 140 SECTION 8 Representations and Warranties ................................................................................. 141 8.1 Corporate Status; Compliance with Laws........................................................... 141 8.2 Corporate Power and Authority .......................................................................... 141 8.3 No Violation........................................................................................................ 142 8.4 Litigation ............................................................................................................. 142 8.5 Margin Regulations ............................................................................................. 142 8.6 Governmental Approvals .................................................................................... 142 8.7 Investment Company Act ................................................................................... 142 8.8 True and Complete Disclosure............................................................................ 143 iii 8.9 Financial Condition; Financial Statements ......................................................... 143 8.10 Tax Matters ......................................................................................................... 143 8.11 Compliance with ERISA..................................................................................... 144 8.12 Subsidiaries ......................................................................................................... 144 8.13 Intellectual Property ............................................................................................ 144 8.14 Environmental Laws ........................................................................................... 145 8.15 Properties ............................................................................................................ 145 8.16 Solvency .............................................................................................................. 145 8.17 Security Interests ................................................................................................. 145 8.18 Labor Matters ...................................................................................................... 146 8.19 Sanctioned Persons; Anti-Corruption Laws; Patriot Act .................................... 146 8.20 Use of Proceeds................................................................................................... 147 8.21 Insurance ............................................................................................................. 147 SECTION 9 Affirmative Covenants ................................................................................................. 147 9.1 Information Covenants........................................................................................ 147 9.2 Books, Records and Inspections ......................................................................... 152 9.3 Maintenance of Insurance ................................................................................... 152 9.4 Payment of Taxes ................................................................................................ 153 9.5 Consolidated Corporate Franchises .................................................................... 153 9.6 Compliance with Statutes, Regulations, Etc. ...................................................... 154 9.7 Lender Calls ........................................................................................................ 154 9.8 Maintenance of Properties .................................................................................. 154 9.9 Transactions with Affiliates ................................................................................ 154 9.10 End of Fiscal Years ............................................................................................. 156 9.11 Additional Guarantors and Grantors ................................................................... 156 9.12 Further Assurances.............................................................................................. 156 9.13 Use of Proceeds................................................................................................... 158 9.14 [Reserved] ........................................................................................................... 159 9.15 Changes in Business ........................................................................................... 159 9.16 [Reserved] ........................................................................................................... 159 9.17 [Reserved] ........................................................................................................... 159 9.18 Cash Management Systems ................................................................................ 159 9.19 Appraisals and Field Examinations .................................................................... 162 9.20 Post-Closing Obligations .................................................................................... 162 SECTION 10 Negative Covenants ....................................................................................................... 163 10.1 Limitation on Indebtedness ................................................................................. 163 10.2 Limitation on Liens ............................................................................................. 167 10.3 Limitation on Fundamental Changes .................................................................. 170 10.4 Limitation on Disposition ................................................................................... 172 10.5 Limitation on Investments .................................................................................. 176 10.6 Limitation on Restricted Payments ..................................................................... 180 10.7 Limitations on Debt Prepayments and Amendments.......................................... 184 10.8 Limitation on Subsidiary Distributions ............................................................... 185 10.9 Amendment of Organizational Documents ........................................................ 188 10.10 Permitted Activities ............................................................................................ 188

10.11	Financial Covenant	188
SECTION 11	Events of Default	189
11.1	Payments	189
11.2	Representations, Etc.	189
11.3	Covenants	189
11.4	Default Under Other Agreements	190
11.5	Bankruptcy	190
11.6	ERISA	191
11.7	Guarantee	191
11.8	Security Agreement	191
11.9	Judgments	192
11.10	Change of Control	192
11.11	Indemnity Payments to Former Officers	192
11.12	Application of Proceeds	193
SECTION 12	The Agents	195
12.1	Appointment	195
12.2	Delegation of Duties	195
12.3	Exculpatory Provisions	196
12.4	Reliance by Agents	197
12.5	Notice of Default	197
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	198
12.7	Indemnification	199
12.8	Agents in their Individual Capacities	200
12.9	Successor Agents	200
12.10	Withholding Tax	201
12.11	Administrative Agent May File Proofs of Claim	201
12.12	Intercreditor Agreements	202
12.13	Security Documents and Guarantee; Agents under Security Documents and Guarantee	202
SECTION 13	Miscellaneous	204
13.1	Amendments, Waivers and Releases	204
13.2	Notices	208
13.3	No Waiver; Cumulative Remedies	209
13.4	Survival of Representations and Warranties	209
13.5	Payment of Expenses; Indemnification	209
13.6	Successors and Assigns; Participations and Assignments	211
13.7	Replacements of Lenders under Certain Circumstances	216
13.8	Adjustments; Set-off	217
13.9	Counterparts; Electronic Execution	218
13.10	Severability	218
13.11	INTEGRATION	218
13.12	GOVERNING LAW	218
13.13	Submission to Jurisdiction; Waivers	219

iv

13.14 Acknowledgments 219
13.15 WAIVERS OF JURY TRIAL 220
13.16 Confidentiality 221
13.17 Direct Website Communications 222
13.18 USA PATRIOT Act; Beneficial Ownership Regulation 224
13.19 Payments Set Aside 224
13.20 Judgment Currency 224
13.21 Cashless Rollovers 225
13.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 225
13.23 Acknowledgement Regarding Any Supported QFCs 225
13.24 Limitations on Sanctions Provisions 227
13.25 Amendment and Restatement of Existing DIP Agreement; No Novation 227
13.26 Lender ERISA Representations 227
13.27 Erroneous Payments 228

v

SCHEDULES

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Letters of Credit
Schedule 1.1(c)	Specified Cash Management Agreements
Schedule 1.1(d)	Customers
Schedule 1.1(e)	Mortgaged Properties
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.14	Environmental Matters
Schedule 8.15	Property Matters
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 9.18	DDAs
Schedule 9.18(a)	Excluded Accounts
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Notice of Borrowing/Notice of Conversion or Continuation/Form of Swing Line Loan Notice
Exhibit B	Form of Promissory Note
Exhibit C	Form of Guarantee
Exhibit D	Form of Security Agreement
Exhibit E	Form of Solvency Certificate
Exhibit F	Form of ABL Intercreditor Agreement
Exhibit G	[Reserved]
Exhibit H	[Reserved]
Exhibit I	Form of Assignment and Assumption
Exhibit J 1-4	Form of Non-U.S. Lender Certification
Exhibit K	Form of Borrowing Base Certificate

vi

AMENDED AND RESTATED ABL CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"), dated as of May 1, 2023, among AVAYA HOLDINGS CORP., a Delaware corporation ("Avaya Holdings"), in its capacity as Holdings, AVAYA INC. (to be converted to a Delaware limited liability company in the name of Avaya LLC), a Delaware corporation (the "Borrower"), the Lenders from time to time parties hereto, the lending institutions named herein as L/C Issuers and Swing Line Lender, and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, on February 14, 2023 (the "Petition Date"), Holdings, the Borrower and certain of the Borrower's Domestic Subsidiaries (collectively, the "Avaya Debtors") filed voluntary petitions for relief under Chapter 11 in the United States Bankruptcy Court for the Southern District of Texas (such court, together with any other court having exclusive jurisdiction over the Case from time to time and any Federal appellate court thereof, the "Bankruptcy Court") and commenced cases, jointly administered under Case No. 23-90088 (collectively, the "Case"), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Avaya Debtors are parties to the certain Superpriority Secured Debtor-In-Possession ABL Credit Agreement, dated as of February 24, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Existing DIP Agreement"), by and among Avaya Holdings, the Borrower, the lenders from time to time parties thereto, the lending institutions named therein as letter of credit issuers and swing line lenders, and CITIBANK, N.A., as administrative agent and collateral agent;

WHEREAS, the Avaya Debtors filed the Joint Prepackaged Plan of Reorganization of Avaya Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code in the Bankruptcy Court on February 14, 2023 [Docket No. 50] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived from time to time, the "Plan");

WHEREAS, on March 22, 2023, the Bankruptcy Court entered an order confirming the Plan with respect to the Avaya Debtors (the "Confirmation Order") [Docket No. 350];

WHEREAS, in connection with the Case, the Borrower has requested that the Lenders amend and restate the Existing DIP Agreement to provide it with an asset-based revolving credit facility on the Closing Date in an aggregate committed amount equal to $128,125,000 (the "ABL Facility"), with a letter of credit subfacility in an aggregate

2 amount equal to $100,000,000, in each case upon the satisfaction (or waiver) of certain conditions precedent set forth in Section 6 on the terms and subject to the conditions set forth herein; WHEREAS, the Lenders are willing to amend and restate the Existing DIP Agreement upon the satisfaction (or waiver) of certain conditions precedent set forth in Section 6 on the terms and subject to the conditions set forth herein; and NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows: SECTION 1 Definitions 1.1 Defined Terms As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires: “ABL Facility” shall have the meaning provided in the Recitals to this Agreement. “ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement substantially in the form of Exhibit F, among the Collateral Agent, the Term Loan Administrative Agent and the representatives for holders of one or more other classes of Indebtedness, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof. “ABL Priority Collateral” shall mean the “ABL Priority Collateral” under and as defined in the ABL Intercreditor Agreement. “ABR” shall mean for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) Adjusted Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, if at any time any rate described in clause (a) or (b) above is less than the Floor then such rate in clause (a) or (b) shall be deemed to be the Floor. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or Adjusted Term SOFR, as applicable. “ABR Loan” shall mean each Loan denominated in Dollars bearing interest based on the ABR. 3 “ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”. “Account” shall mean (a) any right to payment of a monetary obligation arising from the provision of goods or services by any Person and (b) without duplication, any “Account” (as such term is defined in the UCC), any “Payment Intangibles” (as such term is defined in the UCC) and any accounts receivable, any rights to payment and/or reimbursement of every kind and description, in each case, whether or not earned by performance, in each case arising in the course of such Person’s operations. “Account Debtor” shall mean any Person obligated on an Account. “Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP. “Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Additional Lender” shall mean any Person (other than (w) Holdings, the Borrower or any of its Subsidiaries, (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution) that is not an existing Lender and that has agreed to provide Incremental Commitments pursuant to Section 2.14. “Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” shall mean Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9. “Administrative Agent’s Office” shall mean, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. “Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by or acceptable to the Administrative Agent. “Advisors” shall mean legal counsel, financial advisors and third-party appraisers and consultants advising the Agents, the L/C Issuers, the Lenders and their 4 Related Parties in connection with this Agreement, the other Credit Documents and the consummation of the Transactions, limited in the case of legal counsel to one primary counsel for the Agents (as of the Closing Date, Davis Polk & Wardwell LLP) and, if necessary, one firm of local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for all such affected Persons (taken as a whole)). “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution. “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or by contract. The terms “controlling” and “controlled” shall have meanings correlative thereto. “Agent Parties” shall have the meaning provided in Section 13.17(d). “Agents” shall mean the Administrative Agent, the Collateral Agent and each Joint Lead Arranger. “Aggregate Quarterly Subscription Contract ARR Revenue” shall mean, with respect to each fiscal quarter of the Borrower, (a) the arithmetic average of the sum of (i) the Aggregate Subscription Contract ARR with respect to all Subscription Contracts in effect on the last day of the previous fiscal quarter and (ii) the Aggregate Subscription Contract ARR with respect to all Subscription Contracts in effect on the last day of such fiscal quarter divided by (b) four (4). “Aggregate Quarterly Subscription Contract GAAP Revenue” shall mean, with respect to each fiscal quarter of the Borrower, the revenue generated by all Subscription Contracts during such fiscal quarter as determined pursuant to GAAP, including the provisions of ASC 606, Contracts with Customers. “Aggregate Revolving Credit Commitments” shall mean the sum of the Revolving Credit Commitments of all Lenders. “Aggregate Revolving Credit Exposure” shall mean the sum of the aggregate Revolving Credit Exposure of all Lenders. “Aggregate Subscription Contract ARR” shall mean, at any time, the aggregate Subscription Contract ARR for all Subscription Contracts then in effect at such time. “Agreement” shall have the meaning provided in the introductory paragraph hereto. 5 “Agreement Currency” shall have the meaning provided in Section 13.20. “AHYDO Catch-Up Payment” shall mean any payment or redemption of Indebtedness, including any Junior Indebtedness, to avoid the application of Code Section 163(e)(5) thereto or that are necessary to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. “Alternative Currency” shall mean each currency (other than Dollars) that is approved by the Administrative Agent and the applicable L/C Issuer with respect to the issuance of a Letter of Credit. “Anti-Corruption Laws” shall have the meaning provided in Section 8.19. “Applicable Intercreditor Agreements” shall mean (a) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that (i) are intended to rank junior in priority to the Liens on the ABL Priority Collateral securing the Obligations and (ii) are intended to rank senior in priority to the Liens on the Term Priority Collateral securing the Obligations, the ABL Intercreditor Agreement, (b) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, the Junior Lien Intercreditor Agreement and (c) any other intercreditor agreement entered into to implement the intercreditor arrangements set forth in Section 10.2 in form and substance reasonably acceptable to the Borrower and the Collateral Agent. “Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject. “Applicable Rate” shall mean a percentage per annum equal to (i) for Term SOFR Loans, 3.00%, (ii) for ABR Loans, 2.00% and (iii) for Letter of Credit Fees, 3.00%. “Applicable Time” shall mean, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the relevant L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Appropriate Lender” shall mean, at any time, (a) with respect to Revolving Credit Loans, the Revolving Credit Lenders, (b) [reserved], (c) with respect to any Letter of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders, (d) [reserved], (e) with respect to any Swing Line Loan, the Swing Line Lender and if any Swing Line Loans are outstanding pursuant to Section 3.2(a), the Revolving Credit

6 Lenders, (f) [reserved] and (g) with respect to any Protective Advance, the Administrative Agent and the Revolving Credit Lenders. “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” shall mean an assignment and assumption substantially in the form of Exhibit I, or such other form as may be approved by the Administrative Agent and the Borrower. “Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, any Vice President, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Holdings, the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or such other Credit Party, as applicable from time to time, and, with respect to any document delivered on the Closing Date, the Secretary or any Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person. Notwithstanding the foregoing, the solvency certificate required to be delivered on the Closing Date shall be delivered by the Chief Financial Officer (or other financial officer) of Holdings. “Auto-Renewal Letter of Credit” shall have the meaning provided in Section 3.1(b)(iii). “Availability Requirements” shall mean, at any time, that (a) the Revolving Credit Exposure of each Revolving Credit Lender shall not exceed its Revolving Credit Commitments, (b) [reserved] and (c) the Aggregate Revolving Credit Exposure shall not exceed the Line Cap. “Availability Reserves” shall mean, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves, subject to Section 2.17, as the Administrative Agent, in its Permitted Discretion, determines as being appropriate to reflect any impediments to the realization upon the Collateral consisting of Eligible Accounts or Eligible Inventory included in the Borrowing Base (including claims that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral). “Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions made in cash, marketable securities or other property to, or any proceeds of an equity issuance received by the Borrower during the period from 7 and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time (in the case of any marketable securities or property, up to its fair market value as determined by the Borrower in good faith), including proceeds from the issuance of Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds of any such issuance are contributed to the Borrower), but excluding all proceeds from the issuance of Disqualified Stock, minus (b) the sum, without duplication, of: (i) the aggregate amount of Investments made pursuant to Section 10.5(v)(x) following the Closing Date and prior to the Available Equity Amount Reference Time; (ii) the aggregate amount of Restricted Payments pursuant to Section 10.6(c)(x) following the Closing Date and prior to the Available Equity Amount Reference Time; (iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances pursuant to Section 10.7(a)(ii)(2) following the Closing Date and prior to the Available Equity Amount Reference Time; and (iv) the aggregate amount of Indebtedness incurred pursuant to Section 10.1(x) and outstanding at the Available Equity Amount Reference Time; provided that issuances and contributions pursuant to Sections 10.5(f)(ii), 10.6(a) and 10.6(b)(i) shall not increase the Available Equity Amount. “Available Equity Amount Reference Time” shall have the meaning provided in the definition of “Available Equity Amount”. “Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to Section 2.18(d). “Avaya Debtors” shall have the meaning provided in the Recitals to this Agreement. “Avaya Holdings” shall have the meaning provided in the introductory paragraph to this Agreement. 8 “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation administration or other insolvency proceedings). “Bank Product Reserves” shall mean such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion to reflect the reasonably anticipated liabilities and obligations of the Credit Parties with respect to applicable Cash Management Obligations under Secured Cash Management Agreements then provided or outstanding, to the extent secured by the applicable Collateral included in the Borrowing Base. The parties hereto agree that no Bank Product Reserves shall be taken with respect to Secured Cash Management Agreements that constitute Secured Specified Cash Management Agreements. “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”. “Bankruptcy Court” shall have the meaning provided in the preamble to this Agreement. “Benchmark” shall mean, initially, with respect to amounts denominated in Dollars, Term SOFR; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to this Section titled “Benchmark Replacement Setting”, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” shall mean the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) 0.00%; and (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for 9 determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents. “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time. “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

10 “Benchmark Transition Event” shall mean, with respect to the then- current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18. “Beneficial Ownership Certification” shall mean a certification regarding individual beneficial ownership to the extent expressly required by 31 C.F.R. §1010.230. 11 “Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230. “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Benefited Lender” shall have the meaning provided in Section 13.8(a). “BHC Act Affiliate” shall have the meaning provided in Section 13.23(b). “Blocked Account Agreement” shall have the meaning provided in Section 9.18(b). “Blocked Accounts” shall have the meaning provided in Section 9.18(b). “Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” shall have the meaning provided in the introductory paragraph to this Agreement. “Borrowing” shall mean a Revolving Credit Borrowing, a Swing Line Borrowing or a Protective Advance, as the context may require. “Borrowing Base” shall mean, on any date, an amount equal to (a) the sum of (i) 85% multiplied by the book value of the Eligible Accounts, plus (ii) 90% multiplied by the book value of the Eligible Investment Grade Accounts, plus (iii) 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory plus (iv) 100% of Eligible Borrowing Base Cash, in each case of clauses (i) - (iv), owned by the Borrower or any Subsidiary Guarantor minus (b) any Reserves. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.1(k). “Borrowing Base Certificate” shall mean a certificate, duly executed by an Authorized Officer of the Borrower, appropriately completed and substantially in the form of Exhibit K or another form that is reasonably acceptable to the Administrative Agent. “Broker-Dealer Subsidiary” shall mean any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other Applicable Law requiring similar registration. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, New York City or in the jurisdiction where the Administrative Agent’s 12 Office with respect to Obligations denominated in Dollars is located and if such day relates to any interest rate settings as to a Term SOFR Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Term SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, means such day is a U.S. Government Securities Business Day. “Capital Lease” shall mean, as applied to the Borrower and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this agreement not be treated as Capital Leases. “Capitalized Lease Obligations” shall mean, as applied to the Borrower and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Borrower or the Restricted Subsidiaries in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any obligations that were not required to be included on the balance sheet of the Borrower or the Restricted Subsidiaries as capital lease obligations when incurred but are recharacterized as capital lease obligations due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this Agreement not be treated as Capitalized Lease Obligations. “Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower. “Captive Insurance Subsidiary” shall mean a Subsidiary of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses. “Case” shall have the meaning provided in the preamble to this Agreement. 13 “Cash Collateralize” shall mean, in respect of an obligation, to provide and pledge cash collateral in Dollars (“Cash Collateral”), at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and (as applicable) the relevant L/C Issuer (and “Cash Collateralization” has a corresponding meaning), which documentation is hereby consented to by the Appropriate Lenders. “Cash Dominion Period” shall mean, each period commencing on the delivery of written notice from the Administrative Agent to the Borrower notifying the Borrower that (a) the Specified Excess Availability has been less than the greater of (x) $10,250,000 and (y) 10.0% of the Line Cap for five (5) consecutive Business Days and/or (b) a Specified Event of Default has occurred and is continuing (provided that solely with respect to clause (iv) of the definition of “Specified Event of Default”, after expiration of the cure period unless the Cash Dominion Period otherwise commences or is ongoing) and ending on the first date that (a) the Specified Excess Availability has been at least the greater of (x) $10,250,000 and (y) 10.0% of the Line Cap for twenty consecutive calendar days and (b) no Specified Event of Default has occurred and is then continuing. “Cash Equivalent” shall mean: (a) Dollars and cash in such foreign currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business; (b) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof; (c) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (d) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the Administrative Agent (or any Affiliate thereof), any Lender or any other bank having combined capital and surplus

14 of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (b), (c) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P- 3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made. “Cash Income Taxes” shall mean, with respect to any period, all taxes based on income paid in cash by the Borrower and its Restricted Subsidiaries during such period. “Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services. “Cash Management Bank” shall mean any Person (other than Holdings, the Borrower or any Subsidiary of the Borrower) that enters into a Cash Management Agreement with the Borrower or any Restricted Subsidiary in its capacity as a provider of Cash Management Services and, in each case, at the time it enters into such Cash Management Agreement or on the Closing Date, is a Joint Lead Arranger, a Lender or an Affiliate of a Lender or a Joint Lead Arranger. The Specified Cash Management Bank shall also be a “Cash Management Bank” for the time period specified in such definition. “Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank or any other provider of Cash Management Services in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement. “Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing 15 house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services. “Cash Management Systems” shall mean the cash management systems described in Section 9.16. “Certificated Securities” shall have the meaning provided in Section 8.17. “CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holding Company” shall mean a Subsidiary of the Borrower that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (b) cash and Cash Equivalents and other assets that are, in each case, being held on a temporary basis incidental to the holding of assets described in clause (a) of this definition. “Change in Law” shall mean (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any party with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” shall mean and be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on Closing Date) of more than 50% of the total voting power of the Voting Stock of Avaya Holdings; provided that (x) so long as Avaya Holdings is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of Avaya Holdings unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; (b) Holdings shall at any time cease to own, directly or indirectly, beneficial ownership of 100% of the Stock and Stock Equivalents of the Borrower. 16 Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Avaya Holdings owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Claim” shall have the meaning provided in the definition of “Environmental Claims”. “Closing Date” shall mean May 1, 2023, on which the conditions set forth in Section 6 are first satisfied. “Closing Date Existing Letters of Credit” shall mean all letters of credit issued by an L/C Issuer to any Credit Party prior to the Closing Date and listed on Schedule 1.1(b). “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor. “Collateral” shall mean all property pledged, mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral). “Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of or having a Lien upon, Inventory or other Collateral (or books and records relating thereto), in each case, in form and substance reasonably satisfactory to Administrative Agent and the Borrower. “Collateral Agent” shall mean Citibank, N.A., in its capacity as collateral agent (or collateral trustee) for the Secured Parties under this Agreement and the Security 17 Documents, or any successor collateral agent appointed pursuant hereto, it being understood that Citibank, N.A. may designate any of its Affiliates as the collateral agent (or collateral trustee) and that such Affiliate shall be considered a Collateral Agent for all purposes hereunder. “Commercial Letter of Credit” shall mean any letter of credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Person in the ordinary course of business of such Person. “Commitment Letter” shall mean that certain DIP-to-Exit ABL Facility Commitment Letter, dated as of February 13, 2023, by and among the Joint Lead Arrangers and certain of their Affiliates, on the one hand, and the Borrower on the other hand. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute. “Communications” shall have the meaning provided in Section 13.17(a). “Concentration Account” shall have the meaning provided in Section 9.18(c). “Confidential Information” shall have the meaning provided in Section 13.16. “Confirmation Order” shall have the meaning provided in the Recitals to this Agreement. “Conforming Changes” shall mean, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

18 “Consolidated Depreciation and Amortization Expense” shall mean, with respect to the Borrower and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, Capitalized Software Expenditures, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of the Borrower and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus: (a) without duplication and (except in the case of the add-backs set forth in clauses (vii) and (xi) below) to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period: (i) Fixed Charges (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities in each case to the extent included in Consolidated Interest Expense, together with items excluded from Consolidated Interest Expense pursuant to clause (1)(o) - (z) of the definition thereof), (ii) provision for taxes based on income or profits or capital gains, including federal, foreign, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examination, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (t) of the definition of “Consolidated Net Income”, (iii) Consolidated Depreciation and Amortization Expense for such period, (iv) the amount of any cost, charge, accrual, reserve or expense with respect to any restructuring, business optimization, transformation and/or cost-saving initiatives (whether or not classified as restructuring expense on the consolidated financial statements and adjustments to existing reserves) (including any costs, accruals, payments, fees, charges and expenses related to the Case, the Transactions and the other transactions contemplated by the Plan or in connection with obtaining ratings, consulting or professional fees, tax, structuring, transition) and any costs incurred in connection with acquisitions, investments or dispositions after the 19 Closing Date, non-recurring product and intellectual property development (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel), any severance, retention, signing bonuses, relocation, recruiting and other employee related costs (including (x) management bonus pools and (y) charges or expenses in respect of incentive plans), recruiting costs, costs, charges or expenses incurred in connection with any strategic or cost savings initiatives, one-time charges (including compensation charges), payments made pursuant to the terms of “change in control” agreements that the Borrower or a Subsidiary or a Parent Entity had entered into with employees of the Borrower, a Subsidiary or a Parent Entity, costs in respect of strategic initiatives, integration and facilities’ or bases’ opening costs, losses, costs or cost inefficiencies related to project terminations, facility or property disruptions or shutdowns (including due to work stoppages, natural disasters and epidemics), systems development, establishment and implementation costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses, any one time expense relating to enhanced accounting function or other transaction costs, public company costs, costs and expenses in connection with the implementation of fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives, (v) any other non-cash charges, expenses or losses, including any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, write- offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary, (vii) the amount of net cost savings projected by the Borrower in good faith to be realizable as a result of specified actions, operational changes and operational initiatives (including, to the extent applicable, resulting from the Transactions) taken or to be taken prior to or during such period, including any “run-rate” synergies, operating expense reductions and improvements and cost savings that 20 are reasonably identifiable and determined in good faith by the Borrower in connection with the Transactions, acquisitions, Dispositions, other customary specified transactions or other cost saving initiatives and other initiatives to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following the consummation of the Transactions, any such specified actions, operational changes and operational initiatives (which “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added to Consolidated EBITDA until fully realized, shall be subject to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such “run-rate” synergies, operating expense reductions and improvements and cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that no “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (iv) above with respect to such period; provided further that the aggregate amount added back to and in computing Consolidated EBITDA for any measurement period pursuant to this clause (vii) (other than that resulting from the Transactions, any Permitted Acquisitions or similar Investments and other than, for the avoidance of doubt, the adjustments pursuant to clauses (xv) and/or (xvi) below) shall not exceed 35% of Consolidated EBITDA (determined after giving effect to the adjustments set forth in this clause (vii)), (viii) the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing or Qualified Securitization Financing and any losses, costs, fees and expenses in connection with the early repayment, accelerated amortization, repayment, termination or other payoff (including as a result of the exercise of remedies) of any Permitted Receivables Financing or any Qualified Securitization Financing, (ix) contract termination costs and any costs, charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or other equity-based compensation, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Equity Amount, (x) an amount (which, for the avoidance of doubt, if positive, increases Consolidated EBITDA or, if negative, reduces Consolidated EBITDA) equal to, for each fiscal quarter in such period, (x) the Aggregate Quarterly Subscription Contract ARR Revenue for such fiscal quarter minus (y) the Aggregate Quarterly Subscription Contract GAAP Revenue for such fiscal quarter, 21 (xi) the proceeds of any business interruption insurance, (xii) extraordinary, unusual or non-recurring charges, expenses or losses (including unusual or non-recurring expenses), transaction fees and expenses and consulting and advisory fees, indemnities and expenses, severance, integration costs, costs of strategic initiatives, relocation costs, consolidation and closing costs, facility opening and pre-opening costs, business optimization expenses or costs, transition costs, restructuring costs, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees who are subject to non-compete agreements), costs in respect of curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments), (xiii) any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and Investments in debt and equity securities, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, (xiv) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added, (xv) adjustments identified in connection with the calculation of the “Credit EBITDA Calculation” as set forth in, the Company Model, (xvi) anticipated run-rate Consolidated EBITDA reasonably expected to be achieved (as determined in good faith by the Borrower) from New Projects (and the achievement of related operating expense reduction and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income for the Borrower and the Restricted Subsidiaries, the sum of the following amounts for such period: (i) non-cash gains increasing Consolidated Net Income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), (ii) extraordinary, unusual or non-recurring gains, (iii) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures

22 were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and (iv) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that (i) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Borrower or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition), and (ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion). Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes the four fiscal quarters as set forth below, the Consolidated EBITDA for such fiscal quarters shall be deemed to be $167,000,000 for the fiscal quarter ended March 31, 2022, $136,000,000 for the fiscal quarter ended June 30, 2022, $68,000,000 for the fiscal quarter 23 ended September 30, 2022 and $90,000,000 for the fiscal quarter ended December 31, 2022. “Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) the Consolidated Secured Debt constituting (w) the Obligations, (x) the Term Loan Obligations, (y) any Indebtedness that is secured by a Lien on the Term Priority Collateral that is pari passu with the Lien securing the Term Loan Obligations and (z) any Indebtedness that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing the Term Loan Obligations and (ii) Consolidated Secured Debt of the type described in clause (ii) of the definition thereof, in each case as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available (and excluding, for the avoidance of doubt for both clauses (i) and (ii), any Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations) to (b) Consolidated EBITDA for such four fiscal quarter period. “Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of: (1) consolidated interest expense of the Borrower and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or collateral posting facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (o) annual agency fees paid to the administrative agents and collateral agents under this Agreement, the Term Loan Credit Agreement and the other credit facilities, (p) additional interest with respect to failure to comply with any registration rights agreement owing to holders of any securities, (q) costs associated with obtaining Hedging Obligations, (r) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of fresh start accounting or purchase accounting, (t) penalties and interest relating to taxes (u) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (x) any prepayment premium or penalty, (x) any prepayment premium or penalty, (y) any interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expenses from operating leases); plus 24 (2) consolidated capitalized interest of the Borrower and the Restricted Subsidiaries, in each case for such period, whether paid or accrued; less (3) interest income for such period. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. “Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, the net after- tax effect of, (a) any extraordinary, unusual or nonrecurring losses, gains, fees, costs, charges or expenses for such period, (b) Transaction Expenses, (c) the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period, (d) any income (or loss) from disposed, abandoned or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (e) any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Borrower, (f) any income (or loss) during such period of any Person that is an Unrestricted Subsidiary, and any income (or loss) during such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of the Borrower and the Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) by any Unrestricted Subsidiary or such other Person from its income to the Borrower or any Restricted Subsidiary during such period, (g) [reserved], (h) all adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP, resulting from (i) the application of fresh start accounting principles as a result of the Avaya Debtors’ emergence from bankruptcy or (ii) the application of purchase accounting in relation to the Transactions or any consummated acquisition, in each case, including the amortization, write-off or 25 write-down of any assets, any deferred revenue and any other amounts and other similar adjustments and, whether consummated before or after the Closing Date, (i) any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions and the extinguishment of pre-petition indebtedness in connection with the Transactions), (j) any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments, (k) any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, (l) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions, (m) accruals and reserves established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period, (n) any accruals, payments, fees, expenses or charges (including rationalization, legal, tax, structuring, and other costs and expenses, but excluding depreciation or amortization expense) related to, or incurred in connection with, the Transactions (including letter of credit fees), the Plan, any offering of Stock or Stock Equivalents (including any equity offering), Investment, acquisition, Disposition, Restricted Payment, recapitalization or the issuance or incurrence of Indebtedness permitted to be incurred by the Borrower and the Restricted Subsidiaries pursuant hereto (including any refinancing transaction or amendment, waiver, or other modification of any debt instrument), any public or private offer of the Stock or Stock Equivalents of any Parent Entity, Holdings, Borrower or Restricted Subsidiary, in each case whether or not consummated, including (A) such fees, expenses or charges related to the negotiation, execution and delivery and other transactions contemplated by this Agreement and the other Credit Documents, (B) any amendment or other modification of this Agreement and the other Credit Documents and any Permitted Receivables Financing, (C) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, (D) any charges or non-recurring merger costs as a result of any such transaction, and (E) earnout obligations paid or accrued during such period with respect to any acquisition or other Investment,

26 (o) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the extent otherwise permitted pursuant to Section 9.9, (p) restructuring-related or other similar charges, fees, costs, commissions and expenses or other charges incurred during such period in connection with this Agreement, the other Credit Documents, the Credit Facilities, the Case, any reorganization plan in connection with the Case, and any and all transactions contemplated by the foregoing, including the write-off of any receivables, the termination or settlement of executory contracts, professional and accounting costs fees and expenses, management incentive, employee retention or similar plans (in each case to the extent such plan is approved by the Bankruptcy Court to the extent required), litigation costs and settlements, asset write-downs, income and gains recorded in connection with the corporate reorganization of the Avaya Debtors; (q) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), (r) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption, (s) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses relating to currency remeasurements of Indebtedness (including any gain or loss resulting from obligations under any Hedging Obligation for currency exchange risk) and any foreign currency translation gains or losses, and (t) to the extent non-cash and deducted in calculating net income (or loss), any net pension, post-employment benefit or long-term disability costs, including interest cost, service cost, actuarial expected return on plan assets, amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of unrecognized net obligations (and loss or cost) existing at the date of initial application of FASB Standard 87, 106 and 112 (or their equivalents under the ASC), and any other items of a similar nature and any gain or loss attributable to mark-to-market adjustments in the valuation of 27 pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements and prior service cost adjustment. “Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt at such date which either (i) is secured by a Lien on the Collateral (and other assets of the Borrower or any Restricted Subsidiary pledged to secure the Obligations pursuant to Section 10.2(i)) or (ii) constitutes Capitalized Lease Obligations or purchase money Indebtedness of the Borrower or any Restricted Subsidiary (and excluding, for the avoidance of doubt for both clauses (i) and (ii), any Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations). “Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period. “Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date (or, if such date of determination is a date prior to the first date on which such consolidated balance sheet has been (or is required to have been) delivered pursuant to Section 9.1, on the pro forma financial statements delivered pursuant to Section 6.10 (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith)). “Consolidated Total Debt” shall mean, as of any date of determination, (a) (i) all Indebtedness of the types described in clauses (a) and (b) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP; provided, further, that the effects of push-down accounting shall be excluded) and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations) minus (b) the aggregate amount of all Unrestricted Cash. “Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the most recent four fiscal 28 quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period. “Contingent Obligation” shall mean indemnification Obligations and other similar contingent Obligations for which no claim has been made in writing (but excluding, for the avoidance of doubt, amounts available to be drawn under Letters of Credit). “Contractual Requirement” shall have the meaning provided in Section 8.3. “Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Cost” shall mean the coast of purchases of Inventory determined according to the accounting policies used in the preparation of the Borrower’s financial statements. “Covenant Trigger Period” shall mean any period (a) commencing on the date upon which Specified Excess Availability is less than the greater of (i) 10.0% of the Line Cap and (ii) $10,250,000 and (b) ending on the date upon which the Specified Excess Availability shall have been at least the greater of (i) 10.0% of the Line Cap and (ii) $10,250,000 for a period of at least twenty consecutive calendar days. “Covered Entity” shall have the meaning provided in Section 13.23(b). “Covered Party” shall have the meaning provided in Section 13.23(a). “Credit Card Receivables” shall have the meaning provided in the definition of “Eligible Credit Card Receivables”. “Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, the Fee Letter, the Issuer Documents, the Commitment Letter and any promissory notes issued by the Borrower hereunder, any Incremental Amendment, any Extension Amendment and any other document jointly identified by the Borrower and the Administrative Agent as a “Credit Document”, provided that, for the avoidance of doubt, Secured Cash Management Agreements, Secured Specified Cash Management Agreements, Secured Hedging Agreements and Secured Specified Hedging Agreements shall not constitute Credit Documents. “Credit Extension” shall mean each of the following (i) a Borrowing and (ii) an L/C Credit Extension. “Credit Facility” shall mean any category of Revolving Credit Commitments and extensions of credit thereunder. 29 “Credit Insurance” shall mean credit insurance arrangements and related documentation (including security) in form and substance, and with a creditworthy insurer, satisfactory to the Administrative Agent in its Permitted Discretion. “Credit Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors. “Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “DDAs” shall mean the primary checking or other demand deposit accounts maintained by the Borrower or a Subsidiary Guarantor, and including any such account into which the proceeds of any sale of Inventory or collection of Accounts are deposited. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Security Documents. “Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, readjustment, composition, liquidation, receivership, administration, insolvency, reorganization, examinership, or similar debtor relief or debt adjustment Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any corporate law of any jurisdiction permitting a debtor to compromise the claims of its creditors against it and including any rules and regulations pursuant thereto. “Debtors” shall have the meaning provided in the Recitals to this Agreement. “Default” shall mean any event, act or condition that with notice or lapse of time hereunder, or both, would constitute an Event of Default. “Default Rate” shall have the meaning provided in Section 2.8(b). “Default Right” shall have the meaning provided in Section 13.23(b). “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect. “Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower,

30 setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalent within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4. “Dilution Percentage” shall mean, at any time, with respect to the Credit Parties, taken as a whole, an amount (expressed as a percentage) equal to (a) the sum (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad-debt write-offs and other non-cash credits which are recorded (or should have been recorded) in accordance with their standard policies, by them to reduce their respective accounts receivable, divided by (b) the sum of aggregate Eligible Accounts generated by the Credit Parties, taken as a whole, in the case of each of clauses (a) and (b) for the 12 fiscal months of the Borrower then most recently ended as shown in the Monthly Borrowing Base Certificate most recently delivered pursuant to Section 9.1(k). “Dilution Reserve” shall mean, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, with respect to the Credit Parties, taken as a whole, an amount equal to the product of (a) the positive result, if any, of the Dilution Percentage for such Persons, taken as a whole, at such time minus (i) in the case of Eligible Investment Grade Accounts, 2.5% or (ii) otherwise, 5%, multiplied by (b) the Eligible Accounts of such Persons, taken as a whole, at such time; provided, that, the Dilution Reserve shall not exceed 1% per each full percentage point by which the result calculated in clause (a) is positive; provided further that Dilution Reserve may reflect fractional percentages in dilution. “DIP Proceeds Account” shall have the meaning set forth in the Existing DIP Agreement as in effect immediately prior to the Closing Date. “DIP Term Loan Agent” shall mean Wilmington Savings Fund Society, FSB or any successor administrative agent. “DIP Term Loan Credit Agreement” shall mean that certain Superpriority Secured Debtor in Possession Credit Agreement, dated as of February 15, 2023, among Holdings, the Borrower, the several lenders from time to time parties thereto and the DIP Term Loan Agent. “DIP Term Loans” shall mean the term loans extended to the Borrower under the DIP Term Loan Credit Agreement. “Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, and its respective Subsidiaries), all as 31 determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be. “Disposition” or “Dispose” shall mean (i) the conveyance, sale, lease, assignment, transfer or other disposition of any of property, business or assets (including receivables and leasehold interests), whether owned on the Closing Date or hereafter acquired or (ii) the sale to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents. “Disqualified Institutions” shall mean (a) those banks, financial institutions or other Persons separately identified in writing by the Borrower to the Administrative Agent on or prior to the Closing Date, or any Affiliates of such banks, financial institutions or other persons identified in writing by the Borrower to the Administrative Agent on or prior to the Closing Date, or that are readily identifiable as Affiliates on the basis of their name and (b) competitors identified in writing by the Borrower to the Administrative Agent from time to time (or Affiliates thereof identified in writing by the Borrower to the Administrative Agent or that are readily identifiable as Affiliates on the basis of their name) of the Borrower or any of its Subsidiaries (other than such Affiliate that is a bona fide debt fund or a fixed-income only investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent from their duties owed to such competitor); provided that no such identification after the date of a relevant assignment shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation of an interest in any of the Credit Facilities with respect to amounts previously acquired. The Borrower shall provide the list of all Disqualified Institutions set forth in clauses (a) and (b) to the Administrative Agent on or prior to the Closing Date and may update such list from time to time with respect to clause (b) only by delivering such updated list to the Administrative Agent. The Administrative Agent shall be permitted, upon request of any Lender, to make available the list of Disqualified Institutions to such inquiring Lender. “Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the termination of the Aggregate Revolving Credit Commitments and all Letters of Credit (unless such Letters of Credit have been Cash Collateralized, backstopped or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer) and the repayment in full of the Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements or Secured Specified Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Secured Specified Cash Management Agreements, or Contingent Obligations), pursuant to a sinking fund obligation or otherwise, or is redeemable at the 32 option of the holder thereof (other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the termination of the Aggregate Revolving Credit Commitments and all Letters of Credit (unless such Letters of Credit have been Cash Collateralized, backstopped or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer)) and the repayment in full of the Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements or Secured Specified Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Secured Specified Cash Management Agreements, or Contingent Obligations), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Maturity Date as determined at the time of the issuance; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries. “Dollar Amount” shall mean, at any time: (a) with respect to an amount denominated in Dollars, such amount; and (b) with respect to an amount denominated in an Alternative Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent or the relevant L/C Issuer or Swing Line Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency. “Dollars” and “$” shall mean dollars in lawful currency of the United States of America. “Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia. 33 “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Accounts” shall mean, with respect to any Person, as of any date of determination thereof, the aggregate amount of all Accounts due to any such Person (other than all Accounts constituting Eligible Investment Grade Accounts), except to the extent that (determined without duplication): (a) except as provided in clause (v) of this definition, such Account does not arise from the sale of goods or the performance of services by such Person in the ordinary course of its business; (b) (i) such Person’s right to receive payment is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice) or (ii) as to which such Person is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process; (c) any defense, counterclaim, setoff or dispute exists as to such Account, but only to the extent of such defense, counterclaim, setoff or dispute; (d) such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for the sale of goods to or services rendered for the applicable Account Debtor; (e) an invoice, in form and substance consistent with such Person’s credit and collection policies, or otherwise reasonably acceptable to the Administrative Agent (it being understood that the forms used by the Borrower on the Closing Date are satisfactory to the Administrative Agent), has not been sent to the applicable Account Debtor in respect of such Account on or before the date as of which such Account is first included in a Borrowing Base Certificate or otherwise reported to the Administrative Agent (including Accounts identified as inactive, warranty or otherwise not attributable to an Account Debtor);

34 (f) such Account (i) is not owned by such Person or (ii) is subject to any Lien other than Liens permitted under Section 10.2(a), 10.2(b), 10.2(f), 10.2(g), 10.2(j), 10.2(k) (solely with respect to any lien securing Indebtedness for borrowed money) or 10.2(m); (g) such Account is the obligation of an Account Debtor that is (i) a director, officer, other employee or Affiliate of a Credit Party (other than Accounts arising from the sale of goods or provision of services delivered to such Account Debtor in the ordinary course of business), (ii) a natural person or (iii) only if such Account obligation has not been incurred in the ordinary course or on arms’ length terms, to any entity that has any common officer or director with a Credit Party; (h) Accounts subject to a partial payment plan; (i) such Person is liable for goods sold or services rendered by the applicable Account Debtor to such Person but only to the extent of the potential offset; (j) upon the occurrence of any of the following with respect to such Account: (i) the Account is not paid within 90 days of the original due date or 120 days following the original invoice date (or 150 days following the original invoice date with respect to customers listed on Schedule 1.1(d)); provided that up to $10,000,000 of Accounts not paid within 120 days following the original invoice date (or 150 days following the original invoice date with respect to customers listed on Schedule 1.1(d)) shall not be deemed ineligible pursuant to this clause (j)(i) for such reason, unless any such Account is not paid within 180 days following the original invoice date; provided further, that in calculating delinquent portions of Accounts under this clause, unapplied credit balances more than 90 days past their original due date or 120 days following the original invoice date (or 150 days following the original invoice date with respect to customers listed on Schedule 1.1(d)) will be excluded; provided further, that upon the written request of the Borrower, the Administrative Agent may from time to time in its Permitted Discretion add additional customers to Schedule 1.1(d); (ii) the Account Debtor obligated upon such Account suspends its business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; (iii) the Account Debtor obligated upon such Account is a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any provincial or territorial) receivership, insolvency relief or other law or laws for the relief of debtors or other Debtor Relief Law; or (iv) with respect to which Account (or any other Account due from the applicable Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason; 35 (k) such Account is the obligation of an Account Debtor from whom 50% or more of the Dollar Amount of all Accounts owing by that Account Debtor are ineligible under clause (j)(i) of this definition; (l) such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 20% (or, solely for Accounts owing by Westcon Group, a division of Datatec Limited, 35%) of all Eligible Accounts, but, in each case, only to the extent of such excess; (m) such Account is one as to which the Administrative Agent’s Lien thereon, on behalf of itself and the applicable Secured Parties, is not a first priority perfected Lien, subject in priority only to Permitted Encumbrances (other than Permitted Encumbrances of the type described in clauses (d), (e), (f), (g), (h), (j), (l), (m), (r), (s), (t), (u), (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee) or (ff)); (n) any of the representations or warranties in the Credit Documents with respect to such Account are untrue in any material respect with respect to such Account (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue); (o) such Account is evidenced by a judgment, Instrument or Chattel Paper (each such term as defined in the Uniform Commercial Code) (other than Instruments or Chattel Paper that are held by the Borrower or that have been delivered to the Administrative Agent); (p) such Account is payable in any currency other than Dollars; (q) such Account is an Account with respect to which the Account Debtor is a Person other than a Governmental Authority unless (i) the Account Debtor’s billing address is in an Eligible Jurisdiction, (ii) the Account Debtor is organized or incorporated under the Applicable Laws of an Eligible Jurisdiction or any state, province, territory or subdivision of an Eligible Jurisdiction or (iii) such Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or confirming bank), that has been delivered to the Administrative Agent, or covered by Credit Insurance; (r) such Account is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof if and to the extent that such Account together with all other Accounts owing by such Account Debtors as of any date of determination (collectively with Accounts referred to in the corresponding provision of clause (s) below), exceeds 10% of all Eligible Accounts; provided that if all Accounts owing by such Account Debtors as of any date 36 of determination (collectively with Accounts referred to in the corresponding provision of clause (s) below) equals or exceeds in the aggregate 10% of all Eligible Accounts, then the excess of such aggregate Accounts over 10% of all Eligible Accounts shall not be Eligible Accounts unless the Administrative Agent, in its Permitted Discretion, has agreed to the contrary in writing and the Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof; (s) such Accounts are Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof (other than any such Account (i) is supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or confirming bank), that has been delivered to the Administrative Agent, or (ii) is covered by Credit Insurance), if and to the extent that such Accounts together with all other Accounts owing by such Account Debtors as of any date of determination (collectively with Accounts referred to in the corresponding provision of clause (r) above), exceeds in the aggregate 10% of all Eligible Accounts; provided that if all Accounts owing by such Account Debtors as of any date of determination (collectively with Accounts referred to in the corresponding provision of clause (r) above) equals or exceeds in the aggregate 10% of all Eligible Accounts, then the excess of such aggregate Accounts over 10% of all Eligible Accounts shall not be Eligible Accounts; (t) such Account has been redated, extended, compromised, settled, adjusted or otherwise modified or discounted, except discounts or modifications that are granted by such Person in the ordinary course of business and that are reflected in the calculation of the Borrowing Base; (u) such Account is of an Account Debtor that is located in a state of the United States of America requiring the filing of a notice of business activities report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless such Person has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; (v) such Accounts were acquired or originated by a Person acquired in a Permitted Acquisition (until such time as the Administrative Agent has completed a customary due diligence investigation as to such Accounts and such Person, which investigation may, at the sole discretion of the 37 Administrative Agent, include a field examination, and the Administrative Agent is reasonably satisfied with the results thereof); (w) Credit Card Receivables (other than Eligible Credit Card Receivables); (x) Accounts which are subject to adjustment for (i) coupons, rebates, “buy one, get one free”, bundled offers, stock balancing, manufacture discontinued, price protection, dead-on-arrival, special bids, or similar sales incentives and promotional programs or (ii) miscellaneous marketing allowances other than non-cash reductions, in each case to the extent of such adjustment; (y) Accounts that represent a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis; (z) Accounts that are the obligation of an Account Debtor that is, to the knowledge of the Borrower or the Administrative Agent, a Sanctioned Person; (aa) Accounts that are subject to a restriction on assignment that is enforceable against third parties and that impairs the Administrative Agent’s Lien on such Account or the Administrative Agent’s ability to enforce the Account, after giving effect to any anti-assignment provisions in the Uniform Commercial Code or similar provisions under other Applicable Laws; (bb) Accounts with respect to which the agreement evidencing such Accounts is not governed by the Applicable Laws of the United States; or (cc) such Account is otherwise unacceptable to the Administrative Agent in its Permitted Discretion. “Eligible Borrowing Base Cash” shall mean the amount of cash and Cash Equivalents of a Credit Party at such time (to the extent held in an identified segregated account of the Administrative Agent that is (x) in the name of the Administrative Agent or (y) subject to a Blocked Account Agreement). “Eligible Credit Card Receivables” shall mean, as of any date of determination, Accounts due to any Person from major credit card and debit card processors (including, but not limited to, VISA, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, Alaska Option and Maestro) that arise in the ordinary course of business and that have been earned by performance (“Credit Card Receivables”) and that are not excluded as ineligible by virtue of one or more of the criteria set forth below, except that none of the following (determined without duplication) shall be deemed to be Eligible Credit Card Receivables: (a) Accounts that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its Permitted Discretion;

38 (b) Accounts with respect to which a Person does not have good and valid title, free and clear of any Lien (other than Liens permitted hereunder pursuant to Section 10.2(a), 10.2(b), 10.2(f), 10.2(g), 10.2(j), 10.2(k) (solely with respect Lien securing Indebtedness for borrowed money) or 10.2(m)); (c) Accounts as to which the Administrative Agent’s Lien attached thereon on behalf of the applicable Secured Parties, is not a first priority perfected Lien, subject to Liens permitted hereunder pursuant to Section 10.2(m); (d) Accounts that are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, claim, counterclaim, offset or chargeback); (e) Except as otherwise approved by the Administrative Agent, Accounts as to which the credit card processor has the right under certain circumstances to require such Person to repurchase the Accounts from such credit card or debit card processor; (f) Except as otherwise approved by the Administrative Agent, Accounts arising from any private label credit card program of such Person; and (g) Accounts due from major credit card and debit card processors (other than JCB, Visa, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, Alaska Option and Maestro) that the Administrative Agent in its Permitted Discretion determines to be unlikely to be collected. “Eligible In-Transit Inventory” shall mean, as of any date of determination, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from any location for receipt by a Person within fourteen days of the date of determination but which has not yet been received by such Person, (b) for which the purchase order is in the name of such Person and title has passed to such Person, (c) for which the document of title, to the extent applicable, reflects such Person as consignee (along with delivery to such Person of the documents of title, to the extent applicable, with respect thereto), (d) as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory, and (e) which otherwise is not excluded from the definition of Eligible Inventory. Eligible In- Transit Inventory shall not include Inventory accounted for as “in transit” by a Person by virtue of such Inventory’s being in transit between such Person’s locations within the same legal jurisdiction or in storage trailers at such Person’s locations; rather such Inventory shall be treated as “Eligible Inventory” if it satisfies the conditions therefor. “Eligible Inventory” shall mean, as of any date of determination thereof, the aggregate amount of all Inventory of a Person, except that none of the following (determined without duplication) shall be deemed to be Eligible Inventory: 39 (a) Inventory with respect to which such Person does not have good, and valid title, free and clear of any Lien (other than Liens permitted hereunder pursuant to Section 10.2(a), 10.2(b), 10.2(f), 10.2(g), 10.2(j), 10.2(k) (solely with respect to Lien securing Indebtedness for borrowed money) or 10.2(m)); (b) Inventory as to which the Administrative Agent’s Lien attached thereon on behalf of the Secured Parties, is not a first priority perfected Lien, subject in priority only to Permitted Encumbrances (other than Permitted Encumbrances of the type described in clauses (d), (e), (f), (g), (h), (j), (l), (m), (r), (s), (t), (u), (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee) or (ff)); (c) Inventory as to which any of the representations or warranties in the Credit Documents with respect to such Inventory are untrue in any material respect with respect to such Inventory (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue); (d) Inventory that is either not finished goods or which constitutes work-in- process, raw materials, packaging and shipping material, supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return (but not held for resale or undergoing maintenance) or repossessed, or which constitutes goods held on consignment or goods which are not of a type held for sale in the ordinary course of business; (e) Inventory that is not located in the U.S.; (f) Inventory that is located at any location leased by such Person, unless (i) (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement (or with respect to any location outside the U.S., such other documentation as the Administrative Agent may reasonably require as to such location) or (y) a Reserve equal to two months base rent plus, without duplication, all other rent, charges and other amounts due with respect to such location has been established by the Administrative Agent in its Permitted Discretion (measured as of the most recent practicable date) and (ii) the aggregate Cost of the Inventory located at such leased facility is at least $2,000,000; (g) Inventory that is located in any third party storage facility or is otherwise in the possession of a bailee (including any repairman) and is not evidenced by a Document (as defined in the UCC), unless (i) (x) such warehouseman or other bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (y) an appropriate Reserve (which shall be an amount not greater than the lesser of (1) the aggregate of all amounts owed by the Borrower to such warehouseman or other bailee (measured as 40 of the last day of the calendar month most recently then ended) and (2) the Cost of the aggregate amount of all Inventory at such location; provided that if the Borrower cannot calculate the amount in clause (1) with reasonable accuracy, then only clause (2) shall apply) has been established by the Administrative Agent in its Permitted Discretion and (ii) the aggregate Cost of the Inventory located at such third party storage facility or otherwise in possession of such bailee is at least $5,000,000; (h) Inventory that is being processed offsite at an Avaya contract manufacturer (unless such Avaya contract manufacturer has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require), or is in-transit to or from a customer location or Avaya contract manufacturer (other than (x) Eligible In-Transit Inventory and (y) Inventory with respect to which there is an outstanding Eligible Letter of Credit); (i) Inventory acquired or originated by a Person acquired in a Permitted Acquisition (until such time as the Administrative Agent has completed a customary due diligence investigation as to such Inventory and such Person, which investigation may, at the sole discretion of the Administrative Agent, include an appraisal or field examination, and the Administrative Agent is reasonably satisfied with the results thereof subject to its Permitted Discretion); (j) Inventory that is not reflected in the details of a current perpetual inventory report; (k) [reserved]; or (l) such Inventory is otherwise unacceptable to the Administrative Agent in its Permitted Discretion. “Eligible Investment Grade Accounts” shall mean, as of any date of determination, the aggregate amount of all Accounts due to any Person that otherwise satisfy the criteria set forth in the definition of “Eligible Accounts” and, in addition, the Account Debtor receives an Investment Grade Rating. “Eligible Jurisdiction” shall mean Canada and the United States. “Eligible Letter of Credit” shall mean, as of any date of determination thereof, with respect to the Inventory of a Person, a Commercial Letter of Credit which supports the purchase of such Inventory, (i) for which no documents of title have then been issued; (ii) which Inventory when completed would otherwise constitute Eligible Inventory, and (iii) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory, if applicable, reflecting such Person or the Collateral Agent as consignee of such Inventory. 41 “Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Foreign Plan, that is maintained or contributed to by Holdings, the Borrower or any Subsidiary (or, with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate). “Environmental Claims” shall mean any and all actions, suits, proceedings, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than reports prepared by or on behalf of Holdings, the Borrower or any other Subsidiary of Holdings (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of Real Estate) or proceedings in each case relating in any way to any applicable Environmental Law or any permit issued, or any approval given, under any applicable Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release into the environment of Hazardous Materials or arising from alleged injury or threat of injury to human health or safety (to the extent relating to human exposure to Hazardous Materials), or to the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands. “Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or, with respect to any post-Closing Date requirements of the Credit Documents, hereafter in effect, and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or to human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” shall mean (i) the failure of any Employee Benefit Plan to comply with any provisions of ERISA and/or the Code or with the terms of such Employee Benefit Plan; (ii) any Reportable Event; (iii) the existence with respect to any Employee

42 Benefit Plan of a non-exempt Prohibited Transaction; (iv) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vi) the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (vii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any written notice to terminate any Pension Plan under Section 4042(a) of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042(b)(1) of ERISA; (viii) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (ix) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition on it of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA), (x) a determination that any Pension Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); or (xi) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability to the Borrower or any Subsidiary. “Erroneous Payment” shall have the meaning provided in Section 13.27(a). “Erroneous Payment Deficiency Assignment” shall have the meaning provided in Section 13.27(d)(i). “Erroneous Payment Impacted Class” shall have the meaning provided in Section 13.27(d)(i). “Erroneous Payment Return Deficiency” shall have the meaning provided in Section 13.27(d)(i). “Erroneous Payment Subrogation Rights” shall have the meaning provided in Section 13.27(e). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” shall have the meaning provided in Section 11. 43 “Excess Availability” shall mean, at any time of determination, the difference of (a) the Line Cap at such time minus (b) the Aggregate Revolving Credit Exposure. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder. “Excluded Accounts” shall mean (i) petty cash and minimum daily working capital accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $15,000,000 (or such greater amounts to which the Administrative Agent may agree), (ii) payroll, trust, employees’ wages and benefits and tax withholding accounts funded in the ordinary course of business, (iii) any account that is otherwise expressly agreed by the Administrative Agent to be excluded from the requirement to be subject to a Blocked Account Agreement under Section 9.18, including, for the avoidance of doubt, those accounts listed on Schedule 9.18(a) as of the Closing Date that are not identified as Blocked Accounts, (iv) zero balance disbursement accounts, (v) disbursement accounts (other than the Borrower’s primary operating or disbursement account) where solely proceeds of Indebtedness, including proceeds of the Revolving Credit Loans, are deposited, (vi) trust accounts, (vii) escrow accounts and (viii) accounts maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties. “Excluded Collateral” shall mean (i) [reserved], (ii) any vehicles and other assets subject to certificates of title; (iii) letter-of-credit rights to the extent a security interest therein cannot be perfected by a UCC filing (other than supporting obligations); (iv) any property subject to a Lien permitted under Section 10.2 securing a purchase money agreement, Capital Lease or similar arrangement permitted hereunder in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), to the extent, and for so long as, the creation of a security interest therein is prohibited thereby (or otherwise requires consent, provided that there shall be no obligation to seek such consent) or creates a right of termination or favor of a third party, in each case, excluding the proceeds and receivables thereof to the extent not otherwise constituting Excluded Collateral; (v) (x) all leasehold interests in Real Estate (and there shall not be any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests) and (y) any parcel of Real Estate located in the United States and the improvements thereto owned in fee by a Credit Party with a fair market value of $10,000,000 or less (at the time of acquisition) (but not any Collateral located thereon) or any parcel of Real Estate and the improvements thereto owned in fee by a Credit Party outside the United States; (vi) any “intent to use” trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein could impair the validity or enforceability of such “intent to use” trademark application under federal law; (vii) any charter, permit, franchise, authorization, lease, license or agreement, in each case, only to 44 the extent and for so long as the grant of a security interest therein (or the assets subject thereto) by the applicable Credit Party (x) would violate invalidate such charter, permit, franchise, authorization, lease, license, or agreement or (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or agreement the right to terminate its obligations thereunder or (z) is permitted under such charter, permit, franchise, lease, license or agreement only with consent of the parties thereto (other than consent of a Credit Party) and such necessary consents to such grant of a security interest have not been obtained (it being understood and agreed that no Credit Party or Restricted Subsidiary has any obligation to obtain such consents) other than, in each case referred to in clauses (x) and (y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, in each case excluding the proceeds and receivables thereof which are not otherwise Excluded Collateral; (viii) any Commercial Tort Claim (as defined in the Security Agreement) for which no claim has been made or with a value of less than $10,000,000 for which a claim has been made; (ix) any Excluded Stock and Stock Equivalents; (x) any assets with respect to which, the Borrower and the Collateral Agent reasonably determine, the cost or other consequences of granting a security interest or obtaining title insurance in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (xi) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could reasonably be expected to result in a material adverse tax consequence to Holdings or any Subsidiary thereof as reasonably determined by the Borrower in good faith (and, in the case of Stock or Stock Equivalents of any Subsidiary, with prompt notice to the Collateral Agent and not objected to by the Collateral Agent within five Business Days of the receipt of such notice; provided that Borrower will not, and will not permit the Restricted Subsidiaries to create or incur any Lien on such Stock or Stock Equivalents to secure any Indebtedness for borrowed money); (xii) any margin stock; (xiii) [reserved]; and (xiv) any assets with respect to which granting a security interest in such assets is prohibited by or would violate law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or create a right of termination in favor of any governmental or regulatory third party, in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral); provided that with respect to clauses (iv), (vii) and (xiv), such property shall be Excluded Collateral only to the extent and for so long as such prohibition, violation, invalidation or consent right, as applicable, is in effect and in the case of any such agreement or consent, was not created in contemplation thereof or of the creation of a security interest therein. Notwithstanding anything set forth herein, Excluded Collateral shall not include any assets owned by the Credit Parties that constitute collateral securing the Term Loans. “Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the burden or cost of pledging such Stock or Stock Equivalents 45 in favor of the Collateral Agent under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (ii) (A) solely in the case of any pledge of Voting Stock of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company, in each case, owned directly by a Credit Party, any Voting Stock in excess of 65% of each outstanding class of Voting Stock of such Foreign Subsidiary that is a CFC or such CFC Holding Company and (B) any Stock or Stock Equivalents of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company, in each case, not owned directly by a Credit Party, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law or any Contractual Requirement (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other regulatory third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary of the Borrower to obtain any such consent, approval or license)), (iv) any Stock or Stock Equivalents of each Subsidiary to the extent that a pledge thereof to secure the Obligations is prohibited by any applicable Organizational Document of such Subsidiary or requires third party consent (other than the consent of a Credit Party), unless consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent), in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), (v) Stock or Stock Equivalents of any non- Wholly Owned Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents could reasonably be expected to result in material adverse tax or accounting consequences to Holdings or any Subsidiary thereof as reasonably determined by the Borrower in good faith (and, in the case of Stock or Stock Equivalents of any Subsidiary, with prompt notice to the Collateral Agent and not objected to by the Collateral Agent within five Business Days of the receipt of such notice; provided that Borrower will not, and will not permit the Restricted Subsidiaries to create or incur any Lien on such Stock or Stock Equivalents to secure any Indebtedness for borrowed money), (vii) any Stock or Stock Equivalents that are margin stock, (viii) any Stock or Stock Equivalents owned by a CFC, and (ix) any Stock and Stock Equivalents of any Unrestricted Subsidiary or of any Restricted Subsidiary that does not constitute a Material Subsidiary (other than (A) to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement or (B) as otherwise agreed to by the Borrower in its sole discretion), any Person not constituting a Subsidiary, any Captive Insurance Subsidiary, any Broker-Dealer Subsidiary, any not-for-profit Subsidiary and any special purpose entity (including any Receivables Entity and any Securitization Subsidiary); provided that Excluded Stock and Stock Equivalents shall not include proceeds of the foregoing property to the extent otherwise constituting Collateral. “Excluded Subsidiary” shall mean (a) each Domestic Subsidiary of the Borrower designated by the Borrower for the purpose of this clause (a) from time to time, for so long as any such Domestic Subsidiary does not constitute a Material Subsidiary as of the most recently ended Test Period; provided that if such Domestic Subsidiary would constitute a Material Subsidiary as of the end of such Test Period, the Borrower shall cause such Domestic Subsidiary to become a Guarantor pursuant to Section 9.11, (b) each

46 Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary or joint venture), (c) any CFC, (d) each Domestic Subsidiary that is (i) prohibited by any applicable (x) Contractual Requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) Organizational Document (in the case of clauses (x) and (z), in effect on the Closing Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of the Guarantee)) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent, (e) each Domestic Subsidiary that is a Subsidiary of a CFC, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any material adverse tax consequences to Holdings or any Subsidiary thereof) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any special purpose entity, including any Receivables Entity and any Securitization Subsidiary, (j) any Captive Insurance Subsidiary, (k) any non-profit Subsidiary or (l) any Broker-Dealer Subsidiary; provided that Excluded Subsidiary shall not include any Domestic Subsidiary of the Borrower to the extent such Domestic Subsidiary guarantees the Term Loans. “Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time any Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. “Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to any Agent or any Lender or required to be deducted or withheld from a payment to any Agent or Lender, (a) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) and any branch profits Taxes imposed on such Agent or Lender as a result of such Agent or Lender being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in the jurisdiction imposing such Tax (or any political subdivision thereof), (b) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or 47 therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or having been a party to or having enforced, or sold or assigned an interest in this Agreement or any other Credit Document), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of any Agent or Lender under the law in effect at the time such Agent or Lender becomes a party to this Agreement (or designates a new Lending Office other than a new Lending Office designated at the request of the Borrower pursuant to Section 2.1213.7(a)); provided that this clause (c) shall not apply to the extent that the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (c)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or designation of a new Lending Office by such Lender) would have been entitled to receive pursuant to Section 5.4 immediately before such assignment, participation, transfer or change in Lending Office in the absence of such assignment, participation, transfer or change in Lending Office (it being understood and agreed, for the avoidance of doubt, that any withholding Tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new Lending Office) shall not be an Excluded Tax under this clause (c)), (d) any Tax to the extent attributable to such Agent’s or Lender’s failure to comply with Sections 5.4(e), (f) (in the case of any Non-U.S. Lender), (i) (in the case of a U.S. Lender) or (j) and (e) any Taxes imposed by FATCA. “Existing DIP Agreement” shall have the meaning provided in the Recitals to this Agreement. “Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a). “Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a). “Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a). “Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a). “Extending Lender” shall have the meaning provided in Section 2.15(b). “Extension Amendment” shall have the meaning provided in Section 2.15(c). “Extension Election” shall have the meaning provided in Section 2.15(b). “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future U.S. Department of Treasury regulations or official interpretations thereof, any agreements 48 entered into pursuant to Section 1471(b)(1) of the Code, and intergovernmental agreement (together with any Applicable Law implementing such agreement) entered into in connection with any of the foregoing. “Federal Funds Effective Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. “Fee Letter” shall mean the Agency Fee Letter, dated as of February 13, 2023, between Citibank, N.A. and the Borrower. “FILO Tranche” shall have the meaning provided in Section 2.14(h). “Financial Covenant” shall mean the financial covenant set forth in Section 10.11. “Fiscal Year” shall have the meaning provided in Section 9.10. “Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) (i) Consolidated EBITDA of the Borrower minus (ii) Unfinanced Capital Expenditures minus (iii) Cash Income Taxes, in each case for such Test Period, to (b) the sum of, without duplication, (i) consolidated cash interest expense (net of cash interest income to the extent excluded from Consolidated EBITDA), calculated for such period for the Borrower and its Restricted Subsidiaries on a consolidated basis, for such Test Period plus (ii) any dividend or distribution (other than return of capital) paid in cash in respect of preferred stock or Disqualified Stock plus (iii) scheduled principal amortization paid in cash in respect of Indebtedness for borrowed money (other than any intercompany Indebtedness among the Borrower and its Restricted Subsidiaries), in each case, for such Test Period. “Fixed Charges” shall mean, the sum of, without duplication: (1) Consolidated Interest Expense; plus (2) all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; plus (3) all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period. 49 “Flood Laws” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.) and (iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder. “Floor” shall mean a rate of interest equal to 0.00% per annum. “Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States. “Foreign Reserve Account” shall have the meaning set forth in the Existing DIP Agreement as in effect immediately prior to the Closing Date. “Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary. “Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course. “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent in writing that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange and any supra-national bodies such as the European Union or the European Central Bank. “Granting Lender” shall have the meaning provided in Section 13.6(f). “Guarantee” shall mean the Guarantee, dated as of the Closing Date, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C. “Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person

50 (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Guarantors” shall mean (a) Holdings, (b) each Domestic Subsidiary (other than an Excluded Subsidiary) that provides the Guarantee on the Closing Date or becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise and (c) the Borrower (other than with respect to its own Obligations). “Hazardous Materials” shall mean (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law. “Hedge Bank” shall mean any Person (other than Holdings, the Borrower or any Subsidiary of the Borrower) that is a party to any Hedging Agreement and, in each case, at the time it enters into such Hedging Agreement or on the Closing Date, is a Joint Lead Arranger, a Lender or an Affiliate of a Lender or a Joint Lead Arranger. “Hedging Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any 51 options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements. “Hedging Reserves” shall mean such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion to reflect the reasonably anticipated liabilities and obligations of the Credit Parties with respect to applicable Hedging Obligations under Secured Hedging Agreements then provided or outstanding, to the extent secured by the applicable Collateral included in the applicable Borrowing Base. The parties hereto agree that no Hedging Reserves shall be taken with respect to Secured Specified Hedging Agreements. “Holdings” shall mean, (a) Avaya Holdings or (b) any other partnership, limited partnership, corporation, limited liability company, or business trust or any successor thereto organized under the laws of the United States or any state thereof or the District of Columbia (the “New Holdings”) that is a direct or indirect Wholly Owned Subsidiary of Avaya Holdings or that has merged, amalgamated or consolidated with Avaya Holdings (or, in either case, the previous New Holdings, as the case may be) (the “Previous Holdings”); provided that (i) such New Holdings owns directly or indirectly 100% of the Stock and Stock Equivalents of the Borrower, (ii) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Credit Documents to which it is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) such substitution and any supplements to the Credit Documents shall preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, and New Holdings shall have delivered to the Administrative Agent an officer’s certificate to that effect, (iv) all assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings, and (v) New Holdings shall have provided to the Administrative Agent and the Lenders all documentation and information reasonably requested by the Administrative Agent and such Lenders that is necessary and is required by United States regulatory authorities to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; provided, further, that if the foregoing are satisfied, the Previous Holdings shall be automatically released from all of its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to the “New Holdings”. Notwithstanding anything to the contrary contained in this Agreement, Holdings or any New Holdings may change its jurisdiction of organization or location for purposes of the UCC or its identity or type of organization or corporate structure, subject to compliance with the terms and provisions of the Security Documents. 52 “Honor Date” shall have the meaning provided in Section 3.1(c)(i). “Incremental Amendment” shall have the meaning provided in Section 2.14(d). “Incremental Commitments” shall have the meaning provided in Section 2.14(a). “Incremental Foreign Commitments” shall have the meaning provided in Section 2.14(k). “Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (v) contingent obligations incurred in the ordinary course of business and (vi) earnouts or similar obligation until earned, due and payable and not paid for a period of thirty (30) days. For all purposes hereof, (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness constitutes Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and obligations evidenced by bonds, debentures, notes, loan agreement or other similar instruments, (b) the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude all intercompany Indebtedness among the Borrower and its Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (c) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “indemnified liabilities” shall have the meaning provided in Section 13.5. 53 “Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to any payment made on account of any obligation of any Credit Party under any Credit Document other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes. “Independent Financial Advisor” shall mean an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction. “Initial Maturity Date” shall mean the earlier of (i) May 1, 2026 and (ii) 91 days before the earliest maturity date of any Indebtedness incurred under (x) the Initial Term Loans and any Refinancing Indebtedness in respect thereof or (y) any Indebtedness of the Borrower in an aggregate committed or principal amount in excess of $100,000,000 and any Refinancing Indebtedness in respect thereof, unless, in the case of this clause (ii), on such date and each subsequent day until such Indebtedness (the “Maturing Indebtedness”) is paid in full, (1) the Borrower is in compliance with the Liquidity Threshold and (2) no Loans are outstanding. “Initial Term Loans” shall mean the “Initial Term Loans” under and as defined in the Term Loan Credit Agreement as in effect on the Closing Date. “Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. “Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of the Closing Date, executed by Holdings, the Borrower and each Restricted Subsidiary, as supplemented from time to time. “Interest Period” shall mean, with respect to any Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9. “Inventory” shall mean (a) all goods intended for sale or lease by a Person, or for display or demonstration, all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacturing, printing, packaging, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in such Person’s business and (b) without duplication, all “Inventory” as defined in the UCC. “Inventory Reserves” shall mean such reserves as may be established from time to time by the Administrative Agent, in its Permitted Discretion, (a) with respect to changes in the determination of the saleability of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory; (b) to reflect amounts owed to any supplier with retention of title rights and (c) Shrink Reserves. “Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds,

54 notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) (including any partnership or joint venture); (c) the entering into of any Guarantee Obligation with respect to Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5 (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances and Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business). The amount of any Investment outstanding at any time shall be the original cost of such Investment reduced by any Returns of the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the fair market value of such consideration). “Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P. “Ireland” shall mean the island of Ireland, exclusive of Northern Ireland. “ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998”, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and Holdings, the Borrower or any of its Subsidiaries or in favor of an L/C Issuer and relating to such Letter of Credit. “Joint Lead Arrangers” shall mean each of Citibank, N.A., RBC Capital Markets, Bank of America, N.A. and Deutsche Bank Securities Inc. “Judgment Currency” shall have the meaning provided in Section 13.20. “Junior Indebtedness” shall have the meaning provided in Section 10.7(a). “Junior Lien Intercreditor Agreement” shall mean, with respect to the incurrence of any Indebtedness that is secured by a Lien on all or part of the Collateral that is junior to the Lien on the Collateral securing the Obligations, a junior lien intercreditor agreement (which intercreditor agreement, with respect to the control of remedies, shall be 55 subject to the ABL Intercreditor Agreement in all respects), with terms that are in substance substantially consistent with the form of Junior Lien Intercreditor Agreement attached to the Term Loan Credit Agreement as Exhibit H as in effect on the Closing Date, or such other form as reasonably agreed between the Borrower and the Administrative Agent. “L/C Advance” shall mean, with respect to each Appropriate Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. “L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. “L/C Issuer” shall mean, individually or collectively, as the context may require, Citibank, N.A. and each other Lender listed on Schedule 1.1(a) or that becomes an L/C Issuer in accordance with Section 3.1(l) or 13.6, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “L/C Obligations” shall mean, at any time, the aggregate maximum amount then available to the drawn under all outstanding Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Letter of Credit, including all L/C Borrowings in respect of Letter of Credit. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be outstanding in the amount so remaining available to be drawn. “L/C Sublimit” shall mean (a) with respect to the L/C Issuers, taken as a whole, a Dollar Amount equal to $100,000,000 and (b) with respect each L/C Issuer, the amount set forth opposite such L/C Issuer’s name on Schedule 1.1(a), or such other amounts as may be agreed to in writing between the Borrower and each L/C Issuer from time to time; provided, that neither the total L/C Sublimit under clause (a), nor the aggregate amount of the individual L/C Issuer amounts under clause (b), shall be reduced below $100,000,000 without the written consent of the Borrower; provided, further, that Citibank, N.A. may, at its sole option, elect to reduce its L/C Sublimit to no less than $29,268,293 so long as at such time the total amount of Letters of Credit issued by Citibank, N.A. shall not exceed such amount. 56 “LCT Election” shall have the meaning provided in Section 1.12. “LCT Test Date” shall have the meaning provided in Section 1.12. “Lender Default” shall mean (a) the refusal or failure (which has not been cured) of a Lender to make available its portion of any Borrowing, to fund its portion of any Unreimbursed Amounts or to purchase any participation that it is required to make or fund hereunder, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement, (c) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent, the Borrower, each L/C Issuer and the Swing Line Lender that it will comply with its funding obligations under this Agreement, (d) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding or has admitted in writing that it is insolvent, provided that a Lender Default shall not be in effect with respect to a Lender solely by virtue of the ownership or acquisition of any Stock or Stock Equivalents in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) a Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. “Lenders” shall mean the Revolving Credit Lenders and, as the context requires, includes each L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” “Lender” shall refer to any of the foregoing. “Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “Letter of Credit” shall mean any (a) Commercial Letter of Credit, (b) standby letter of credit and (c) indemnity, guarantee, exposure transmittal memorandum or similar form of credit support, in each case issued (or deemed issued) or to be issued by an L/C Issuer pursuant to Section 3.1. “Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer. “Letter of Credit Expiration Date” shall mean the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fee” shall have the meaning provided in Section 3.1(i). 57 “Lien” shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease). “Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Line Cap” shall mean, at any time, the lesser of (a) the Borrowing Base at such time and (b) the Aggregate Revolving Credit Commitments at such time. “Liquidity Threshold” shall mean Unrestricted Cash (calculated for such purpose to include all such Unrestricted Cash of Holdings) less the amount of L/C Obligations outstanding in excess of the aggregate principal amount required to pay in full all obligations outstanding under the applicable Maturing Indebtedness. “Loan” shall mean an extension of credit by a Lender or the Administrative Agent to the Borrower in the form of a Revolving Credit Loan, a Swing Line Loan or a Protective Advance. “Management Stockholders” shall mean the members of management of Avaya Holdings (or any Parent Entity) or its Subsidiaries who are holders of Stock and Stock Equivalents of Avaya Holdings or of any Parent Entity on the Closing Date. “Marketable Security” means any common stock of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange, NASDAQ, any other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or approved for quotation in any system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market provided any such security or any Designated Offshore Securities Market (as such term is defined in Rule 902(b) under the Securities Act) that (i) is not subject to a contractual lock up or similar agreement restricting transferability, (ii) may be distributed or resold without volume limitation or other restrictions on transfer under Rule 144 under the Securities Act of 1933, as amended (or any successor provision thereof), including without application of paragraphs (c), (e), (f) and (h) of such Rule 144, and (iii) is not subject to any other prohibitions or material restrictions on transfer under applicable securities laws. “Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement”. “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Facilities, taken as a whole

58 or (c) material rights or remedies (taken as a whole) of the Administrative Agent and the Lenders under the Credit Documents, excluding any matters (i) publicly disclosed prior to February 14, 2023, including in any first day pleadings or declarations, in each case in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof and (ii) publicly disclosed prior to February 14, 2023 in the annual report of the Borrower and/or any subsequent quarterly or periodic report of the Borrower. “Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that at any date of determination, Restricted Subsidiaries that are not Material Subsidiaries shall not, in the aggregate, have (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided, however, if the Restricted Subsidiary does not meet the conditions in clauses (a) and (b) but meets the condition in clause (x) or (y), then such Restricted Subsidiary (i) shall still constitute a “Material Subsidiary” under Sections 8.1, 9.3, 9.5, 11.5 and 11.7 and (ii) shall not constitute a “Material Subsidiary” under any other section or subsection of this Agreement unless and until the Borrower, on or prior to the next date on which an officer’s certificate is due to be delivered pursuant to Section 9.1(c) of this Agreement, designate in writing to the Administrative Agent such Restricted Subsidiary as a “Material Subsidiary”. It is agreed and understood that neither Receivables Entity nor Securitization Subsidiary shall be a Material Subsidiary and they shall be excluded from the Consolidated Total Assets and total revenue of the Borrower and its Restricted Subsidiaries. “Maturing Indebtedness” shall have the meaning provided in the definition of the term “Initial Maturity Date”. “Maturity Date” shall mean (a) with respect to any Loans or Revolving Credit Commitments, the Initial Maturity Date, (b) with respect to any Swing Line Loan, the Initial Maturity Date and (c) with respect to any FILO Tranche, the maturity date applicable to such FILO Tranche in accordance with the terms hereof, provided that in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day. 59 “Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity). “Monthly Booking Value” shall mean, with respect to a Subscription Contract, the total contract value divided by the term of the contract (in number of months). “Monthly Borrowing Base Certificate” shall have the meaning provided in Section 9.1(k). “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business. “Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, in a form to be mutually agreed with the Administrative Agent. “Mortgaged Property” shall mean all Real Estate (i) set forth on Schedule 1.1(e) and (ii) with respect to which a Mortgage is required to be granted pursuant to Section 9.12. “Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (i) to which any of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is then making or has an obligation to make contributions or (ii) with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA. “Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the applicable period to which such financial statements relate. “Net Cash Proceeds” shall mean, with respect to the incurrence or issuance of any Indebtedness or the issuance of any Stock or Stock Equivalent or capital contribution, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance over (b) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary in connection with such incurrence or issuance. “Net Orderly Liquidation Value” shall mean, with respect to Inventory of any Person, the orderly liquidation value thereof, net of all costs of liquidation thereof, as based upon the most recent Inventory appraisal conducted by a qualified third-party appraisal company acceptable to the Administrative Agent in its reasonable discretion in accordance with this Agreement and expressed as a percentage of Cost of such Inventory. 60 “New Holdings” shall have the meaning provided in the definition of “Holdings”. “New Project” shall mean (x) each plant, facility, branch, office, business unit, data center, warehouse or distribution center which is either a new plant, facility, branch, office, business unit, modernization of an existing plant, facility, branch, office, business unit, data center, warehouse or distribution center owned or operated by the Borrower or the Subsidiaries and (y) each creation (in one or a series of related transactions) of a business unit, marketplace, e-commerce platform, channel, product line, division, segment, class offering or service offering or each expansion (in one or a series of related transactions) of business into a new market or consumer base or through a new distribution method or channel, in each case, which is under development or otherwise in process. “Non-Consenting Lender” shall have the meaning provided in Section 13.7(b). “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender. “Nonrenewal Notice Date” shall have the meaning provided in Section 3.1(b)(iii). “Non-U.S. Lender” shall mean any Agent or Lender that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the U.S., or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. “Notice of Borrowing” shall mean a written request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably). “Notice of Conversion or Continuation” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably). “Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and the other Credit Parties arising under any Credit Document or otherwise with respect to any Loan to the Borrower, any L/C Obligations, or any Cash Management Obligations of the Borrower and its Subsidiaries under Secured Cash Management Agreements and Secured Specified Cash Management Agreements, or Hedging Obligations of the Borrower and its Subsidiaries under Secured Hedging 61 Agreements and Secured Specified Hedging Agreements (and in each case including in respect of any Guarantee thereof made by a Credit Party), whether direct or indirect (including those acquired by assumption), absolute or Obligations, due or to become due, now existing or hereafter arising and including interest, premiums, and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest, premiums, and fees are allowed claims in such proceeding, in each case, other than Excluded Swap Obligations; provided that any such Cash Management Obligations under Secured Specified Cash Management Agreements with any Specified Cash Management Bank described in clause (i) of the definition thereof and any such Hedging Obligations under Secured Specified Hedging Agreements with any Specified Hedge Bank described in clause (i) of the definition thereof shall constitute “Obligations” solely from the Closing Date to the date that is 90 days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its discretion). Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) (i) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, premiums, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document and (ii) exclude for any Credit Party, notwithstanding any term or condition in this Agreement or any other Credit Documents, its Excluded Swap Obligations. “Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Taxes” shall mean any and all present or future stamp, registration, documentary or other similar Taxes arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document except any such Taxes that are Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7 or Section 2.12).

62 “Outstanding Amount” shall mean (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date. “Overnight Rate” shall mean, for any day, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation. “Parent Entity” shall mean any direct or indirect parent of Avaya Holdings. “Participant” shall have the meaning provided in Section 13.6(c). “Participant Register” shall have the meaning provided in Section 13.6(c)(iii). “Participating Receivables Grantor” shall mean the Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing. “Patriot Act” shall have the meaning provided in Section 13.18. “Payment Conditions” shall mean, at any time of determination with respect to any transaction, that: (a) no Specified Event of Default exists or would arise after giving effect to such transaction, (b) the Fixed Charge Coverage Ratio for the most recently ended Test Period shall not be less than 1.00 to 1.00 on a Pro Forma Basis after giving effect to such transaction; provided, that this clause (b) does not apply if the average Specified Excess Availability for 20 consecutive calendar days ending on the date of such transaction, and the Specified Excess Availability on the date of such transaction, shall be, in each case, (i) in the case of Section 10.6(p) or Section 10.7(a)(ii)(1)(II), in excess of the greater of (x) 20.0% of the Line Cap and (y) $21,140,000 and (ii) in the case of Section 10.1(ff) or 10.5(ii), in excess of the greater of (x) 17.5% of 63 the Line Cap and (y) $17,937,500, in each case, calculated on a Pro Forma Basis immediately after giving effect to such transaction, and (c) the average Specified Excess Availability for 20 consecutive calendar days ending on the date of such transaction, and the Specified Excess Availability on the date of such transaction, shall be, in each case, (i) in the case of Section 10.6(p) or Section 10.7(a)(ii)(1)(II), in excess of the greater of (x) 15.0% of the Line Cap and (y) $15,375,000 and (ii) in the case of Section 10.1(ff) or 10.5(ii), in excess of the greater of (x) 12.5% of the Line Cap and (y) $12,812,500, in each case, calculated on a Pro Forma Basis immediately after giving effect to such transaction. “Payment in Full” or “Paid in Full” shall mean the time at which no Lender or L/C Issuer shall have (a) any Revolving Credit Commitments, any Loan or other Obligations unpaid, unsatisfied or outstanding (other than in respect of Hedging Obligations in respect of Secured Hedging Agreements and Secured Specified Hedging Agreements, Cash Management Obligations in respect of any Secured Cash Management Agreements and Secured Specified Cash Management Obligations, and contingent obligations, indemnities and expenses related thereto that are not then payable or in existence) as a result of all such Loans and other Obligations having been paid in full in cash and (b) any Letters of Credit outstanding that (i) have not been Cash Collateralized in accordance with the terms of this Agreement or (ii) have not had other arrangements made with respect to them that are satisfactory to the L/C Issuer. “Payment Recipient” shall have the meaning provided in Section 13.27(a). “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto. “Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by the Borrower, any Subsidiary or ERISA Affiliate or with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA. “Perfection Certificate” shall mean a perfection certificate of the Borrower in any form approved by the Administrative Agent (acting reasonably). “Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”. “Permitted Acquisition” shall mean the acquisition, by merger, consolidation, amalgamation or otherwise, by the Borrower or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11 or designated as an Unrestricted Subsidiary pursuant to the 64 terms hereof, (b) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Secured Parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Section 9.11, Section 9.12 and/or the Security Agreement, (c) after giving effect to such acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 9.15 and (d) no Event of Default under Section 11.1 or 11.5 (solely with respect to the Borrower) shall have occurred and be continuing. “Permitted Discretion” shall mean the Administrative Agent’s reasonable credit judgment (from the perspective of an asset-based lender) in establishing reserves or additional eligibility criteria, exercised in good faith in accordance with customary business practices for similar asset based lending facilities, based upon its consideration of any factor that it reasonably believes (i) could materially adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Laws that may inhibit collection of a receivable), the enforceability or priority of the Administrative Agent’s Liens thereon, or the amount that the Administrative Agent and the other Secured Parties could receive in liquidation of any Collateral; (ii) indicates that any collateral report or financial information delivered by the Borrower or any Guarantor is incomplete, inaccurate or misleading in any material respect; or (iii) creates an Event of Default. In exercising such judgment, the Administrative Agent may consider any factors that could materially increase the credit risk of lending to the Borrower on the security of the Collateral. Notwithstanding anything to the contrary, the circumstances, conditions, events or contingencies existing or arising prior to the Closing Date and, in each case, disclosed in writing in any field examination or inventory appraisal delivered to the Administrative Agent in connection herewith or otherwise known to the Administrative Agent, in either case, prior to the Closing Date (other than with respect to such circumstances, conditions, events or contingencies disclosed by the Administrative Agent to the Borrower for which no Reserves have been taken on the Closing Date), shall not be the basis for any establishment of any Reserves or additional eligibility criteria after the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in a material and adverse respect since the Closing Date. Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Inventory”, “Eligible Accounts”, “Eligible Borrowing Base Cash” and related definitions and vice versa, or reserves or criteria deducted in computing the Net Orderly Liquidation Value of Eligible Inventory and vice versa. “Permitted Encumbrances” shall mean: (a) Liens for taxes, assessments or governmental charges or claims (including Liens imposed by the PBGC or similar Liens) not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP or that are not required to be paid pursuant to Section 9.4; (b) Liens in respect of property or assets of the Borrower or any Restricted Subsidiary imposed by Applicable Law, such as carriers’, landlords’, construction contractors’, warehousemen’s and mechanics’ Liens and other similar Liens, 65 arising in the ordinary course of business, in respect of amounts not more than 60 days overdue and not being contested so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9; (d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, employee benefit and pension liability and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, surety, performance and return-of-money bonds and other similar obligations, in each case incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5; (e) ground leases or subleases, licenses or sublicenses in respect of Real Estate on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located; (f) easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; (g) with respect to any Mortgaged Property, any exception on the title policy issued and matters shown on the Survey delivered which do not in the aggregate materially adversely affect the value of said property or materially impair its use in the operation of the business of the Borrower or any of the Restricted Subsidiaries; (h) any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Borrower or any Restricted Subsidiary as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted or not prohibited by this Agreement; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or constituting Disposition permitted under Section 10.4; (k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any Restricted Subsidiary;

66 (l) any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Estate that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole; (m) any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks; (n) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person; (o) Liens arising under any obligations or duties affecting any of the property, the Borrower or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held; (p) rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held; (q) any obligations or duties, affecting the property of the Borrower or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit; (r) a set-off or netting rights granted by the Borrower or any Restricted Subsidiary pursuant to any Hedging Agreements solely in respect of amounts owing under such agreements; (s) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (u) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided that (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are 67 deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder; (v) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Applicable Laws; (w) Liens on Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; (x) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract or general standards and conditions of the account banks encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry; (y) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted or not prohibited by this Agreement; (z) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5; (aa) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary; (bb) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (cc) Liens (i) on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement, (ii) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition, (iii) consisting of an agreement to Dispose of any property pursuant to a Disposition permitted hereunder (or reasonably expected to be so permitted by the Borrower at the time 68 such Lien was granted) and (iv) on cash advances in favor of the purchaser of any property to be disposed of in a Disposition permitted hereunder to secure indemnity, fees and other seller obligations; (dd) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice; (ff) any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Borrower or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens; and (gg) Liens securing Indebtedness or other obligations (i) of the Borrower or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party. “Permitted Holders” means, collectively, (i) the Management Stockholders (including any Management Stockholders holding Stock and Stock Equivalents through an equityholding vehicle), (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Stock and Stock Equivalents of any Parent Entity or Avaya Holdings, acting in such capacity, (iii) any Person, together with its Affiliates and any accounts, funds or partnerships managed, advised, sub-advised, sub-managed by or associated with any of the foregoing or any of their respective Affiliates, holding more than 10% of the total Voting Stock of Avaya Holdings on the Closing Date and any of their respective Affiliates, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any Parent Entity held by such group and (v) any Permitted Plan. “Permitted Other Debt” shall mean, collectively, Permitted Other Loans and Permitted Other Notes. 69 “Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either be secured pari passu with the Term Loan Obligations or may be secured by a Lien ranking junior to the Lien securing the Term Loan Obligations but which in all cases shall be secured by Liens on the ABL Priority Collateral on a junior basis relative to the Liens on such Collateral securing the Obligations), “mezzanine” loans or subordinated loans, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Loans are incurred (and for the avoidance of doubt, not “assumed”), the scheduled final maturity and the Weighted Average Life to Maturity of which are no earlier than the Initial Maturity Date or, in the case of any Permitted Other Loans that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by Section 10.1, no earlier than the scheduled final maturity and Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness; provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms hereunder unless (1) Lenders hereunder also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Loans, such financial maintenance covenant shall be added for the benefit of the Lenders at the time of incurrence of such Permitted Other Loans (except for any financial maintenance covenants applicable only to periods after the Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Loans)) or (3) any such provisions apply after the Maturity Date as determined at the time of issuance or incurrence of such Permitted Other Loans, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets of the Credit Parties other than all or any portion of the Collateral. “Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either be secured pari passu with the Term Loan Obligations or may be secured by a Lien ranking junior to the Lien securing the Term Loan Obligations but which in all cases shall be secured by Liens on the ABL Priority Collateral on a junior basis relative to the Liens on such Collateral securing the Obligations), mezzanine notes or subordinated notes, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Notes are incurred (and for the avoidance of doubt, not “assumed”), the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default) prior to, at the time of incurrence,

70 the Initial Maturity Date or, in the case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, prior to the scheduled final maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default); provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms hereunder unless (1) Lenders also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Notes, such financial maintenance covenant shall be added for the benefit of the Lenders hereunder at the time of incurrence of such Permitted Other Notes (except for any financial maintenance covenants applicable only to periods after the Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Notes)) or (3) any such provisions apply after the Maturity Date at the time of issuance or incurrence of such Permitted Other Notes, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets of the Credit Parties other than all or any portion of the Collateral. “Permitted Plan” shall mean any employee benefits plan of Holdings or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. “Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary. “Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization, excluding transactions described in Section 10.4(g), so long as, after giving effect thereto, the security interest of the Lenders 71 in the Collateral or the value of the Guarantee, taken as a whole, is not impaired as determined by the Borrower and the Administrative Agent. “Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority. “Petition Date” shall have the meaning specified in the Recitals to this Agreement. “Plan” shall have the meaning provided in the Recitals to this Agreement. “Platform” shall have the meaning provided in Section 13.17(c). “Post-Transaction Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated. “Previous Holdings” shall have the definition provided in the definition of “Holdings”. “Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings), as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post- Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 or the aggregate Pro Forma Adjustment would be less than $50,000,000 and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post- Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA 72 or such Consolidated EBITDA, as the case may be, shall be without duplication for “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period. “Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any Subsidiary of the Borrower, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Borrower or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Borrower or (ii) otherwise consistent with the definition of Pro Forma Adjustment. “Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”. “Pro Rata Share” shall mean, with respect to each Lender at any time, with respect to Revolving Credit Commitments, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Credit Commitments at such time; provided that, if any Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior 73 to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975(c) of the Code. “Projections” shall have the meaning provided in Section 9.1(g). “Protective Advance” shall have the meaning specified in Section 2.1(c). “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Reporting Entity” shall mean an entity that (i) complies with the reporting obligations under U.S. securities laws, (ii) is designated by the Borrower as a “Public Reporting Entity” and (iii) whose consolidated financial results include the financial results of the Borrower and its consolidated subsidiaries and customary reconciliations to eliminate the financial results of entities other than the Borrower and its consolidated subsidiaries. “QFC” shall have the meaning provided in Section 13.23(b). “QFC Credit Support” shall have the meaning provided in Section 13.23. “Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Restricted Subsidiaries; (ii) all sales or contribution of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary). “Real Estate” shall mean any interest in land, buildings and improvements owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment. “Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.

74 “Receivables Facility Assets” shall mean currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing. Notwithstanding anything herein to the contrary, ABL Priority Collateral shall not constitute Receivables Facility Assets. “Receivables Indebtedness” shall mean, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Qualified Securitization Financing but excluding any account receivable factoring facility entered into incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time. “Receivables Reserves” shall mean, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves, subject to Section 2.17 as the Administrative Agent in the Administrative Agent’s Permitted Discretion determines as being appropriate with respect to the determination of the collectability in the ordinary course of business of Eligible Accounts, including, without limitation, the Dilution Reserve, reconciliation of variances between the general ledger and the receivables aging, and unapplied cash received. “Redemption Notice” shall have the meaning provided in Section 10.7(a). “Refinancing Increased Amount” shall have the meaning provided in the definition of Refinancing Indebtedness. 75 “Refinancing Indebtedness” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person (including in respect of any previously incurred Refinancing Indebtedness); provided that (a) unless incurred by utilizing another basket under Section 10.1, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount (the “Refinancing Increased Amount”) equal to unpaid accrued interest and premium thereon (including tender premiums) plus other reasonable amounts paid, and fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Sections 10.1(h) or (i) or with respect to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with the requirements in this clause (b), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a scheduled final maturity date and, with respect to term loans or notes, a Weighted Average Life to Maturity, as applicable, equal to or later than the scheduled final maturity date and the Weighted Average Life to Maturity, as applicable, of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Refinancing Indebtedness), (c) with respect to a Refinancing Indebtedness in respect of Junior Indebtedness, (i) at the time thereof, no Event of Default shall have occurred and be continuing, (ii) if such Junior Indebtedness is subordinated to the Obligations in right of payment, the Refinancing Indebtedness is subordinated to the Obligations and the applicable Guarantee at least to the same extent as (and on terms that are at least as favorable to the Secured Parties as those contained in) such Junior Indebtedness so refinanced, (iii) if such Junior Indebtedness is unsecured, the Refinancing Indebtedness is unsecured, (iv) if such Indebtedness is subordinated to the Obligations with respect to lien priority with respect to any of the Collateral, the Refinancing Indebtedness is subordinated to the Obligations with respect to lien priority to the same extent (provided that if such Indebtedness is secured by Liens that are senior to the Liens over the Term Priority Collateral securing the Obligations, the Refinancing Indebtedness may be secured by Liens that are senior or junior to the Liens over the Term Priority Collateral securing the Obligations) and (v) unless incurred by utilizing another basket under Section 10.1, such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Persons who are the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to any intercreditor agreement (including any Applicable Intercreditor Agreement), to the extent the Refinancing Indebtedness is secured by any Collateral, the holders thereof (or their representative on their behalf) shall become party to each Applicable Intercreditor Agreement, (e) [reserved] and (f) in the case of a Refinancing Indebtedness of any Indebtedness permitted pursuant to Sections 10.1(k), (v) or (w), such Indebtedness meets the requirements of the definition of Permitted Other Loans or Permitted Other Notes, as applicable. 76 “Register” shall have the meaning provided in Section 13.6(b)(iii). “Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates (or, for purposes of clauses (A) and (B) of the last proviso of Section 13.5 and the penultimate paragraph of Section 13.5, such Person’s controlled Affiliates) and the partners, managers, members, directors, officers, employees, agents (including sub- agents and co-agents), representatives, trustees, attorneys, attorneys-in-fact, and advisors of such Person and of such Person’s Affiliates, and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Relevant Governmental Body” shall mean, with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived. “Required Lenders” shall mean, at any date, Lenders holding more than 50% of the sum of (a) the Revolving Credit Exposure (with each Lender’s participations in L/C Obligations, Swing Line Loans and Protective Advances being deemed “held” by such Lender) and (b) the unused Aggregate Revolving Credit Commitments; provided that the Revolving Credit Exposure and Revolving Credit Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Reserves” shall mean, with respect to the Borrowing Base, without duplication, all, if any, of the Availability Reserves, Inventory Reserves, Receivables Reserves, Bank Product Reserves, Hedging Reserves and any and all other reserves, including warranty reserves, which the Administrative Agent deems necessary in its Permitted Discretion to maintain with respect to Eligible Accounts or Eligible Inventory that have been established in accordance with Section 2.17. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority. 77 “Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary. “Restricted Payment” shall mean, with respect to the Borrower or any Restricted Subsidiary, any dividend or return any capital to its stockholders or any other distribution, payment or delivery of property or cash to its stockholders on account of such Stock and Stock Equivalents, or redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or set aside any funds for any of the foregoing purposes, other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock). “Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary. “Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement dated as of February 14, 2023 among Avaya Holdings, the Borrower, certain Subsidiaries of the Borrower, the Consenting Stakeholders (as defined therein) as in effect from time to time. “Returns” shall mean, with respect to any Investment, any dividend, distribution, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment. “Revaluation Date” shall mean (a) [reserved]; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the relevant L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require. “Revolving Credit Borrowing” shall mean a borrowing consisting of Revolving Credit Loans to the same Borrower in the same currency and of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by the Appropriate Lenders pursuant to Section 2.1(a). “Revolving Credit Commitments” shall mean, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.1(a), (b) purchase participations in L/C Obligations in respect of Letter of Credit, (c) purchase participations in Swing Line Loans and (d) purchase participations in Protective Advances, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.1(a) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Aggregate Revolving Credit Commitments of all

78 Lenders is $128,125,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to Section 4.2. “Revolving Credit Exposure” shall mean, as to each Revolving Credit Lender at any time, the sum of the Outstanding Amount of such Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the L/C Obligations, the Swing Line Loans and the Protective Advances at such time. “Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a). “Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time, or if the Revolving Credit Commitments have been terminated, any Revolving Credit Exposure. “Revolving Credit Loan” shall have the meaning specified in Section 2.1(a). “RSA Plan” shall mean that certain Joint Prepackaged Plan of Reorganization of Avaya Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [ECF No. 50] as may be amended from time to time in a manner not materially adverse the Lenders. “S&P” shall mean Standard & Poor’s Financial Services LLC or any successor by merger or consolidation to its business. “Same Day Funds” shall mean (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “Sanctioned Person” shall mean, at any time, any Person with which dealings are prohibited by Sanctions. “Sanctions” shall have the meaning provided in Section 8.19. “Sanctions Laws” shall have the meaning provided in Section 8.19. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Section 2.15 Additional Amendment” shall have the meaning provided in Section 2.15(c). 79 “Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c). “Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank (other than any Specified Cash Management Bank), and that is designated by the Borrower in writing to the Administrative Agent as “Secured Cash Management Obligations” which will thereby become Obligations hereunder and under the Security Agreement. “Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank (other than any Specified Hedge Bank), and that is designated by the Borrower in writing to the Administrative Agent as “Secured Hedging Obligations” which will thereby become Obligations hereunder and under the Security Agreement. “Secured Parties” shall mean the Administrative Agent, the Collateral Agent, each L/C Issuer, the Swing Line Lender, each Revolving Credit Lender, each Hedge Bank, each Cash Management Bank and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or appointed by the Collateral Agent with respect to matters relating to any Security Document, in each case, in its capacity as such. “Secured Specified Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and a Specified Cash Management Bank, and that is designated by the Borrower in writing to the Administrative Agent as “Secured Specified Cash Management Obligations” which will thereby become Obligations hereunder and under the Security Agreement. “Secured Specified Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Specified Hedge Bank, and that is designated by the Borrower in writing to the Administrative Agent as “Secured Specified Hedging Obligations” which will thereby become Obligations hereunder and under the Security Agreement. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securitization Asset” shall mean (a) any accounts receivable, royalty or other revenue streams and other rights to payment or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a 80 securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing. Notwithstanding anything herein to the contrary, ABL Priority Collateral shall not constitute a Securitization Asset. “Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries. “Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Securitization Subsidiary” shall mean any Subsidiary of the Borrower in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary transfers Securitization Assets and related assets. “Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time), entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties. “Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Mortgages, (c) all Applicable Intercreditor Agreements and (d) each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or pursuant to any other such Security Document. “Shrink” shall mean Inventory identified by the Borrower as lost, misplaced, or stolen. 81 “Shrink Reserve” shall mean an amount reasonably estimated by the Administrative Agent to be equal to that amount which is required in order that the Shrink reflected in current general ledger of the applicable Credit Party would be reasonably equivalent to the Shrink calculated as part of the applicable Credit Party’s most recent physical inventory (it being understood and agreed that no Shrink Reserve established by the Administrative Agent shall be duplicative of any Shrink as so reflected in the current general ledger of the applicable Credit Party or estimated by the applicable Credit Party for purposes of computing the Borrowing Base). “Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith. “SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the present fair saleable value of the property (on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (ii) such Person is not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital and (iii) such Person is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, and (iv) the fair value of the assets (on a going concern basis) of such Person exceeds, their debts and liabilities, subordinated, contingent or otherwise. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). “Specified Cash Management Bank” shall mean, (i) solely from the Closing Date to the date that is 90 days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its discretion), the providers of the Cash Management Agreements listed on Schedule 1.1(c) hereto to the extent that each such

82 Specified Cash Management Bank has appointed the Administrative Agent as its agent and agreed in writing to be bound by (1) Section 11.12 as if it were a party to this Agreement and (2) Section 2.22 and the provisions of Section 12 of this Agreement as if it were a Lender and (ii) any Cash Management Bank with respect to any other Cash Management Agreement that has been designated as a “last out” Cash Management Agreement and a Specified Secured Cash Management Agreement in accordance with Section 2.22. “Specified Event of Default” shall mean (i) any Event of Default under Section 11.1 or 11.5, (ii) any Event of Default under Section 11.2 with respect to the representation and warranty set forth in Section 8.8(c), (iii) any Event of Default under Section 11.3(b)(i), (iv) any Event of Default under Section 11.3(b)(ii) or (v) any Event of Default arising from failure to comply with the Financial Covenant. “Specified Excess Availability” shall mean the sum of (i) Excess Availability and (ii) the amount by which the Borrowing Base at such time exceeds the Aggregate Revolving Credit Commitments, up to an amount for this clause (ii) not to exceed 2.50% of the Aggregate Revolving Credit Commitments. “Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a). “Specified Hedge Bank” shall mean any Hedge Bank with respect to any other Hedging Agreement that has been designated as a “last out” Hedging Agreement and a Specified Secured Hedging Agreement in accordance with Section 2.22. “Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, the incurrence of any Incremental Commitments or other event that by the terms of this Agreement requires any test or covenant to be calculated on a “Pro Forma Basis”. “Spot Rate” for a currency shall mean the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or any L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made. “SPV” shall have the meaning provided in Section 13.6(f). “Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a 83 Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Stated Maturity” shall mean, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for payment thereof. “Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock unless and until such instrument is so converted or exchanged; provided, further that, solely with respect to any CFC or CFC Holding Company, Stock shall also include any instrument or security treated as stock for U.S. federal income tax purposes. “Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged. “Subscription Contract” shall mean each customer subscription contract entered into by the Borrower and its Restricted Subsidiaries and reported within the Borrower’s subscription product and support profit centers. “Subscription Contract ARR” shall mean, with respect to each Subscription Contract, an amount equal to (i) the Monthly Booking Value thereof times (ii) twelve months. “Subsequent Transaction” shall have the meaning provided in Section 1.12. “Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, unlimited company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% 84 voting equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. “Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower. “Successor Borrower” shall have the meaning provided in Section 10.3(a). “Supermajority Lenders” shall mean, at any date, Lenders holding more than 66.7% of the sum of (a) the Revolving Credit Exposure (with each Lender’s participations in L/C Obligations, Swing Line Loans and Protective Advances being deemed “held” by such Lender) and (b) the unused Aggregate Revolving Credit Commitments; provided that the Revolving Credit Exposure and Revolving Credit Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders. “Supported QFC” shall have the meaning provided in Section 13.23. “Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon), including a survey based on aerial photography that is (a) (i) prepared by a licensed surveyor or engineer, (ii) certified by the surveyor (in a manner reasonable in light of the size, type and location of the Real Estate covered thereby) to the Administrative Agent and the Collateral Agent and (iii) sufficient, either alone or in connection with a survey (or “no change”) affidavit in form and substance customary in the applicable jurisdiction, for the applicable title company to remove (to the extent permitted by Applicable Law) or amend all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue such endorsements or other survey coverage, to the extent available in the applicable jurisdiction, as the Collateral Agent may reasonably request or (b) otherwise reasonably acceptable to the Collateral Agent, taking into account the size, type and location of the Real Estate covered thereby. “Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender). 85 “Swing Line Borrowing” shall mean a borrowing of Swing Line Loans to the same Borrower in the same currency pursuant to Section 3.2. “Swing Line Lender” shall mean Citibank, N.A., in its capacity as provider of Swing Line Loans, or any successor swing line lender to the Borrower hereunder. “Swing Line Loan” shall have the meaning provided in Section 3.2(a). “Swing Line Loan Notice” shall mean a notice of a Swing Line Borrowing pursuant to Section 3.2(b), which, if in writing, shall be substantially in the form of Exhibit A. “Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $15,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Tax Distribution” shall have the meaning provided in Section 10.6(d)(i). “Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing. “Term Loan Administrative Agent” shall mean Wilmington Savings Fund Society, FSB, in its capacity as the administrative agent under the Term Loan Credit Agreement and/or any successor agent under the Term Loan Credit Documents. “Term Loan Collateral Agent” shall mean Wilmington Savings Fund Society, FSB in its capacity as the collateral agent under the Term Loan Credit Agreement and/or any successor agent under the Term Loan Credit Documents. “Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement dated as of May 1, 2023 among Holdings, the Borrower, the Term Loan Administrative Agent and the several banks and other financial institutions from time to time party thereto, as may be otherwise amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time, in each case to the extent permitted hereunder and under the Applicable Intercreditor Agreements (unless such agreement, instrument or document expressly provides that it is not intended to be and is not the Term Loan Credit Agreement). “Term Loan Credit Documents” shall mean, collectively, (a) the Term Loan Credit Agreement and (b) the security documents, intercreditor agreements, guarantees, joinders and other agreements or instruments executed in connection therewith, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.

86 “Term Loan Obligations” shall mean “Obligations” under and as defined in the Term Loan Credit Agreement. “Term Loans” shall mean “Term Loans” under and as defined in the Term Loan Credit Agreement. “Term Priority Collateral” shall have the meaning under and as defined in the ABL Intercreditor Agreement. “Term SOFR” shall mean: (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such ABR SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Adjustment” shall mean a percentage equal to 0.00% per annum. 87 “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Loan” shall mean each Loan denominated in Dollars bearing interest based on Adjusted Term SOFR. “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been or were required to have been delivered (or, for purposes of any calculation of a financial ratio under this Agreement other than the Financial Covenant, for which the financial statements described in Section 9.1(a) or (b) are otherwise available). “Transaction Expenses” shall mean any fees, costs, liabilities or expenses incurred or paid by Avaya Holdings, the Borrower or any of their respective Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby including in respect of the commitments, negotiation, documentation and closing (and post-closing actions in connection with the Collateral) of the Credit Facilities. “Transactions” shall mean, collectively, the (i) consummation of the Plan, (ii) the consummation of the transactions contemplated in the Restructuring Support Agreement, (iii) the execution of, and funding (or deemed funding) under, the Credit Documents and the Term Loan Credit Documents, (iv) the other transactions contemplated by the Plan, and (v) the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing. “Transferee” shall have the meaning provided in Section 13.6(e). “Type” shall mean, as to any Revolving Credit Loan denominated in Dollars, its nature as an ABR Loan or a Term SOFR Loan. “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York, or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral. “U.K. Financial Institution” shall mean any BBRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. 88 “U.K. Resolution Authority” shall mean the Bank of England and any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution. “Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfinanced Capital Expenditures” shall mean, for any period, the aggregate of all expenditures paid in cash by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower or the Restricted Subsidiary and excluding: (i) expenditures to the extent financed with (A) insurance proceeds, (B) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (C) proceeds from any Disposition of assets that are permitted to be re-invested or not required to be applied to prepay Term Loan Obligations, (D) any Indebtedness (other than the Loans hereunder) or (E) amounts included in the definition of “Available Equity Amount”, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for, or reimbursed to the Borrower or any Restricted Subsidiary in cash or Cash Equivalents, by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) in respect of such expenditures to such Person or any other Person (whether before, during or after such period), (iv) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired, (v) expenditures that constitute Permitted Acquisitions, (vi) interest capitalized during such period, (vii) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (viii) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a sale-leaseback transaction to the extent of the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such sale-leaseback transaction. 89 “Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Pension Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Closing Date, exceeds the fair market value of the assets allocable thereto. “unreallocated portion” shall have the meaning provided in Section 2.16(a)(ii). “Unreimbursed Amount” shall have the meaning provided in Section 3.1(c)(iii). “Unrestricted Cash” shall mean, without duplication, all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date, excluding any cash and Cash Equivalents with respect to which a Lien (other than any Lien permitted under clause (x) or (bb) of the definition of Permitted Encumbrance) senior to the Lien securing the Obligations is granted for the benefit of other Indebtedness or obligations (but may include cash and Cash Equivalents securing the Obligations along with the Term Loan Obligations pursuant to the Applicable Intercreditor Agreement). “Unrestricted Escrow Subsidiary” shall have the meaning provided in Section 1.11. “Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent; provided that in each case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation, (y) subject to Section 1.11, no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (z) such Unrestricted Subsidiary shall also be designated as an “Unrestricted Subsidiary” under any Indebtedness in a principal amount of not less than $100,000,000 (to the extent such concept exists under the definitive documentation in respect thereof) and (c) each Subsidiary of an Unrestricted Subsidiary; provided, further, that if a Subsidiary being designated as an Unrestricted Subsidiary has assets included in the Borrowing Base before the designation of at least 5% of the Borrowing Base, then the Borrower shall deliver an updated Borrowing Base Certificate to the Administrative Agent at the time of such designation. No Subsidiary may be designated as an Unrestricted Subsidiary if at such time of designation it holds intellectual property that is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation,

90 it would constitute a “Restricted Subsidiary” under the definitive documentation in respect of any Indebtedness in a principal amount of not less than $100,000,000 (to the extent such concept exists under the definitive documentation in respect of such Indebtedness). The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if, subject to Section 1.11, no Event of Default exists or would result from such re-designation. Such redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to constitute the incurrence of Indebtedness and Liens of such Subsidiary (and reduction in an outstanding Investment). “Unused Amount” shall mean, on any day the Aggregate Revolving Credit Commitments then in effect minus the aggregate Revolving Credit Loans minus the aggregate L/C Obligations; provided that the Unused Amount shall never be less than zero. “U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Lender” shall have the meaning provided in Section 5.4(h). “Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances; provided that for the purpose of the definition of “Excluded Stock and Stock Equivalents” and in each reference to the Voting Stock of any CFC or CFC Holding Company, Voting Stock shall also include any instrument treated as voting stock for U.S. federal income tax purposes. “Weekly Monitoring Period” shall mean a period (a) during the occurrence and continuance of any Specified Event of Default or (b) commencing on the date on which the Specified Excess Availability shall have been less than the greater of (x) $16,000,000 and (y) 12.5% of the Line Cap for five (5) consecutive Business Days and ending on the date on which the Specified Excess Availability shall have been at least the greater of (x) $16,000,000 and (y) 12.5% of the Line Cap for twenty consecutive calendar days. “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between each such date and the making of each such payment; by (b) the then-outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any 91 prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable determination date shall be disregarded. “Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person. “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA. “Write-Down and Conversion Powers” shall mean, with (a) respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to any UK Resolution Authority, (i) any powers under any Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2 Other Interpretive Provisions With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof. (c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. 92 (f) The words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (g) All references to “knowledge” or “awareness” of any Credit Party or a Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of a Credit Party or such Restricted Subsidiary. (h) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. (i) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof. (j) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document. (k) For purposes of determining compliance with any one of Sections 9.9, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 1.1, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time; provided that (x) all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (y) all Indebtedness outstanding under the Term Loan Credit Documents (and any Refinancing Indebtedness thereof) will be deemed at all times to have been incurred in reliance only on the exception in clause (b) of Section 10.1 and (ii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder). (l) All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an 93 objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable. 1.3 Accounting Terms (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP. Notwithstanding anything set forth herein, the financial data, financial ratios and other financial calculations shall not give effect to the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies. (b) Notwithstanding anything to the contrary herein, (i) other than in connection with the actual testing of the Financial Covenant, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (or, for purposes of determining compliance with any test or covenant governing the permissibility of any transaction hereunder, during such period and thereafter and on or prior to such date of determination), the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, and the Consolidated Secured Net Leverage Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any ratio governing the permissibility of any transaction to be consummated on a Pro Forma Basis hereunder, (A) the cash proceeds of any incurrence of debt then being incurred in connection with such transaction shall not be netted from Consolidated Total Debt and (B) Consolidated Total Debt shall be calculated after giving effect to any prepayment of Indebtedness, in each case for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable. If since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries, in each case, since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this definition. Solely for purposes of the calculation of the Fixed Charge Coverage Ratio to determine whether the conditions set forth in Section 10.6(c) are satisfied, the denominator thereof shall also include the actual amount of such Restricted Payment actually being made in cash on a Pro Forma Basis. 1.4 Rounding Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this

94 Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted or not prohibited by any Credit Document and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. 1.6 Times of Day Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). 1.7 Timing of Payment or Performance When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as applicable. 1.8 [Reserved] 1.9 Currency Equivalents Generally (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. (b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant equivalent amount of such Dollar Amount in Alternative Currency (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be. 95 (c) In determining whether any Indebtedness, Investment, Lien, Disposition, Restricted Payment or any other amount under a “fixed amount” basket denominated in Dollars may be incurred in a currency other than Dollars, such amount shall be determined based on the currency exchange rate determined at the time of such incurrence (or, in the case of any revolving Indebtedness or any amount committed to be made, at the time it is first committed); provided that no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Lien, Disposition, Restricted Payment or such other amount is incurred or made; provided, further that for purpose of determining Consolidated Net Income, Consolidated EBITDA, Consolidated Total Debt or any other amount or ratio determined based on Consolidated Net Income, Consolidated EBITDA or Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials. 1.10 Classification of Loans and Borrowings For purposes of this Agreement, Revolving Credit Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”). 1.11 Unrestricted Escrow Subsidiary Any Indebtedness permitted to be incurred hereunder may be incurred, at the option of the Borrower, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance with Section 10.5, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary as deposit of interest expenses and fees, additional cash collateral or for other purposes, which Unrestricted Escrow Subsidiary will then merge with and into the Borrower or any of the Restricted Subsidiaries with the Borrower or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary. So long as such Indebtedness would have been permitted to be incurred directly by the Borrower or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Borrower, at the time the LCT Election is made, the creation, designation and re-designation of the Unrestricted Escrow Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Borrower or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time. 1.12 Limited Condition Transactions In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”; provided that such election may be revoked by the Borrower at any time prior to the 96 consummation or abandonment of the Limited Condition Transaction in question), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Interest Expense or Consolidated Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earliest of the date on which (i) such Limited Condition Transaction is consummated, (ii) the LCT Election is revoked by the Borrower and (iii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated. 1.13 Rates The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or any relevant adjustments thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Related Parties may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for 97 damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.14 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its capital stock at such time. SECTION 2 Amount and Terms of Credit 2.1 Revolving Credit Borrowing (a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving credit loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day after the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, each of the Availability Requirements shall be met. Revolving Credit Loans shall be made to the Borrower in Dollars. Revolving Credit Loans to the Borrower denominated in Dollars may be ABR Loans or Term SOFR Loans, as further provided herein. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(a), prepay under Section 2.5 and reborrow under this Section 2.1(a). (b) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 2.1(a) or in Section 7), the Administrative Agent is authorized by the Borrower and the Revolving Credit Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make loans denominated in Dollars that are ABR Loans (each such loan, a “Protective Advance”) on behalf of all Revolving Credit Lenders to the Borrower at any time that any condition precedent set forth in Section 7 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the Collateral, or any portion thereof or (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Any Protective Advance may be made in a principal amount that would result in the Availability Requirements not being met; provided that no Protective Advance may be made to the extent that, after giving effect to such Protective Advance (together with the Outstanding Amount of any other outstanding Protective Advances) the aggregate Outstanding Amount of all Protective Advances outstanding hereunder would exceed 5% of the Borrowing Base as determined on the date of such proposed Protective Advance; provided further that the Aggregate Revolving Credit Exposure at such time shall not exceed the Aggregate Revolving Credit Commitments as then in effect. Each

98 Protective Advance shall be secured by the Liens in favor of the Administrative Agent on behalf of the Secured Parties in and to the Collateral and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion and under no circumstance shall the Borrower have the right to require that a Protective Advance be made. At any time that the conditions precedent set forth in Section 7 have been satisfied or waived, the Administrative Agent may request the Revolving Credit Lenders to make a Revolving Credit Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Appropriate Lenders to fund their risk participations described in Section 2.1(c) below. (c) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each Revolving Credit Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Share. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. (d) Notwithstanding anything to the contrary in any Credit Document, but subject to Section 2.12, each Lender may, at its option, make Revolving Credit Loans, Swing Line Loans or Protective Advances, as applicable, available to the Borrower by causing its applicable Lending Office or any foreign or domestic branch or Affiliate of such Lender to make such Loans; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the other Credit Documents and (ii) no Credit Party shall be obliged to make any payment pursuant to Section 2.10, 2.11, 5.4 (or the comparable provisions in Section 14) in excess of any payment that would have been due to Lender pursuant to Section 2.10, 2.11 or 5.4 (or the comparable provisions under Section 14), respectively, if the Lender had made such Loan through its Lending Office (other than (i) Loans made through any foreign or domestic branch or Affiliate of a Lender at the written request of the Borrower or (ii) payments as a result of any change after the exercise of such option in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority). (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit, Swing Line Loans and Protective Advances are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. 99 2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings (a) Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of the amount of $500,000 in excess thereof. (b) Except as provided in Sections 3.1(c) and 3.2(c), and except for Protective Advances which shall be made in the amounts required by Section 2.1(b), each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of the amount of $100,000 in excess thereof. (c) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 10 Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent. 2.3 Borrowings, Conversions and Continuations (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s revocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (i) not later than 12:00 noon (New York, New York time) three (3) Business Days prior to the requested date of any Borrowing or continuation of Term SOFR Loans or any conversion of ABR Loans to Term SOFR Loans, and (ii) not later than 11:00 a.m. (New York, New York time) on the requested date of any Borrowing of ABR Loans. Each telephonic notice by the Borrower pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing or Notice of Conversion or Continuation, appropriately completed and signed by an Authorized Officer of the Borrower. Each Notice of Borrowing or Notice of Conversion or Continuation (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) [reserved], (v) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, (vi) [reserved] and (vii) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Notice of Borrowing or Notice of Conversion or Continuation or fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Notice of Borrowing or Notice of Conversion or Continuation, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. (b) Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable 100 Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York, New York time), in each case on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 7, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Notice of Borrowing with respect to a Borrowing is given by the Borrower, there are L/C Borrowings in respect of Letters of Credit outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above. (c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the Administrative Agent’s prime rate used in determining the ABR promptly following the public announcement of such change. (d) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted or continued as Term SOFR Loans. 2.4 Disbursement of Funds (a) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.3(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such Pro Rata Share available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this 101 Section 2.4(a) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower (to the extent such amount is covered by interest paid by such Lender) the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (b) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder). 2.5 Repayment of Loans; Evidence of Debt (a) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date. (b) Swing Line Loans. The Borrower shall repay each of its Swing Line Loans on the Maturity Date. (c) Protective Advances. The Borrower shall repay to the Administrative Agent the then unpaid amount of each of its Protective Advances on the Maturity Date. (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement. (e) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder and, if applicable, the relevant tranche thereof and the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (f) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

102 (g) The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial Borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s expense a promissory note substantially in the form of Exhibit B, evidencing the Loans owing to such Lender. Each Lender may attach schedules to its note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. 2.6 [Reserved] 2.7 [Reserved] 2.8 Interest (a) Subject to the provisions of Section 2.8(b), (i) each Term SOFR Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate and (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Rate. (b) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), and an Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing, then, upon the giving of written notice by the Administrative Agent to the Borrower (except in the case of an Event of Default under Section 11.5, for which no notice is required), such overdue amount (other than any such amount owed to a Defaulting Lender) shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a)(ii) plus 2% from the date of written notice to the date on which such amount is paid in full (after as well as before judgment) (or if an Event of Default under Section 11.5 shall have occurred and be continuing, the date of the occurrence of such Event of Default). (c) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the first Business Day of each April, July, October and January, (ii) in respect of each Term SOFR Loan, on the last day of each Interest Period applicable thereto, and (iii) in respect of each Loan, (A) on any prepayment; provided that interest on ABR Loans shall only become due pursuant to this clause (A) if the aggregate principal amount of the ABR Loans then-outstanding is repaid in full, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand. Notwithstanding anything herein to the contrary, interest payable pursuant to Section 2.8(b) shall be payable on demand. 103 (d) All computations of interest hereunder shall be made in accordance with Section 5.5. 2.9 Interest Periods At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans in accordance with Section 2.3(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, three or six month period. Notwithstanding anything to the contrary contained above: (a) the initial Interest Period for any Borrowing of Term SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the preceding Interest Period expires; (b) if any Interest Period relating to a Borrowing of Term SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Term SOFR Loan if such Interest Period would extend beyond the Maturity Date. 2.10 Increased Costs, Illegality, Etc. (a) In the event that the Administrative Agent or any Lender has reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto): (i) on any date for determining Term SOFR for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the market for such rate, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR; or (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loans (other 104 than any increase or reduction attributable to (A) Indemnified Taxes, (B) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or Lender and any branch profits Taxes imposed on such Agent or Lender as a result of such Agent or Lender being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (C) Taxes included under clauses (c) through (e) of the definition of “Excluded Taxes”) because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the market for such rate or the position of such Lender in such market; or (iii) at any time, that the making or continuance of any Term SOFR Loan has become unlawful as a result of compliance by any Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the market; then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Appropriate Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Appropriate Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Term SOFR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, as applicable, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating, interest or otherwise, as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law. (b) At any time that any Term SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Term SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected Term SOFR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan 105 is then-outstanding, upon at least three Business Days’ notice to the Administrative Agent require the affected Lender to convert each Term SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b). (c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliates’ capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or any Affiliate thereof could have achieved but for such Change in Law (taking into consideration such Lender’s or parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any Applicable Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice. (d) Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.10 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities. 2.11 Compensation If (i) any payment of principal of any Term SOFR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (ii) any Borrowing of Term SOFR Loans is not made as a result of a withdrawn Notice of Borrowing, (iii) any ABR Loan is not converted into a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (iv) any Term SOFR Loan is not continued as a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation or (v) any prepayment of principal of any Term SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain

106 such Term SOFR Loan. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities. 2.12 Change of Lending Office Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 5.4 (or the comparable provisions under Section 14) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4 (or the comparable provisions under Section 14). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation. 2.13 Notice of Certain Costs Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 (or the comparable provisions in Section 14) is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4 (or the comparable provisions under Section 14), as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower (except that, if the event giving rise to such additional cost, reduction in amounts, loss, tax or other additional amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). 2.14 Incremental Credit Extensions (a) Incremental Revolving Credit Request. The Borrower may at any time and from time to time, on one or more occasions, after the Closing Date, by notice to the Administrative Agent, request one or more increases to the aggregate principal amount of the Revolving Credit Commitments (the “Incremental Commitments”). (b) Size. The aggregate principal amount of all Incremental Commitments hereunder, together with the then-existing Revolving Credit Commitments, shall not exceed $200,000,000. Each Incremental Commitment will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above. 107 (c) Incremental Lenders. Incremental Commitments may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of the Incremental Commitments, nor will the Borrower have any obligation to approach any existing Lender(s) to provide any Incremental Commitments) or by any Additional Lender on terms permitted by this Section 2.14; provided that the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Incremental Commitments if such consent would be required under Section 13.6(b)(ii) for an assignment of Revolving Credit Commitments to such Person. Final allocations of Incremental Commitments will be made by the Borrower together with the arrangers thereof, if any, in their discretion. (d) Incremental Amendments. Incremental Commitments shall become Revolving Credit Commitments under this Agreement pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Person providing such Incremental Commitments and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Credit Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Commitments. (e) Conditions. The availability of the Incremental Commitments under this Agreement will be subject solely to the following conditions: (i) No Event of Default shall have occurred and be continuing or would exist after giving effect thereto; and (ii) all representations and warranties set forth in Section 8 and the other Credit Documents shall be true and correct in all material respects on and as of the date of effectiveness of the Incremental Commitments except any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be, provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (f) Terms. Except as set forth in clause (g) below or with respect to any FILO Tranche under Section 2.14(h) below, any Incremental Commitments shall be on the same terms (including as to maturity and guarantee and collateral) and pursuant to the same documentation applicable to the Revolving Credit Commitments; provided that if a financial covenant is added for the benefit of the Incremental Commitments, no consent from any Lender or the Administrative Agent is required to the extent that such financial covenant is also added for the benefit of the existing credit facilities. 108 (g) Pricing. Other than (x) in the case of a FILO Tranche as described below and (y) upfront fees paid upon the effectiveness of the Incremental Commitments, the pricing in respect of the Incremental Commitments shall be identical to the existing Revolving Credit Commitments. (h) FILO Tranche. Notwithstanding anything set forth above, the Borrower may incur Incremental Commitments in the form of a separate “first-in, last-out” or “last-out” tranche (the “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts and original issue discounts, in each case to be agreed upon among the Borrower and the lenders providing the FILO Tranche (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Rate for the existing Revolving Credit Loans) so long as (a) the final scheduled maturity of any FILO Tranche shall not occur, and no FILO Tranche shall require mandatory commitment reductions prior to, the latest then-existing Maturity Date; and (b) the other terms of the FILO Tranche shall be reasonably satisfactory to the Administrative Agent. (i) Reallocation of Revolving Credit Exposure. Upon the effectiveness of the Incremental Commitments (other than pursuant to clause (h) above): (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing an increase to the Revolving Credit Commitments, and each such Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender will equal the percentage of the Aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitments; (ii) [reserved]; and (iii) if, on the date of any increase to Revolving Credit Commitments there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Commitments be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.11. (j) The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.14. (k) Foreign Revolving Credit Commitments. The Borrower may at any time and from time to time, on one or more occasions, after the Closing Date, by notice to the Administrative Agent, request Incremental Commitments take the form of a separate tranche of 109 commitments available to be borrowed by Foreign Subsidiaries organized under the laws of Canada, England and Wales, Ireland and/or Germany (the “Incremental Foreign Commitments”). Any such Incremental Amendment incorporating the Incremental Foreign Commitments into this Agreement and the other Credit Documents shall be as negotiated between the Borrower, the applicable Foreign Subsidiaries and the Lenders providing such Incremental Foreign Commitments and shall otherwise be subject to the other terms and conditions of this Section 2.14 to the extent applicable; provided that it is understood and agreed that without the prior written consent of the Administrative Agent, each Lender, each L/C Issuer and the Swing Line Lender (each granted in its sole discretion) (i) any foreign borrowing base supporting the Incremental Foreign Commitments shall not utilize the domestic Borrowing Base and (ii) no Lender, L/C Issuer or Swing Line Lender shall be obligated to enter into any “collateral allocation mechanism” or similar arrangement vis-a-vis any foreign borrowing base supporting the Incremental Foreign Commitments. 2.15 Extension of Revolving Credit Commitments (a) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related Revolving Credit Loans thereunder, “Existing Revolving Credit Loans”) be converted to extend the Maturity Date thereof (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Revolving Credit Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Lender which such request shall be offered equally to all such Lenders) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which, shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (B) if not consistent with the terms of the applicable Existing Revolving Credit Commitments, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of such Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Commitments receive the benefit of such more restrictive terms or (y) any such provisions apply after the Maturity Date of any Revolving Credit Commitments then outstanding under this Agreement, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discount and premiums with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins rate floors, upfront fees, funding discounts, original issue discount and premiums for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y) the commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee rate for the Specified Existing Revolving Credit Commitment and (z) the amount

110 of the Extended Revolving Credit Commitments and the principal amount of the Extended Revolving Credit Loans shall not exceed the amount of the Specified Existing Revolving Credit Commitments being extended and the principal amount of the related Existing Revolving Credit Loans being extended, respectively, and provided further that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Specified Existing Revolving Credit Commitment and the other Existing Revolving Credit Commitments (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and repayment procedures of the applicable Credit Facility) and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Revolving Credit Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Revolving Credit Extension Request. Any Extended Revolving Credit Commitments shall constitute a separate class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments; provided that any Extended Revolving Credit Commitments may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding class of Revolving Credit Commitments other than the Existing Revolving Credit Commitments from which such Extended Revolving Credit Commitments were converted. (b) Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments subject to such Revolving Credit Extension Request converted into Extended Revolving Credit Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Revolving Credit Extension Request of the amount of its Revolving Credit Commitments subject to such Revolving Credit Extension Request that it has elected to convert into Extended Revolving Credit Commitments. In the event that the aggregate amount of Revolving Credit Commitments subject to Extension Elections exceeds the amount of Extended Revolving Credit Commitments requested pursuant to the Revolving Credit Extension Request, Revolving Credit Commitments subject to Extension Elections shall be converted to Extended Revolving Credit Commitments on a pro rata basis based on the amount of Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all then-outstanding Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit or Swing Line Loans under Section 3, except that the applicable Extension Amendment may provide that the Letter of Credit Expiration Date may be extended and the related obligations to issue Letters of Credit may be continued so long as the applicable L/C Issuer has consented to such extensions in its sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension). 111 (c) Extended Revolving Credit Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the last sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Credit Commitments) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. Notwithstanding anything to the contrary in this Section 2.15, and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15 Additional Amendments comply with the requirements of Section 2.15 and do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, consents applicable to holders of any Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section 13.1. (d) Notwithstanding anything to the contrary contained in this Agreement, if on any date on which any Existing Revolving Credit Commitments are converted, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments. (e) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.15. (f) No conversion of Loans or Revolving Credit Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. 2.16 Defaulting Lender (a) Reallocation. Notwithstanding anything to the contrary herein, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Protective Advance participation pursuant to Section 2.1(c), any outstanding Letter of Credit participation pursuant to Section 3.1 and Swing Line Loan participation pursuant to Section 3.2 of such Defaulting Lender: 112 (i) the Protective Advance participation pursuant to Section 2.1(c), the Letter of Credit participation pursuant to Section 3.1 and the Swing Line Loan participation pursuant to Section 3.2, in each case, of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders who are Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided that, in each case above, (a) the Revolving Credit Exposure of each Non-Defaulting Lender may not in any event exceed its Revolving Credit Commitment as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuers, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and (ii) to the extent that any portion (the “unreallocated portion”) of any Defaulting Lender’s Letter of Credit participation pursuant to Section 3.1 and Swing Line Loan participation pursuant to Section 3.2 cannot be so reallocated, whether by reason of the proviso in clause (i) above or otherwise, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the relevant L/C Issuer and/or the Swing Line Lender, as the case may be), (1) Cash Collateralize the obligations of the Borrower to the relevant L/C Issuer in respect of such Letter of Credit participation pursuant to Section 3.1, in an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit participation pursuant to Section 3.1, or (2) in the case of such Swing Line Loan participation pursuant to Section 3.2, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (3) make other arrangements satisfactory to the Administrative Agent, and to the relevant L/C Issuer and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender. (b) Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 3.1(i) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of any such Defaulting Lender that was or is a Lender (x) to the extent that a portion of the Letter of Credit participation pursuant to Section 3.1 of such Defaulting Lender is reallocated to the applicable Non-Defaulting Lenders pursuant to Section 2.16(a) above, such fees under Section 3.1(i) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their applicable Revolving Credit Commitments and (y) to the extent any portion of such Letter of Credit participation pursuant to Section 3.1 cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the relevant L/C Issuer, as their interests appear. (c) Cure. If the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon (as of the effective date specified in such notice and subject to any conditions set forth therein), such Lender will, to the extent applicable, purchase such portion of 113 outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Aggregate Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit participations pursuant to Section 3.1 and Swing Line Loan participations pursuant to Section 3.2 of the Lenders to be on a pro rata basis in accordance with their respective Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Commitments and Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. 2.17 Reserves Notwithstanding anything to the contrary, the Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Reserves; provided that the Administrative Agent shall have provided the Borrower at least five (5) Business Days’ prior written notice of any such establishment or change; provided, further, that during such five (5) Business Day period the Borrower shall not request any Credit Extension hereunder that would cause the Availability Requirements to fail to be satisfied if such proposed Reserve were in place. Upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Reserve or change, and the Borrower may take such action as may be required so that the event, condition, circumstance or new fact that is the basis for such Reserve or change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition, other circumstance or new fact that is the basis for such new Reserve or such change no longer exists or has otherwise been adequately addressed by the Borrower. Any Reserve established or modified by the Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such Reserve, as reasonably determined, without duplication, by the Administrative Agent in its Permitted Discretion. 2.18 Benchmark Replacement Setting (a) Benchmark Replacement (i) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings

114 without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (ii) No Hedging Agreement shall constitute a “Credit Document” for purposes of this Section 2.18. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non- 115 representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period with respect to the applicable Benchmark and, failing that, in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for an ABR Borrowing or conversion to ABR Loans in the amount specified therein, and (ii) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. 2.19 [Reserved] 2.20 [Reserved] 2.21 [Reserved] 2.22 Reports on Cash Management Obligations and Secured Hedging Obligations Each Lender or Affiliate thereof providing Cash Management Services for, or having Hedging Agreements with, any Credit Party or any Subsidiary, shall deliver to the Administrative Agent, promptly after entering into Cash Management Agreements or Hedging Agreements, written notice setting forth the aggregate amount of all Obligations under (x) Secured Cash Management Agreements and Secured Specified Cash Management Agreements (and in the case of a Secured Specified Cash Management Agreement, acknowledging and agreeing that such Obligations shall be “last out” Obligations), and (y) Secured Hedging Agreements and Secured Specified Hedging Agreements (and in the case of a Secured Specified Hedging Agreement, acknowledging and agreeing that such Obligations shall be “last out” Obligations), in each case of such Credit Party or Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, but in any event not less than monthly, a summary of the amounts due or to become due in respect of such Secured Cash Management Agreements, Secured Specified Cash Management 116 Agreements, Secured Hedging Agreements and Specified Secured Hedging Agreements. The most recent information provided to the Administrative Agent shall be used in determining the amount of Reserves (if any) to be taken against the Borrowing Base and the amounts to be applied in respect of such Secured Cash Management Agreements, Secured Specified Cash Management Agreements, Secured Hedging Agreements or Secured Specified Hedging Agreements pursuant to Section 11.12 and which tier of the waterfall, contained in Section 11.12, such Secured Cash Management Agreements, Secured Specified Cash Management Agreements, Secured Hedging Agreements and/or Secured Specified Hedging Agreements will be placed. SECTION 3 Letters of Credit and Swing Line Loans 3.1 Letters of Credit (a) The Letter of Credit Commitments. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Appropriate Lenders set forth in this Section 3.1, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Alternative Currencies for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any direct or indirect Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.1(b), and (y) to honor drawings under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries, in each case, pursuant to this Section 3.1; provided that after giving effect to each L/C Credit Extension, (i) the Availability Requirements shall be satisfied and (ii) the Outstanding Amount of the L/C Obligations, and the Outstanding Amount of the L/C Obligations of each L/C Issuer, shall not exceed the applicable L/C Sublimit; provided further that (i) notwithstanding anything herein to the contrary, no L/C Issuer shall have any obligation hereunder to issue any Letter of Credit that is in a form other than a standby letter of credit, except as may be agreed by such L/C Issuer and (ii) no L/C Issuer shall be obligated to issue a Letter of Credit denominated in an Alternative Currency without its express agreement. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Closing Date Existing Letters of Credit shall be deemed to have been issued pursuant to this Section 3.1(a) hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Each L/C Issuer party hereto that is an issuer of Closing Date Existing Letters of Credit agrees to the foregoing arrangements with respect to the Closing Date Existing Letters of Credit issued by it, notwithstanding that such provisions may cause the Outstanding Amount of the L/C Obligations of such L/C Issuer to exceed its applicable L/C Sublimit; provided that, in such 117 event, such L/C Issuer shall not be obligated to issue or renew any new Letters of Credit until the applicable conditions precedent in Section 3.1(a) have been satisfied. (ii) An L/C Issuer shall not issue any Letter of Credit if: (A) subject to Section 3.1(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless otherwise agreed by the applicable L/C Issuer and the Administrative Agent in their sole discretion; (B) the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless (1) each Appropriate Lender shall have approved such expiry date or (2) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or otherwise backstopped in a manner that is mutually agreeable between the Borrower and the applicable L/C Issuer; or (C) the beneficiary of the Letter of Credit is either resident in Ireland or, where such beneficiary is a legal person, its place of establishment to which the Letter of Credit relates is Ireland unless the L/C Issuer is either (x) authorized under the laws of Ireland to issue Letters of Credit to any such beneficiary or (y) exempted from the requirement to have any such authorization under the laws of Ireland. (iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Applicable Law or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder); (B) the issuance of such Letter of Credit would violate one or more policies or procedures of such L/C Issuer applicable to letters of credit generally; or (C) such Letter of Credit is to be denominated in a currency other than Dollars. (iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

118 (v) Each L/C Issuer shall act on behalf of the Appropriate Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon (New York, New York time) at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof, and the name of the Borrower for whose account the Letter of Credit is to be issued; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated; (h) [reserved] and (i) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. (ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each 119 Letter of Credit, each Appropriate Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit. (iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (the maturity of which shall in no event extend beyond the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized or otherwise backstopped in a manner that is mutually agreeable between the Borrower and the applicable L/C Issuer) (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (each, a “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon by the relevant L/C Issuer and the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Appropriate Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time until an expiry date not later than the applicable Letter of Credit Expiration Date unless such Letter of Credit has been Cash Collateralized or otherwise backstopped in a manner that is mutually agreeable between the Borrower and the applicable L/C Issuer; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 3.1(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the applicable Nonrenewal Notice Date from the Administrative Agent or any Appropriate Lender, or the Borrower that one or more of the applicable conditions specified in Section 7 is not then satisfied. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a non-negotiable copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall examine drawing documents within the period stipulated by the terms and conditions of the Letter of Credit. After such examination, such L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the relevant L/C Issuer in such Alternative Currency, unless (A) the relevant L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any 120 such requirement for reimbursement in Dollars, the Borrower shall have notified the relevant L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the relevant L/C Issuer shall notify the Borrower of the Dollar Amount of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the first Business Day following the date of any payment by any L/C Issuer under a Letter of Credit to be reimbursed in Dollars (including all Letters of Credit denominated in Dollars), or the Applicable Time on the first Business Day following the date of any payment by any L/C Issuer under an Alternative Currency Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars or in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of ABR Loans in Dollars to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (or, in the case of an Unreimbursed Amount denominated in a currency other than Dollars, the Dollar Amount thereof), without regard to the minimum and multiples specified in Section 2.2 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 7 (other than the delivery of a Notice of Borrowing). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 3.1(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, all Revolving Credit Borrowings pursuant to this Section 3.1(c)(i) shall be in Dollars. (ii) Each Revolving Credit Lender (including any such Revolving Credit Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 3.1(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Dollar Amount of any Unreimbursed Amount in respect of a Letter of Credit, in each case, not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 3.1(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. (iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing because the conditions set forth in Section 7 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the Dollar Amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall 121 be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 3.1(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.1. For the avoidance of doubt, all L/C Borrowings pursuant to this Section 3.1(c)(iii) shall be in Dollars. (iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 3.1(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer. (v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under the applicable Letters of Credit, as contemplated by this Section 3.1(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 3.1(c) is subject to the conditions set forth in Section 7 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.1(c) by the time specified in Section 3.1(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 3.1(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Appropriate Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 3.1(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative

122 Agent), the Administrative Agent will distribute to such Appropriate Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent. (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 3.1(c)(i) is required to be returned under any of the circumstances described in Section 13.19 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that Holdings or any Credit Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; 123 (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; (vi) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guarantees or any other guarantee, for all or any of the Obligations of any Credit Party in respect of such Letter of Credit; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to punitive or consequential damages or lost profits, claims in respect of which are waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by acts or omissions of such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer. (f) Role of L/C Issuers. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) a problem with the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 3.1(f); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to lost profits or punitive or consequential damages suffered by the Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or 124 the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders require the Borrower to Cash Collateralize their respective L/C Obligations pursuant to Section 11 or (ii) an Event of Default set forth under Section 11.5 occurs and is continuing or (iii) for any reason, any Letter of Credit is outstanding at the time of termination of the Revolving Credit Commitments and a backstop letter of credit that is satisfactory to the L/C Issuer in its sole discretion is not in place, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or such termination date), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i) or (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 11.5 occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. The Borrower hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in Cash Equivalents made available by the Administrative Agent and elected by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. In the case of clause (i) or (ii) above, if such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower. (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower (or other Borrower) when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Commercial Letter of Credit. (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of the Borrower or its Subsidiaries pursuant to this Agreement equal to the Applicable Rate times the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum Dollar Amount increases periodically pursuant to the terms of such Letter of Credit). Such Letter of Credit Fees shall be computed on a quarterly basis in arrears. Such Letter of Credit Fees shall be due and payable in Dollars on the first Business Day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during 125 any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it for the account of the Borrower or its Subsidiaries equal to 0.125% per annum of the daily maximum Dollar Amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable. (k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control. (l) Addition of an L/C Issuer. (i) A Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Lender. The Administrative Agent shall notify the Lenders of any such additional L/C Issuer. (ii) On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time together with such other information as the Administrative Agent may from time to time reasonably request. (m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Restricted Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (n) Replacement of an L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 3.1(i). From and after the effective date of any such replacement, (i) the successor L/C

126 Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or otherwise amend any then existing Letter of Credit. 3.2 Swing Line Loans (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, in each case from time to time on any Business Day during the period from the Closing Date until the Maturity Date, notwithstanding the fact that (i) such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of any Lender acting as the Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that (i) after giving effect to any Swing Line Loan, each Revolving Credit Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment then in effect and (ii) after giving effect to each Swing Line Loan and to the application of the proceeds thereof, the Availability Requirements shall be met. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 3.2, prepay under Section 2.5, and re-borrow under this Section 3.2. Each Swing Line Loan made to the Borrower shall be an ABR Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable written notice to the Swing Line Lender and the Administrative Agent. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum amount of $100,000 (and any amount in excess of $100,000 shall be an integral multiple amount of $25,000), (ii) [reserved] and (iii) the requested borrowing date, which shall be a Business Day. Each such notice must be made by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (New York time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 3.2(a), or (B) that one or 127 more of the applicable conditions specified in Section 7 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (New York time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of the Swing Line Loan available to the Borrower. (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request the Borrower (and the Borrower hereby agrees to submit a Notice of Borrowing requesting) that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Share of the amount of the Swing Line Loans then outstanding to the Borrower, which Revolving Credit Loan shall be an ABR Loan. Such request shall be made in a Notice of Borrowing and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Revolving Credit Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 7. The Borrower shall furnish the Swing Line Lender with a copy of each applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Appropriate Lender shall make an amount equal to its Pro Rata Share of the amount specified in each such Notice of Borrowing available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than the time specified in Section 2.3(b) on the date specified in such Notice of Borrowing, whereupon, subject to Section 3.2(c)(ii), each Lender that so makes funds available shall be deemed to have made Revolving Credit Loans to the Borrower in such respective amounts. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 3.2(c)(i), the request for Loans submitted by the Borrower as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Appropriate Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 3.2(c)(i) shall be deemed payment in respect of such participation. (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.2(c) by the time specified in Section 3.2(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate 128 of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 3.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 3.2(c) is subject to the conditions set forth in Section 7 (other than delivery by the Borrower of a Notice of Borrowing). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 13.19 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender with a participation in such Swing Line Loan shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the applicable Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the applicable Swing Line Loans. Until each applicable Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 3.2 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Swing Line Lender. 129 SECTION 4 Fees; Commitments 4.1 Fees (a) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% times the actual daily Unused Amount; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees shall accrue at all times from the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Section 7 is not met, and shall be due and payable quarterly in arrears on the first Business Day of each April, July, October and January, commencing with July 1, 2023, and on the Maturity Date. (b) [Reserved]. (c) The Borrower agrees to pay directly to the Administrative Agent for its own account the administrative agent fees as set forth in the Fee Letter. 4.2 Termination or Reduction of Revolving Credit Commitments, L/C Sublimit or Swing Line Sublimit (a) Optional. Upon at least one Business Day’s prior revocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Appropriate Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments, the L/C Sublimit or the Swing Line Sublimit, in each case, in whole or in part; provided that (i) any such termination or reduction of Revolving Credit Commitments shall apply proportionately and permanently to reduce the Revolving Credit Commitments of each of the Lenders, (ii) any partial reduction pursuant to this Section 4.2(a) shall be in an aggregate amount in principal of $500,000 or any whole multiple of the amount in principal of $100,000 in excess thereof and (iii) after giving effect to such termination or reduction and to any prepayments of the Revolving Credit Loans, the Swing Line Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement (including pursuant to Section 5.2), (A) each Lender’s Revolving Credit Exposure shall not exceed its Revolving Credit Commitment, (B) [reserved], (C) the L/C Sublimit with respect to the L/C Issuers, taken as a whole, shall not be greater than the Aggregate Revolving Credit Commitments, (D) the L/C Sublimit of each L/C Issuer shall not be less than the Outstanding Amount of the Letters of Credit issued by such L/C Issuer, (E) the Swing Line Sublimit shall not be greater than the Aggregate Revolving Credit Commitments, (F) [reserved] and (G) the Outstanding Amount of Swing Line Loans shall not exceed the Swing Line Sublimit.

130 (b) Mandatory. The Revolving Credit Commitments shall terminate on the Maturity Date. (c) Notice of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of Revolving Credit Commitments, L/C Sublimit or Swing Line Sublimit pursuant to this Section 4.2. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination. SECTION 5 Payments 5.1 Voluntary Prepayments (a) The Borrower shall have the right to prepay Loans, without premium or penalty (other than amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of Term SOFR Loans made on any date other than the last day of the applicable Interest Period), in whole or in part, from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office revocable written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and Type(s) of Revolving Credit Loans to be prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York, New York time) (A) three Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of ABR Loans and shall be promptly transmitted by the Administrative Agent to each Appropriate Lender together with each such Lender’s Pro Rata Share of such prepayment, (b)(A) each partial prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of the amount of $500,000 in excess thereof; and (B) each partial prepayment of ABR Loans (other than Swing Line Loans and Protective Advances) shall be in a principal amount of $500,000 or a whole multiple of the amount of $100,000 in excess thereof or, in each case of clauses (A) and (B), if less, the entire principal amount thereof then outstanding (it being understood that ABR Loans shall be denominated in Dollars only) and (c) any prepayment of Term SOFR Loans pursuant to this Section 5.1 on any day prior to the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment of principal of, and interest on, any Loan shall be made in Dollars. Each prepayment of the Loans pursuant to this Section 5.1(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York time) on the date of the prepayment and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of the amount of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. 131 (c) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Protective Advances in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of the amount of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. 5.2 Mandatory Prepayments (a) If at any time any of the Availability Requirements fail to be satisfied (except as the result of the making of a Protective Advance, unless requested by the Administrative Agent), then, the Borrower shall promptly prepay Loans and Cash Collateralize L/C Obligations (it being understood that any such L/C Obligations so Cash Collateralized will not be deemed to be outstanding for purposes of this Section 5.2(a)) so that the Availability Requirements will be satisfied. (b) At all times following the establishment of the Cash Management Systems pursuant to Section 9.16 and during the Cash Dominion Period (subject to the provisions of the Security Documents), on each Business Day, at or before 1:00 p.m. (local time), the Administrative Agent shall apply all immediately available funds credited to any Concentration Account of any Credit Party, first to pay any fees or expense reimbursements then due to the Administrative Agent, the Collateral Agent, each L/C Issuer, and the Revolving Credit Lenders hereunder, in each case in their capacity as such, pro rata, second to pay interest due and payable in respect of any Loans (including Swing Line Loans and Protective Advances) of the Borrower that may be outstanding, pro rata, third to prepay the principal of any Protective Advances to the Borrower that may be outstanding, pro rata and fourth to prepay the principal of the Revolving Credit Loans and Swing Line Loans to the Borrower and to Cash Collateralize L/C Obligations of the Borrower, pro rata. 5.3 Method and Place of Payment (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m. on the date specified herein. If, for any reason, the Borrower is prohibited by any Applicable Law from making any required payment hereunder in any Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the applicable foreign currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York, New York time) shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. 132 (b) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or an L/C Issuer hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or L/C Issuer. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or L/C Issuer shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or L/C Issuer in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect. (c) A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 5.3 shall be conclusive, absent manifest error. 5.4 Net Payments (a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings and (ii) the Borrower or such Guarantor or the Administrative Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with Applicable Law. If such a Tax is an Indemnified Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after such deduction or withholding had been made (including such deductions or withholdings applicable to additional sums payable under this Section 5.4), the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as practicable thereafter, the Borrower or the Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. (b) The Borrower shall timely pay to the relevant Governmental Authority Other Taxes in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes that are paid by the Administrative Agent to the relevant Governmental Authority in accordance with Applicable Law. (c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within fifteen Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be (including Indemnified Taxes imposed or asserted on or 133 attributable to amounts payable under this Section 5.4) payable or paid by such Agent or Lender or required to be withheld or deducted from a payment to such Agent or Lender and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) Any Non-U.S. Lender claiming a basis for an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall, to the extent it is legally able to do so, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding or as will permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 5.4(e), the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(f), 5.4(h) and 5.4(i) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

134 (f) Without limiting the generality of Section 5.4(e), each Non-U.S. Lender with respect to any amounts payable hereunder or under any other Credit Document shall, to the extent it is legally entitled to do so: (i) deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit J-1 representing that such Non-U.S. Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, any interest payment received by such Non-U.S. Lender under this Agreement or any other Credit Document is not effectively connected with the conduct of a trade or business in the United States and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8BEN, Form W-8-BEN-E or Form W- 8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding Tax on payments under any Credit Document or (z) to the extent a Non-U.S. Lender is not the beneficial owner with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation or where Non-U.S. Lender is a pass through entity) Internal Revenue Service Form W-8IMY and all necessary attachments (including the forms described in clauses (x) and (y) above and in Section 5.4(h), Exhibit J-2, Exhibit J-3 and or other certification documents from each beneficial owner, as applicable); provided that if the Non-U.S. Lender is a partnership it may provide Exhibit J-4 on behalf of one or more of its direct or indirect partners that are claiming the portfolio interest exemption; and (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Administrative Agent in writing. If in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non- U.S. Lender from duly completing and delivering any such form with respect to it, such Non-U.S. Lender shall promptly so advise the Borrower and the Administrative Agent. (g) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax or additional sums payable under this Section 5.4 for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative 135 Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. None of any Lender, the Administrative Agent or the Collateral Agent shall be obliged to disclose any information regarding its tax affairs that it deems confidential to any Credit Party in connection with this clause (g). (h) Without limiting the generality of Section 5.4(e), with respect to any amounts payable hereunder or under any other Credit Document, each Lender or Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of United States Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any respect, (iii) after the occurrence of a change in such Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. (i) If a payment made to any Agent or Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or such Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Administrative Agent and the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Agent or Lender has or has not complied with such Agent’s or Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment and deliver to the Borrower and the Administrative Agent two further copies of any such documentation on or before the date that any such documentation expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the documentation previously delivered by it to the Borrower or the Administrative Agent. Solely for 136 purposes of this subsection (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any current or future intergovernmental agreements and any Applicable Law implementing such agreement entered into in connection therewith. (j) The agreements in this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and under any other Credit Document. 5.5 Computations of Interest and Fees All computations of interest for ABR Loans when the ABR is determined on the basis of the rate of interest in effect for such date as publicly announced from time to time by the Administrative Agent as its “prime rate” shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 5.3(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. 5.6 Limit on Rate of Interest (a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any Applicable Law. (b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Laws. (c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8. (d) Spreading. In determining whether the interest hereunder is in excess of the amount or rate permitted under or consistent with any Applicable Law, the total amount of interest shall be spread throughout the entire term of this Agreement until its Payment in Full. 137 (e) Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower. SECTION 6 Conditions Precedent to the Closing Date The effectiveness of this Agreement and the obligation of each Lender and each L/C Issuer to make a Credit Extension hereunder after the Closing Date is subject to the satisfaction of the conditions set forth below. 6.1 Credit Documents (a) The Administrative Agent shall have received, in each case, as reasonably satisfactory in form and substance to the Lenders party hereto as of the Closing Date, (i) this Agreement, executed and delivered by all parties hereto, (ii) an amended and restated Guarantee, executed and delivered by an Authorized Officer of each Guarantor as of the Closing Date, (iii) an amended and restated Security Agreement, executed and delivered by an Authorized Officer of each grantor party thereto as of the Closing Date and (iv) an amended and restated ABL Intercreditor Agreement, executed and delivered by the Term Loan Administrative Agent and an Authorized Officer of each Credit Party as of the Closing Date. (b) If a Credit Extension is to be made on the Closing Date (other than deeming the issuance of Closing Date Existing Letters of Credit as issued hereunder), the Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Notice of Borrowing or a Letter of Credit Application in accordance with the requirements hereof. 6.2 [Reserved] 6.3 Legal Opinion The Administrative Agent and the Lenders shall have received the executed customary legal opinion of Kirkland & Ellis LLP, special New York counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders. Holdings, the Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion. 6.4 Closing Certificates The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, in respect of the conditions set forth in Sections 6.7, 6.8, 6.11, 6.12, 6.15 and 6.16.

138 6.5 Secretary’s Certificate; Authorization of Proceedings of Each Credit Party The Administrative Agent and the Lenders shall have received, on or prior to the Closing Date, a certificate of each Credit Party, dated the Closing Date and executed by an Authorized Officer of such Credit Party, with appropriate insertions and attachments, including (a) a copy of the Plan, authorizing (i) the execution, delivery and performance of the Credit Documents referred to in Section 6.1 (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (b) true and complete copies of the Organizational Documents of each Credit Party as of the Closing Date, (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of the Borrower and the Guarantors and (d) the names, titles, incumbency and signature specimens of those representatives of such Credit Party who have been authorized by the Plan to execute Credit Documents on behalf of such Credit Party. 6.6 Fees The Administrative Agent and the Joint Lead Arrangers shall have received payment of all fees and other amounts as the Borrower shall have agreed to pay on or prior to the Closing Date to the Administrative Agent or any Joint Lead Arranger in connection herewith at the time such amounts were required to be paid, including the reasonable and documented fees and expenses of Davis Polk & Wardwell LLP, special New York counsel to the Joint Lead Arrangers. 6.7 Representations and Warranties The representations and warranties of the Borrower and each other Credit Party contained in Section 8 or any other Credit Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. 6.8 Material Adverse Effect Since February 14, 2023, there shall not have occurred any circumstances or condition, which individually or in the aggregate, constitutes or is reasonably expected to constitute, a Material Adverse Effect. 6.9 Solvency Certificate On the Closing Date, the Administrative Agent and the Lenders (or their respective counsel) shall have received a certificate from the chief financial officer (or other financial officer) of Holdings substantially in the form attached hereto as Exhibit E. 139 6.10 Financial Statements The Required Lenders shall have received copies of the unaudited preliminary consolidated balance sheet and the related unaudited preliminary consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of and for (i) the fiscal quarter ended June 30, 2022, (ii) the fiscal year ended September 30, 2022 and (iii) the fiscal quarter ended December 31, 2022, in each case, subject to changes resulting from normal year-end adjustments and the absence of footnotes. 6.11 Plan Confirmation (a) The RSA Plan and the Confirmation Order shall be in full force and effect and no stay thereof shall be in effect, (b) neither the RSA Plan nor the Confirmation Order shall have been amended or modified or any condition contained therein waived, (c) all conditions precedent to the effectiveness of the RSA Plan and the “effective date” under the RSA Plan shall have occurred or will occur substantially concurrently with the Closing Date, (d) the DIP Term Loans have been, or concurrently with the occurrence of the Closing Date, are converted into Exit Term Loans (as defined in the DIP Term Loan Credit Agreement in effect as of the date hereof) and (e) all HoldCo Convertible Notes Claims (as defined in the RSA Plan) shall have been discharged under the RSA Plan. 6.12 No Default No Default or Event of Default shall exist at the time of the Closing Date, or would result from the making of the Credit Extensions (if any) or the application of the proceeds therefrom on such date. 6.13 [Reserved] 6.14 Patriot Act; Beneficial Ownership Regulation (a) The Administrative Agent and each Lender who has requested the same shall have received (at least one Business Day prior to the Closing Date) all documentation and other information about the Borrower and each Guarantor as has been reasonably requested in writing prior to the Closing Date by the Administrative Agent or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent such request has been delivered to the Borrower at least three Business Days prior to the Closing Date. (b) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received (at least 3 Business Days prior to the Closing Date) a Beneficial Ownership Certification in relation to the Borrower. 6.15 Indebtedness as of the Closing Date On the Closing Date, (I) no loans under the Existing DIP Agreement shall be outstanding and (II) after giving effect to any rights offering that are consummated on or before 140 such date, (a) Indebtedness of the types described in clauses (a) and (b) of the definition of Indebtedness of the Borrower and its Subsidiaries shall not exceed $815 million and (b) the amount of cash and cash equivalents of the Borrower and its Subsidiaries that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP shall not be less than $400 million. 6.16 Cash Management All cash and Cash Equivalents held in the DIP Proceeds Account and the Foreign Reserve Account shall have been transferred into the Borrower’s cash management system, and shall be subject to Section 9.18. For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be. The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. SECTION 7 Conditions Precedent to All Credit Extensions After the Closing Date The obligation of each Lender and each L/C Issuer to make a Credit Extension hereunder (other than with respect to borrowings made pursuant to Section 2.14 in connection with a Limited Condition Transaction to be funded with the proceeds of a FILO Tranche and excluding any conversion or continuation of any Term SOFR Loan) after the Closing Date is subject to the satisfaction in all material respects of the conditions set forth below. 7.1 Representations and Warranties The representations and warranties of the Borrower and each other Credit Party contained in Section 8 or any other Credit Document shall be true and correct in all material respects on and as of the date of each Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. 7.2 No Default or Event of Default No Default or Event of Default shall exist at the time of, or would result from, such proposed Credit Extension or the application of the proceeds therefrom. 7.3 Request for Borrowing; Availability (a) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Notice of Borrowing or a Letter of Credit Application in accordance with the requirements hereof. 141 (b) After giving effect to such Credit Extension, the Availability Requirements shall be satisfied. Each Notice of Borrowing (but not any Notice of Conversion or Continuation) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 7 have been satisfied on and as of the date of the applicable Credit Extension. SECTION 8 Representations and Warranties In order to induce the Lenders and the L/C Issuers to enter into this Agreement and to make the Revolving Credit Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes the following representations and warranties to the Agents, the Lenders and the L/C Issuers, on behalf of itself and its Subsidiaries, all of which shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans and the issuance of the Letters of Credit: 8.1 Corporate Status; Compliance with Laws Each of Holdings, the Borrower and each Material Subsidiary of the Borrower that is a Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, except as would not reasonably be expected to result in a Material Adverse Effect, (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Applicable Laws, except to the extent that the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. 8.2 Corporate Power and Authority Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the UCC).

142 8.3 No Violation Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the compliance with the terms and provisions thereof nor the consummation of the financing transactions contemplated hereby and thereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws) other than any contravention which would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than Liens permitted hereunder) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of any Credit Party. 8.4 Litigation Except as set forth on Schedule 8.4, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing with respect to Holdings, the Borrower or any of the Restricted Subsidiaries that have a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect. 8.5 Margin Regulations Neither the making or deemed making of any Credit Extensions hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board. 8.6 Governmental Approvals The execution, delivery and performance of the Credit Documents does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, authorizations, consents, approvals, registrations, filings or other actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect. 8.7 Investment Company Act None of the Credit Parties is an “investment company” within the meaning of, and subject to registration under, the Investment Company Act of 1940, as amended. 143 8.8 True and Complete Disclosure (a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the Subsidiaries of the Borrower or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) regarding Holdings, the Borrower and its Restricted Subsidiaries in connection with the Transactions for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature. (b) The projections filed with the Bankruptcy Court on February 14, 2023 are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents, Joint Lead Arrangers and the Lenders that such projections, forward-looking statements, estimates and pro forma financial information are not to be viewed as facts or a guarantee of performance, and are subject to material contingencies and assumptions, many of which are beyond the control of the Credit Parties, and that actual results during the period or periods covered by any such projections, forward-looking statements, estimates and pro forma financial information may differ materially from the projected results. (c) The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in accordance with this Agreement. The Accounts that are identified by the Borrower as Eligible Accounts and the Inventory that is identified by the Borrower as Eligible Inventory, in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria set forth in the definitions of Eligible Accounts and Eligible Inventory, respectively. 8.9 Financial Condition; Financial Statements The financial statements described in Section 6.10 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, in each case, as of the dates thereof and for such period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, and subject, in the case of any unaudited financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes. There has been no Material Adverse Effect since the Closing Date. 8.10 Tax Matters Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of Holdings, the Borrower and each of the Restricted 144 Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (after giving effect to all applicable extensions) and has paid all material Taxes payable by it that have become due (whether or not shown on such Tax return), other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of Holdings, the Borrower and each of the Restricted Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of, all federal, state, provincial and foreign Taxes not yet due and payable, and (c) each of Holdings, the Borrower and each of the Restricted Subsidiaries has satisfied all of its Tax withholding obligations. 8.11 Compliance with ERISA (a) No ERISA Event has occurred or is reasonably expected to occur; and no Lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of Holdings, the Borrower or any ERISA Affiliate on account of any Pension Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. (b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 8.12 Subsidiaries Schedule 8.12 lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Closing Date (after giving effect to the Transactions). 8.13 Intellectual Property Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted hereunder), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights would not reasonably be expected to have a Material Adverse Effect. 145 8.14 Environmental Laws Except as would not reasonably be expected to have a Material Adverse Effect: (a) Holdings, the Borrower and the Restricted Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (b) Holdings, the Borrower and the Restricted Subsidiaries have, and have timely applied for renewal of, all permits under Environmental Law to construct and operate their facilities as currently constructed; (c) except as set forth on Schedule 8.14, neither Holdings, the Borrower nor any Restricted Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or any other liability under any Environmental Law, including any such Environmental Claim, or, to the knowledge of the Borrower, any other liability under Environmental Law related to, or resulting from the business or operations of any predecessor in interest of any of them; (d) none of Holdings, the Borrower or any Restricted Subsidiary is conducting or financing or, to the knowledge of the Borrower, is required to conduct or finance, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (e) to the knowledge of the Borrower, no Hazardous Materials have been released into the environment at, on or under any Real Estate currently owned or leased by Holdings, the Borrower or any Restricted Subsidiary and (f) neither Holdings, the Borrower nor any Restricted Subsidiary has treated, stored, transported, released, disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the knowledge of the Borrower, formerly owned or leased Real Estate or facility. Except as provided in this Section 8.14, Holdings, the Borrower and the Restricted Subsidiaries make no other representations or warranties regarding Environmental Laws. 8.15 Properties Except as set forth on Schedule 8.15, Holdings, the Borrower and the Restricted Subsidiaries have good title to or valid leasehold or easement interests or other license or use rights in all properties that are necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than any Liens permitted under this Agreement) and except where the failure to have such good title, leasehold or easement interests or other license or use rights would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrower and the Restricted Subsidiaries do not own in fee any Real Estate with a fair market value of $10,000,000 or more. 8.16 Solvency On the Closing Date, after giving effect to the Transactions, immediately following the making of the Term Loans on such date and after giving effect to the application of the proceeds of such Term Loans, Holdings on a consolidated basis with its Subsidiaries will be Solvent. 8.17 Security Interests Subject to the qualifications set forth in Section 6.2 and the terms and conditions of any Applicable Intercreditor Agreement then in effect, with respect to each Credit Party, the Security Documents, taken as a whole, are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject to Liens permitted hereunder) in the Collateral described therein, in each case, to the extent

146 required under the Security Documents, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. In the case of (i) the Stock described in the Security Agreement that is in the form of securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC (“Certificated Securities”), when certificates representing such Stock are delivered to the Collateral Agent along with instruments of transfer in blank or endorsed to the Collateral Agent, and (ii) all other Collateral constituting personal property described in the Security Agreement, when financing statements, intellectual property security agreements and other required filings, recordings, agreements and actions in appropriate form are executed and delivered, performed, recorded or filed in the appropriate offices, as the case may be, the Collateral Agent, for the benefit of the applicable Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in all Collateral that may be perfected by filing, recording or registering a financing statement, an intellectual property security agreement or analogous document (to the extent such Liens may be perfected by possession of the Certificated Securities by the Collateral Agent or such filings, agreements or other actions or perfection is otherwise required by the terms of any Credit Document), in each case, to the extent required under the Security Documents, as security for the Obligations, in each case prior and superior in right to any other Lien (except, in the case of Liens permitted hereunder). 8.18 Labor Matters Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing; and (b) hours worked by and payment made for such work to employees of Holdings, the Borrower and each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters. 8.19 Sanctioned Persons; Anti-Corruption Laws; Patriot Act None of Holdings, the Borrower or any of its Subsidiaries or any of their respective directors or officers is subject to any economic embargoes or similar sanctions administered or enforced by the U.S. Department of State or the U.S. Department of the Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of Holdings, the Borrower and its Subsidiaries and their respective officers and directors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti- corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) the Patriot Act and any other applicable anti-terrorism and anti-money laundering laws, rules, regulations and orders. No part of the proceeds of the Credit Extensions will be used, directly or indirectly, in violation of the Patriot Act, the Anti-Corruption Laws, Sanctions Laws and/or any other anti-terrorism or anti-money laundering laws in any material respect. 147 8.20 Use of Proceeds The Borrower will use the proceeds of the Credit Extensions in accordance with Section 9.13 of this Agreement. 8.21 Insurance (a) The properties of the Credit Parties are insured with financially sound and reputable insurance companies that are not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Credit Party operates. (b) The Credit Parties maintain fully paid flood hazard insurance on all real property that is located in a special flood hazard area in the United States and that constitutes Collateral on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Collateral Agent or the U.S. Lenders pursuant to Section 9.3. SECTION 9 Affirmative Covenants The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until the Aggregate Revolving Credit Commitments and all Letters of Credit have terminated (other than Letters of Credit that have been Cash Collateralized, backstopped or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer) and the Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and Secured Specified Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and Secured Specified Cash Management Agreements, or Contingent Obligations), are Paid in Full: 9.1 Information Covenants The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice): (a) Annual Financial Statements. As soon as available and in any event on or before the date that is 120 days after the end of each Fiscal Year (or, solely with respect to the Fiscal Year ended September 30, 2022, the Borrower shall make commercially reasonable efforts to provide within 60 days after the Closing Date), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Year (commencing with the Fiscal Year ended September 30, 2024), all in reasonable detail and prepared in accordance with GAAP in all material respects and, in each case, except with respect to any such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern (other than any exception or qualification that is a result of (x) a current maturity date of any Indebtedness or (y) any actual or prospective default of a financial maintenance 148 covenant (including Section 10.11)), all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries (or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects and (ii) accompanied by a Narrative Report with respect thereto. (b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 60 days after the end of each of the first three fiscal quarters of any Fiscal Year (or, with respect to the fiscal quarters ended March 31, 2023 and June 30, 2023, 90 days after the end of such fiscal quarters), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and, commencing with the fiscal quarter ended on September 30, 2024, setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries (or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects (except as set forth in the following proviso), subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes and (ii) accompanied by a Narrative Report with respect thereto; provided, that notwithstanding the foregoing, the financial statements to be delivered pursuant to this clause (b) with respect to the fiscal quarters ended March 31, 2023 and June 30, 2023 shall not be required to reflect “fresh- start” or other reorganization adjustments. (c) Officer’s Certificates. Within five Business Days of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth with specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be. Within five (5) Business Days of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth (A) in reasonable detail the Available Equity Amount as at the end of the Fiscal Year to which such financial statements relate and (B) the information required pursuant to Sections I and II of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(B), as the case may be. (d) Notice of Default; Litigation; ERISA Event. Promptly after an Authorized Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, written notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall 149 specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation, regulatory or governmental proceeding pending against the Borrower or any Restricted Subsidiary that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) the occurrence of any ERISA Event or any ERISA Event that is reasonably expected to occur, that would reasonably be expected to result in a Material Adverse Effect. (e) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings, the Borrower or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Holdings, the Borrower or any Restricted Subsidiary shall send to the Term Loan Administrative Agent or lenders under the Term Loan Credit Agreement or the holders of any publicly issued debt with a principal amount in excess of $300,000,000 of Holdings, the Borrower and/or any Restricted Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement). (f) Requested Information. With reasonable promptness, following the reasonable request of the Administrative Agent, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that, notwithstanding anything to the contrary in this Section 9.1(f), none of Holdings, the Borrower or any of its Restricted Subsidiaries will be required to provide any such other information pursuant to this Section 9.1(f) to the extent that (i) the provision thereof would violate any attorney client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality binding on the Credit Parties or their respective Affiliates (so long as not entered into in contemplation hereof) or (ii) such information constitutes attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties). (g) Projections. Within 120 days after the end of each Fiscal Year of the Borrower ended after the Closing Date, a reasonably detailed consolidated budget for the following Fiscal Year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of such Fiscal Year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were based on good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation of such Projections, it being understood that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant

150 uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, and that actual results may vary from such Projections and such differences may be material. (h) Reconciliations. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and (b) above, reconciliations for such consolidated financial statements or other consolidating information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; provided that the Borrower shall be under no obligation to deliver the reconciliations or other information described in this clause (h) if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries (which Consolidated Total Assets and Consolidated EBITDA shall be calculated in accordance with the definitions of such terms, but determined based on the financial information of the Borrower and its consolidated Subsidiaries, and not the financial information of the Borrower and its Restricted Subsidiaries) do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of the Borrower and its Restricted Subsidiaries by more than 2.5%. (i) [Reserved] (j) [Reserved] (k) Borrowing Base Certificates. On or prior to the 20th calendar day of each calendar month (or on a more frequent basis at the discretion of the Borrower; provided that once a more frequent basis is elected by the Borrower, it must be continued for no less than 60 calendar days after the date of such election), beginning with the calendar month ended April 30, 2023 (or if such day is not a Business Day, the next succeeding Business Day), a Borrowing Base Certificate showing each of the Borrowing Base and the calculation of the Excess Availability and the Specified Excess Availability, in each case as of the close of business on the last day of the immediately preceding calendar month (the Borrowing Base Certificate delivered as of each month end, the “Monthly Borrowing Base Certificate”) (or, at the option of the Borrower, as of a more recent date), each such Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrower by an Authorized Officer of the Borrower; provided that during the Weekly Monitoring Period, a Borrowing Base Certificate showing the Borrower’s reasonable estimate (which shall be based on the most current accounts receivable aging reasonably available and shall be calculated in a consistent manner with the most recent Monthly Borrowing Base Certificate delivered pursuant to this Section) of each Borrowing Base and the calculation of the Excess Availability and Specified Excess Availability as of the close of business on the last day of the immediately preceding calendar week, unless the Administrative Agent otherwise agrees in its reasonably discretion, shall be furnished on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day); provided that any Borrowing Base Certificate delivered pursuant to this Section 9.1(k) other than with respect to month’s end may be based on such estimates by the Borrower as the Borrower may deem necessary; (l) at the time of the delivery of each Monthly Borrowing Base Certificate provided for in Section 9.1(k), the Borrower shall each provide Inventory reports by category and location, together with reconciliation to the corresponding Monthly Borrowing Base Certificate, a 151 reasonably detailed calculation of Eligible Inventory, and a reconciliation of the Credit Parties’ respective Inventory between the amounts shown in each such Person’s stock ledger and any Inventory reports delivered pursuant to this clause (l); provided, that any Borrowing Base Certificate delivered other than with respect to month’s end may be based on such estimates by the Credit Parties of Shrink and other amounts as the Borrower may deem necessary; (m) at the time of the delivery of each Monthly Borrowing Base Certificate provided for in Section 9.1(k), the Borrower shall provide a current accounts receivable aging along with a reconciliation between the amounts that appear on such aging and the amount of accounts receivable presented on the concurrently delivered balance sheet; and (n) (i) the Borrower shall notify the Administrative Agent of a pending withdrawal of cash or Cash Equivalents constituting Eligible Borrowing Base Cash from a Blocked Account subject to a Blocked Account Agreement under Section 9.18 prior to making such withdrawal, and (ii) within one (1) Business Day of such a withdrawal, the Borrower shall provide the Administrative Agent with an updated Borrowing Base Certificate reflecting the updated Eligible Borrowing Base Cash. Notwithstanding the foregoing, the obligations in clauses (a), (b), (e) and (g) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings or any direct or indirect parent of Holdings or (B) the Borrower’s (or Holdings’ or any direct or indirect parent thereof), as applicable, Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) of this paragraph, to the extent such information relates to Holdings or a direct or indirect parent of Holdings, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Holdings or such parent, on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand (provided, however, that the Borrower shall be under no obligation to deliver such consolidating or other explanatory information if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Restricted Subsidiaries do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of Holdings or any direct or indirect parent of Borrower and its consolidated Subsidiaries by more than 2.5%). Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website as notified to the Administrative Agent in writing and provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, or filed with the SEC, and available in EDGAR (or any successor) to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). 152 9.2 Books, Records and Inspections (a) The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (ii) the Administrative Agent shall not exercise such rights more than one time in any calendar year and (iii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required under this Section 9.2 to disclose or permit the inspection or discussion of any document, information or other matter to the extent that such action would violate any attorney-client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality (not created in contemplation thereof) binding on the Credit Parties or their respective Affiliates or constituting attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties). (b) The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity, in all material respects, with GAAP shall be made of all material financial transactions and matters involving the assets of the business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that any Restricted Subsidiary may maintain its individual books and records in conformity with local standards or customs and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder). 9.3 Maintenance of Insurance The Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the 153 relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, upon written reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, provided, however, that for so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to make such request only once in any calendar year. The Collateral Agent and its successors and/or assigns shall be named as lender loss payee or mortgagee and/or additional insured with respect to any insurance providing liability coverage or coverage in respect of any Collateral, and the Borrower will cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days (or ten (10) days for non-payment or such lesser amount as the Collateral Agent may agree to in its sole direction) prior written notice before any such policy or policies shall be altered or cancelled. With respect to each Mortgaged Property, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Collateral Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. 9.4 Payment of Taxes The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP or (ii) with respect to which the failure to pay would not reasonably be expected to result in a Material Adverse Effect. 9.5 Consolidated Corporate Franchises The Borrower will do, and will cause each Material Subsidiary that is a Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction otherwise permitted hereby, including under Section 10.2, 10.3, 10.4 or 10.5.

154 9.6 Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 9.7 Lender Calls At the reasonable request of the Administrative Agent, the Borrower shall conduct a conference call that Lenders may attend to discuss the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 9.1(a) or (b) (beginning with the fiscal period of the Borrower ended September 30, 2023), at a date and time to be determined by the Borrower with reasonable advance notice to the Administrative Agent, limited to one conference call per fiscal quarter. 9.8 Maintenance of Properties The Borrower will, and will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. 9.9 Transactions with Affiliates The Borrower will conduct, and will cause the Restricted Subsidiaries to conduct, all transactions with any of its or their respective Affiliates (other than (x) any transaction or series of related transactions with an aggregate value that is equal to or less than $25,000,000 or (y) transactions between or among (i) the Borrower and the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transactions and (ii) the Borrower, the Restricted Subsidiaries and to the extent in the ordinary course or consistent with past practice, Holdings) on terms that are, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower); provided that the foregoing restrictions shall not apply to: (a) transactions permitted by Section 10 (other than Section 10.6(m) and any provision of Section 10 permitting transactions by reference to Section 9.9), (b) the Transactions and the payment of the Transaction Expenses, (c) the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower in connection with the Transactions or pursuant to arrangements described in clause (e) of this Section 9.9, 155 (d) loans, advances and other transactions between or among the Borrower, any Subsidiary of the Borrower or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary of the Borrower has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (e) (i) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement, (f) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries, any direct or indirect parent thereof) and the Subsidiaries of the Borrower, (g) the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) to Holdings or to any director, officer, employee or consultant, (h) any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing, (i) transactions pursuant to permitted agreements in existence on the Closing Date and, to the extent each such transaction is valued in excess of $25,000,000, set forth on Schedule 9.9 or any amendment, modification, supplement, replacement, extension, renewal or restructuring thereto to the extent such an amendment, modification, supplement, replacement, extension renewal or restructuring (together with any other amendment or supplemental agreements) is not materially adverse, taken as a whole, to the Lenders (in the good faith determination of the Borrower), (j) transactions in which Holdings (or any indirect parent of the Borrower), the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 9.9, (k) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted 156 Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (l) Affiliate repurchases of the Term Loans or commitments in respect thereof to the extent permitted under the Term Loan Credit Agreement and the payments and other transactions reasonably related thereto, and (m) transactions constituting any part of a Permitted Reorganization. 9.10 End of Fiscal Years The Borrower will, for financial reporting purposes, cause its Fiscal Year to end on September 30 of each year (each a “Fiscal Year”) and cause its Restricted Subsidiaries to maintain their fiscal years as in effect on the Closing Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the Fiscal Year or the fiscal years of its Restricted Subsidiaries with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting. 9.11 Additional Guarantors and Grantors Subject to any applicable limitations set forth in the Guarantee, the Security Documents, or any Applicable Intercreditor Agreement and this Agreement (including Section 9.12), the Borrower will cause each direct or indirect Wholly Owned Domestic Subsidiary of the Borrower (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and each other Domestic Subsidiary of the Borrower that ceases to constitute an Excluded Subsidiary to, within sixty (60) days from the date of such formation, acquisition or cessation (which in the case of any Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to clause (a) thereof, commencing on the date of delivery of the applicable compliance certificate pursuant to Section 9.1(c)), as applicable (or such longer period as the Required Lenders may agree in their reasonable discretion), execute (A) a supplement to each of the Guarantee and the Security Agreement in order to become a Guarantor under such Guarantee and a grantor/pledgor under the Security Agreement and (B) a joinder to the Intercompany Subordinated Note. 9.12 Further Assurances (a) Subject to the applicable limitations set forth in this Agreement (including Section 9.11) and the Security Documents and any Applicable Intercreditor Agreement, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any Applicable Law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries. 157 (b) Subject to any applicable limitations set forth in the Security Documents (including in any Mortgage), if any assets that are of the nature secured by any Security Documents (including any owned Real Estate or improvements thereto constituting Collateral with a fair market value in excess of $10,000,000) are acquired by the Borrower or any Subsidiary Guarantor after the Closing Date or are held by any Subsidiary on or after the time it becomes a Guarantor pursuant to Section 9.11 (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any Security Document upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(d) or 10.2(g)), the Borrower will promptly notify the Collateral Agent in writing thereof and, if requested by the Collateral Agent, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 120 days, unless extended by the Collateral Agent in its reasonable discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties; provided that such deadline for providing any Mortgage shall be automatically extended until each Lender confirms to the Administrative Agent and Collateral Agent that such Lender has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender. (c) Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by those items set forth in clause (d) that are customary for the type of assets covered by such Mortgage. Any items that are customary for the type of assets covered by such Mortgage may be delivered within a commercially reasonable period of time after the delivery of a Mortgage if they are not reasonably available at the time the Mortgage is delivered. (d) With respect to any Mortgaged Property, within 120 days, unless extended by the Collateral Agent in its reasonable discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Agent (i) a Mortgage with respect to each Mortgaged Property, executed by an Authorized Officer of each obligor party thereto, (ii) a policy or policies of title insurance insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances or consented to in writing (including via email) by the Collateral Agent, together with such endorsements and reinsurance as the Collateral Agent may reasonably request, together with evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above, (iii) a Survey, to the extent reasonably necessary to satisfy the requirements of clause (ii) above, (iv) all other documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any such Mortgage and perfect such Liens to the extent required by, and with the priority required by, such Mortgage shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and (v) written opinions of legal counsel in the states in which each such Mortgaged Property is located in customary form and substance. If any building or other improvement included in any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a

158 special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or as hereafter in effect or successor act thereto), then the Borrower shall, prior to delivery of the Mortgages, deliver or cause to be delivered, (i) a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent and (ii) evidence of flood insurance with respect to each Mortgaged Property, to the extent and in amounts required by Applicable Laws, in each case in form and substance reasonably satisfactory to the Collateral Agent. (e) Notwithstanding anything herein to the contrary, if the Borrower and the Collateral Agent mutually agree in their reasonable judgment (confirmed in writing to the Borrower and the Administrative Agent) that the cost or other consequences (including adverse tax and accounting consequences) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. (f) Notwithstanding anything herein or in any other Credit Document to the contrary, the Borrower and the Guarantors shall not be required, nor shall the Collateral Agent be authorized, (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings in United States government offices with respect to intellectual property as expressly required herein and under the other Credit Documents, (C) delivery to the Collateral Agent (or, subject to the Applicable Intercreditor Agreements, to the Term Loan Collateral Agent or another representative acting as its gratuitous bailee), for its (or such other Person’s) possession, of all Collateral consisting of material intercompany notes, stock certificates of the Borrower and its Restricted Subsidiaries or (D) Mortgages required to be delivered pursuant to this Section 9.12, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than for which control agreements are required to be obtained pursuant to Section 9.18), (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control”, (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof) or (vi) register, apply to register, or escrow any intellectual property or software. 9.13 Use of Proceeds The Borrower will use the Letters of Credit issued on the Closing Date to backstop or replace the Closing Date Existing Letters of Credit and/or any letters of credit issued to the Borrower or any Restricted Subsidiary prior to the Closing Date. The Borrower will, after the Closing Date, use the proceeds of the Credit Extensions for working capital and general corporate purposes (including Permitted Acquisitions and other Investments, capital expenditure, Restricted 159 Payments and all other transactions not prohibited hereunder and under the other Credit Documents). 9.14 [Reserved] 9.15 Changes in Business The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise similar, incidental, complementary, synergistic, reasonably related or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith. 9.16 [Reserved] 9.17 [Reserved] 9.18 Cash Management Systems (a) Annexed hereto as Schedule 9.18 is a schedule of all DDAs that are maintained by the Borrower and the Subsidiary Guarantors that are Material Subsidiaries as of the Closing Date, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository and (iv) identifying whether such DDA must be subject to a Blocked Account Agreement. (b) Within 90 days after the Closing Date, or such longer period as the Administrative Agent may agree in its reasonable discretion, the Borrower and each Subsidiary Guarantor will use commercially reasonable efforts to enter into a springing blocked account agreement (each, a “Blocked Account Agreement,”), reasonably satisfactory to the Administrative Agent, with respect to the DDAs (other than Excluded Accounts) (such DDAs subject to Blocked Account Agreements, collectively, the “Blocked Accounts”). If such Blocked Account Agreements are not obtained within 90 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree), the Borrower and each Subsidiary Guarantor shall, within 60 days thereof (or such later date as the Administrative Agent may reasonably agree) to move its applicable DDAs to the Administrative Agent or another financial institution that will provide such Blocked Account Agreements. The Borrower hereby agrees that, once the Blocked Account Agreements are entered into, all cash received by the Borrower or any Subsidiary Guarantor in any DDA that is not a Blocked Account (other than amounts held in Excluded Accounts and, solely in respect of Excluded Accounts identified in clause (ii) of the definition thereof, required by Applicable Law) will be promptly transferred into a Blocked Account (other than, during a Cash Dominion Period, a Blocked Account that is a cash pooling account). After entering into the Blocked Account Agreement, there shall be at all times thereafter at least one Blocked Account that is not a cash pooling account. To the extent that any DDA is used for both collection and for other purposes (including payments and disbursements or cash pooling functions), then within 90 days after the Closing Date (or such longer period as the Administrative 160 Agent may agree in its reasonable discretion) the Borrower shall either (i) terminate such other functions (other than collections) of each such account or (ii) transition the collection function of such account to another account that is subject to a Blocked Account Agreement and dedicated solely to collections. (c) Each Blocked Account Agreement shall permit the Administrative Agent to instruct the depository, during a Cash Dominion Period (and delivery of notice thereof from the Administrative Agent), to transfer on each Business Day to a concentration account maintained by the Administrative Agent at Citibank, N.A. (each, a “Concentration Account”) all available cash receipts, from: (i) the sale of Inventory and other Collateral (other than identifiable proceeds of Term Priority Collateral); (ii) all proceeds of collections of Accounts; and (iii) each Blocked Account (including all cash deposited therein from each DDA). If, at any time during the Cash Dominion Period, any cash or Cash Equivalents owned by the Borrower or any Subsidiary Guarantor (other than amounts held in Excluded Accounts and, solely in respect of Excluded Accounts identified in clause (ii) of the definition thereof, required by Applicable Law) are deposited to any account, or held or invested in any manner, other than in a Blocked Account (other than a Blocked Account that is a cash pooling account) that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account (other than a Blocked Account that is a cash pooling account)), the Administrative Agent may require the applicable Person to close such account and have all funds therein transferred to a Blocked Account (other than a cash pooling account), and all future deposits made to a Blocked Account (other than a Blocked Account that is a cash pooling account) which is subject to a Blocked Account Agreement; provided that, to the extent that cash or Cash Equivalents are deposited in any Blocked Account that is a cash pooling account during a Cash Dominion Period, the Borrower shall transfer such cash and Cash Equivalents to a Blocked Account that is not a cash pooling account, but, unless a Specified Event of Default has occurred and is continuing, the Administrative Agent may not require that (i) any such cash pooling account be closed or (ii) any cash and Cash Equivalents on deposit in any such cash pooling account prior to the commencement of a Cash Dominion Period be transferred to a Blocked Account that is not a cash pooling account. In addition to the foregoing, during the Cash Dominion Period, at the request of the Administrative Agent, the Borrower shall provide the Administrative Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the reasonable satisfaction of the Administrative Agent, the proceeds from the Collateral which were deposited into a Blocked Account and swept to a Concentration Account. (d) The Borrower and the Subsidiary Guarantors may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements (except with respect to any Excluded Accounts) consistent with and to the extent required by the provisions of this Section 9.18 and otherwise reasonably satisfactory to the Administrative Agent. Each such Person shall 161 furnish the Administrative Agent with prior written notice of its intention to open or close a Blocked Account and the Administrative Agent shall promptly notify the Borrower as to whether the Administrative Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. (e) The Borrower and the Subsidiary Guarantors may also maintain one or more zero balance disbursement accounts to be used by such Persons for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. (f) Each Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Credit Party hereby acknowledges and agrees that (i) such Credit Party has no right of withdrawal from any Concentration Account, (ii) the funds on deposit in each Concentration Account shall at all times continue to be collateral security for all of the Obligations pursuant to the Security Documents, and (iii) the funds on deposit in each Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 9.18, during a Cash Dominion Period, any Credit Party receives or otherwise has dominion and control of any such proceeds or collections related to Collateral (other than identifiable proceeds of Term Priority Collateral), such proceeds and collections shall be held in trust by such Person for the Administrative Agent, shall not be commingled with any of such Person’s other funds or deposited in any account of such Person and shall promptly be deposited into a Concentration Account or dealt with in such other fashion as such Person may be instructed by the Administrative Agent. (g) So long as no Cash Dominion Period is in existence, the Borrower and the Subsidiary Guarantors may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts (other than Blocked Accounts that are cash pooling accounts, for which the Borrower and the Subsidiary Guarantors may direct, and shall have sole control over, the manner of disposition of funds so long as no Event of Default has occurred and is continuing). (h) Any amounts received in any Concentration Account at any time shall be remitted to the operating account of the Borrower after the application of such amounts pursuant to Section 5.2(b). (i) The Administrative Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained, upon any termination of a Cash Dominion Period or a Specified Event of Default, as applicable, in each case for which the Administrative Agent has delivered a notice pursuant to Section 9.18(c), of the termination of such notice. (j) The following shall apply to deposits and payments under and pursuant to this Agreement: (i) Funds shall be deemed to have been deposited to the applicable Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. New York City time, on that Business Day);

162 (ii) Funds paid to the Administrative Agent, other than by deposit to a Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. New York City time, on that Business Day); (iii) If a deposit to a Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day; and (iv) If any item deposited to any Concentration Account and applied in accordance with Section 5.2(b) is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such application and the Borrower shall indemnify the Secured Parties against all reasonable out-of-pocket claims and losses resulting from such dishonor or return. 9.19 Appraisals and Field Examinations The Administrative Agent may carry out, at the Borrower’s expense, one inventory appraisal and one field exam in any Fiscal Year; provided, however, that notwithstanding the foregoing limitations, (x) at any time after the date on which the Excess Availability has been less than the greater of $16,000,000 and 15.0% of the Line Cap for three consecutive Business Days, one additional field examination and one additional inventory appraisal may be conducted during each Fiscal Year until the Excess Availability has been at least the greater of $16,000,000 and 15.0% of the Line Cap for 20 consecutive calendar days and (y) at any time during the continuation of an Event of Default, field examinations and inventory appraisals may be conducted at the Borrower’s expense as frequently as determined by the Administrative Agent in its Permitted Discretion. 9.20 Post-Closing Obligations (a) The Borrower hereby agrees to deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 9.20 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in its sole discretion. (b) All representations and warranties contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 9.20, rather than as elsewhere provided in the Credit Documents); provided that to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date or, following the Closing Date, prior to the date by which such action is required to be taken by Section 9.20(a), the respective representation and warranty shall be required to be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct 163 in all respects) at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.20 (and Schedule 9.20). SECTION 10 Negative Covenants The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until the Aggregate Revolving Credit Commitments, all Loans, all Letters of Credit have terminated (other than Letters of Credit that have been backstopped, Cash Collateralized or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer) and the Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and Secured Specified Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and Secured Specified Cash Management Agreements, or Contingent Obligations), are Paid in Full: 10.1 Limitation on Indebtedness The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness. Notwithstanding the foregoing, the limitations set forth in the immediately preceding sentence shall not apply to any of the following: (a) Indebtedness arising under the Credit Documents (including any Indebtedness incurred as permitted by Sections 2.14, 2.15 and 13.1); (b) Indebtedness under the Term Loan Credit Documents and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed the sum of (i) $810,000,000 plus (ii) the principal amount of “Incremental Facilities” (as defined in the Term Loan Credit Agreement as in effect on the Closing Date) measured at the time of incurrence pursuant to the Term Loan Credit Agreement as in effect on the Closing Date plus (iii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto; (c) [reserved]; (d) subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note (provided that any Person becoming a Restricted Subsidiary after the Closing Date may enter into the Intercompany Subordinated Note within the time period set forth in Section 9.11) or (y) otherwise be subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Subordinated Note or otherwise reasonably acceptable to the Administrative Agent; (e) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (x) if the Indebtedness being guaranteed under this Section 10.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the 164 Obligations on terms (taken as a whole) at least as favorable to the Agents and the Lenders as those contained in the subordination of such Indebtedness and (y) a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(e), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1; (f) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations); (g) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, (ii) otherwise constituting Investments permitted by Section 10.5 (other than Investments permitted by Section 10.5(l) by reference to Section 10.1 and Section 10.5(q)); provided that this clause (ii) shall not be construed to limit the requirements of Section 10.1(d) and (e), or (iii) contemplated by the Plan; (h) Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of capital expenditures, so long as such Indebtedness is incurred concurrently with or within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such capital expenditure, and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed (i) $100,000,000 plus the principal amount of Capital Leases outstanding on the Closing Date, in each case at any time outstanding plus (ii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto; (i) Indebtedness permitted to remain outstanding under the Plan, and to the extent such Indebtedness exceeds $5,000,000, set forth on Schedule 10.1 and any Refinancing Indebtedness thereof; provided that in the case of any Refinancing Indebtedness of any such Indebtedness, each obligor of such Refinancing Indebtedness is an obligor of such Indebtedness; (j) Indebtedness in respect of Hedging Agreements; provided that such Hedging Agreements are not entered into for speculative purposes (as determined by the Borrower in good faith); (k) (i) Permitted Other Debt assumed or incurred for any purpose, including to finance a Permitted Acquisition, other permitted Investments or capital expenditures; provided that (A) if such Indebtedness is incurred or assumed by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5, (B) the aggregate principal amount of Indebtedness incurred or assumed under this Section 10.1(k)(i) shall not exceed (1) $100,000,000 plus (2) additional amounts if, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness and the application of proceeds thereof and, if applicable, the Permitted Acquisition, permitted Investment or capital expenditure, the Consolidated Total Net Leverage 165 Ratio is not greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Acquisition or similar Investment, the Consolidated Total Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (I) 3.30 to 1.00 or (II) the Consolidated Total Net Leverage Ratio immediately prior to such Permitted Acquisition or similar Investment and (C) [reserved] and (ii) any Refinancing Indebtedness in respect of the Indebtedness under clause (i) above; provided that Indebtedness incurred or assumed by Restricted Subsidiaries that are not Subsidiary Guarantors under this Section 10.1(k), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(ee), shall not exceed $100,000,000, in each case at any time outstanding; (l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice; (m) additional Indebtedness; provided that the aggregate amount of Indebtedness incurred or issued pursuant to this Section 10.1(m) shall not exceed $100,000,000, in each case at any time outstanding; (n) Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business; (o) (i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary with the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; (p) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with a Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder; (q) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business;

166 (r) Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business; (s) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b); (t) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions, any other Investment permitted hereunder; (u) Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary and (ii) accounts receivable factoring facilities in the ordinary course of business so long as no ABL Priority Collateral is encumbered thereby; provided that the aggregate amount of Receivables Indebtedness pursuant to this clause (u) shall not exceed $100,000,000 at any time outstanding; (v) Indebtedness of Credit Parties in respect of (i) [reserved], (ii) Incremental Equivalent Debt (as defined in, and subject to the limitations set forth in, the Term Loan Credit Agreement as in effect on the date hereof; provided that references therein to “Permitted Other Loans” and “Permitted Other Notes” shall be deemed to be references to such terms as defined herein and references to Section 10.1(k) therein shall be deemed to be references to Section 10.1(k) hereof); and (iii) any Refinancing Indebtedness in respect thereof; (w) [reserved]; (x) Indebtedness in an amount not to exceed the Available Equity Amount; (y) Indebtedness of any Minority Investments or Indebtedness incurred on behalf thereof or representing guarantees of such Indebtedness of any Minority Investment, in an amount not to exceed $100,000,000 at the time of incurrence or issuance, in each case at any time outstanding; (z) intercompany Indebtedness among the Borrower and its Subsidiaries constituting any part of any Permitted Reorganization; (aa) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; (bb) (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 167 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the Borrower in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States; (cc) Indebtedness owing to the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary under this Agreement; provided that the aggregate amount of Indebtedness permitted under this clause (cc) shall not exceed $100,000,000 outstanding at any time; (dd) obligations in respect of Disqualified Stock in an amount not to exceed the greater of $25,000,000 and 3% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time; (ee) Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (ee), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(k), shall not exceed $100,000,000, in each case at any time outstanding; (ff) so long as the Payment Conditions have been satisfied at the time of incurrence and after giving effect thereto, unsecured Indebtedness of a Credit Party; provided that the scheduled final maturity date and the Weighted Average Life to Maturity of such Indebtedness shall not be earlier than the Initial Maturity Date; and (gg) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (ff) above. For the avoidance of doubt, any Indebtedness permitted to be incurred under any clause of this Section 10.1 may be used to modify, refinance, refund, renew, replace, exchange or extend any outstanding Indebtedness, including any such Indebtedness incurred under any other clause of this Section 10.1 and any such Indebtedness with respect to which the incurrence of Refinancing Indebtedness is expressly permitted under this Section 10.1, in each case, subject to the restrictions set forth in Section 10.7. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence or issuance of Indebtedness or Disqualified Stock for purposes of this covenant. This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior lien priority with respect to the same collateral. 10.2 Limitation on Liens 168 The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or such Restricted Subsidiary, whether now owned or hereafter acquired, except: (a) Liens arising under the Security Documents; (b) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.1(b), and Hedging Obligations and Cash Management Obligations permitted to be secured on a pari passu basis with the Term Loans under the Term Credit Documents; provided that such Lien over the Collateral shall be subject to the Applicable Intercreditor Agreements; (c) [reserved]; (d) Liens securing Indebtedness permitted pursuant to Section 10.1(h); provided that except as otherwise permitted hereby, such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (e) Liens permitted to remain outstanding under the Plan; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 shall only be permitted to the extent such Lien is listed on Schedule 10.2; (f) (i) Liens on the Collateral securing Indebtedness permitted to be incurred under clause (B)(2) of the proviso to Section 10.1(k)(i) or Section 10.1(v)(ii); provided that (A) the representative of such Indebtedness shall have entered into the Applicable Intercreditor Agreements to the extent secured by the Collateral reflecting its junior priority status as compared with the Liens on the ABL Priority Collateral securing the Obligations and its pari passu or junior priority status as compared with the Liens on the Term Priority Collateral securing the Obligations, and (B) (I) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens on the Term Priority Collateral that are pari passu with the Liens on the Term Priority Collateral securing the Term Loan Obligations, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Acquisition or similar Investment, the Consolidated First Lien Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (x) 3.30 to 1.00 or (y) the Consolidated First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or similar Investment and (II) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens on the Term Priority Collateral that are junior to the Liens on the Term Priority Collateral securing the Term Loan Obligations, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Acquisition or similar Investment, the Consolidated Secured Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (I) 3.30 to 1.00 or (II) the Consolidated 169 Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or similar Investment, and (ii) Liens securing Refinancing Indebtedness permitted to be incurred under Section 10.1(k)(ii) or Section 10.1(v)(iii); (g) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Acquisition or other permitted Investment or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or existing on assets acquired after the Closing Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1; provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached and after-acquired property, property that is affixed or incorporated into the property covered by such Lien and accessions thereto and products and proceeds thereof, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment financed by such lender, it being understood that such requirement to pledge such after-acquired property shall not be permitted to apply to any such after-acquired property to which such requirement would not have applied but for such acquisition except as otherwise permitted hereunder, and any Refinancing Indebtedness thereof permitted by Section 10.1; (h) additional Liens on assets of any Restricted Subsidiary that is not a Credit Party securing Indebtedness of such Restricted Subsidiary permitted pursuant to Section 10.1 (or other obligations of such Restricted Subsidiary not constituting Indebtedness); (i) additional Liens on assets that do not constitute Collateral prior to the creation of such Liens, so long as the Credit Facilities hereunder are equally and ratably secured thereby and the aggregate amount of Indebtedness secured thereby at any time outstanding does not exceed $160,000,000; provided that such Liens are subject to intercreditor arrangements reasonably satisfactory to the Borrower and the Collateral Agent; it being understood and agreed that intercreditor arrangements in substantially the form of the Applicable Intercreditor Agreements are satisfactory; (j) additional Liens on Collateral, so long as (i)(x) with respect to Indebtedness that is secured by Liens on the Term Priority Collateral that are pari passu with the Liens on the Term Priority Collateral securing the Term Loan Obligations, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (y) with respect to Indebtedness that is secured by Liens on the Term Priority Collateral that are junior to the Liens on the Term Priority Collateral securing the Term Loan Obligations, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00, (ii) such Liens shall be junior to the Liens over the ABL Priority Collateral securing the Obligations and (iii) the holder(s) of such Liens (or a representative thereof) shall have entered into the Applicable Intercreditor Agreements;

170 (k) additional Liens, so long as the aggregate amount of obligations secured thereby at any time outstanding does not exceed $100,000,000 at the time of incurrence or issuance; (l) (i) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case arising in connection with a Permitted Receivables Financing permitted under Section 10.1(u) and (ii) Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing permitted under Section 10.1(u); provided that no such Liens shall extend to any assets included in the Borrowing Base or to any Blocked Account; (m) Permitted Encumbrances; and (n) the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (e), clause (g) and clause (i) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien and accessions thereto or any proceeds or products thereof) or the Refinancing Indebtedness (without a change in any obligor, except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby (including any unused commitments), to the extent such Refinancing Indebtedness is permitted by Section 10.1; provided that in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (g) and clause (i) of this Section 10.2, the requirements set forth in the proviso to clause (g) or clause (i), as applicable, shall have been satisfied. 10.3 Limitation on Fundamental Changes The Borrower will not, and will not permit the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise consummate the Disposition of, all or substantially all its business units, assets or other properties, except that: (a) so long as both before and after giving effect to such transaction, no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving company or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, 171 (4) each grantor and each pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), (6) the Successor Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of this Agreement and the Guarantee and the perfection and priority of the Liens under the applicable Security Documents, and (7) the Successor Borrower shall have provided to the Administrative Agent all documentation and information reasonably requested by the Administrative Agent and the Lenders that is necessary and is required by United States regulatory authorities to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; (b) so long as no Event of Default has occurred and is continuing, or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the relevant Security Documents each in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Subordinated Note, and (iii) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to the Guarantee and any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents to the extent otherwise required; (c) any Permitted Reorganization may be consummated; (d) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary; (e) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party; provided that the consideration for any such Disposition by any Person other than a Guarantor shall not exceed the fair value of such assets; (f) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted 172 Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution; (g) the Borrower or any Restricted Subsidiary may change its legal form, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Liens granted pursuant to any Security Documents to which such Person is a party remain perfected and in full force and effect, to the extent otherwise required hereby; (h) any merger, consolidation or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia, so long as the Liens granted pursuant to the Security Documents to which the Borrower is a party remain perfected and in full force and effect, to the extent otherwise required hereby; (i) the Transactions and any transactions as contemplated by the Plan may be consummated; and (j) the Borrower and the Restricted Subsidiaries may consummate a merger, amalgamation dissolution, liquidation, windup, consolidation or Disposition, constituting, or otherwise resulting in, a transaction permitted by Section 10.4 (other than pursuant to (x) Section 10.4(d) and (y) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than the Borrower or any Guarantor), an Investment permitted pursuant to Section 10.5 (other than Section 10.5(l)), and any Restricted Payments permitted pursuant to Section 10.6 (other than Section 10.6(f)). 10.4 Limitation on Disposition The Borrower will not, and will not permit the Restricted Subsidiaries to make any Disposition, except that (in each case, subject to the requirements set forth in the last sentence of this Section 10.4, if applicable): (a) the Borrower and the Restricted Subsidiaries may sell, transfer, license or sublicense, or otherwise Dispose of, in the reasonable business judgment of the Borrower or such Restricted Subsidiary, (i) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such Disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Cash Equivalents, (iv) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property rights to lapse or go abandoned in the ordinary course of business), and (v) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course; (b) the Borrower and the Restricted Subsidiaries may make Dispositions of assets; provided that (i) [reserved], (ii) as of the date of signing of the definitive agreement for 173 such Disposition, no Event of Default shall have occurred and be continuing, (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $50,000,000, the Person making such Disposition shall receive fair market value and not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this clause (iii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than intercompany liabilities owing to a Restricted Subsidiary being disposed of) and that are (1) assumed by the transferee (or a third party in connection with such transfer) with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or indemnified from such liabilities or (2) otherwise cancelled or terminated in connection therewith, (B) any securities, notes or other obligations received by the Person making such Disposition from the purchaser that are converted by such Person into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (C) consideration consisting of Indebtedness of any Credit Party (other than subordinated Indebtedness) received after the Closing Date from Persons who are not Restricted Subsidiaries (so long as such Indebtedness is not cancelled or forgiven), (D) any Marketable Security and (E) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of $100,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (iv) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Agent to the extent required under Section 9.11, 9.12 or the Security Agreement; (c) (i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Restricted Subsidiary of the Borrower and (iii) any Credit Party may make Dispositions to a non-Credit Party to the extent constituting an Investment permitted under Section 10.5 (other than Section 10.5(l)); (d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Sections 10.2, 10.3 (other than Section 10.3(j)), 10.5 (other than Section 10.5(l)) or 10.6 (other than Section 10.6(f)); (e) the Borrower and any Restricted Subsidiary may lease, sublease, license or sublicense (i) real or personal property (other than intellectual property) in the ordinary course of business or (ii) intellectual property not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole and not, in each case of (i) and (ii), in connection with any transactions undertaken in furtherance of dividends, payments or exchange

174 of any Indebtedness or financing (other than financing among Borrower and its Restricted Subsidiaries); (f) Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise; (g) the Borrower and any other Credit Party may transfer or otherwise Dispose of any intellectual property for fair market value to any Restricted Subsidiary of the Borrower that is not a Credit Party; provided that (x) such transfer or Disposition is in the ordinary course of business and not in connection with any transactions undertaken in furtherance of dividends, payments or exchange of any Indebtedness or financing (other than financing among Borrower and its Restricted Subsidiaries) or (y) (i) the transferee shall be (A) a direct or indirect Wholly Owned Restricted Subsidiary or (B) a special purpose entity that does not incur any third-party Indebtedness for borrowed money (for the avoidance of doubt, such entity may have employees managing its intellectual property assets and conducting internal research and development activities), (ii) the consideration received by the Credit Party from such Disposition shall be in the form of (A) cash and Cash Equivalents, (B) intercompany notes owed to the Credit Party transferor/licensor by the non-Credit Party transferee/licensee, which intercompany notes are pledged to secure the Obligations and/or (C) Stock and Stock Equivalent of the transferee/licensee (or a parent entity of such transferee/licensee so long as such parent entity and any intermediate holding entity otherwise satisfies the requirements set forth in clause (i) above) and the Stock and Stock Equivalents of such transferee/licensee (or the parent entity) are pledged to secure the Obligations (subject to the limitation set forth in the Security Agreement) and (iii) such Disposition shall be subject to a license of such intellectual property to the Administrative Agent to be enforceable solely in connection with the exercise of the Administrative Agent’s rights and remedies under the Credit Documents with respect to the ABL Priority Collateral; provided that in the case of this clause (ii)(C), the aggregate fair market value of any and all intellectual property so disposed of shall not exceed $100,000,000; (h) Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements; (i) (i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing and (ii) Dispositions of assets other than ABL Priority Collateral in connection with accounts receivable factoring facilities in the ordinary course of business, provided that the Indebtedness arising in connection therewith shall not exceed the amount of Indebtedness permitted by Section 10.1(u); (j) Dispositions listed on Schedule 10.4 or to consummate the Transactions, including transactions contemplated by the Plan; 175 (k) transfers of property subject to any damage, destruction, other casualty or loss or in connection with any seizure, condemnation, confiscation or taking proceeding or similar events upon receipt of the net cash proceeds in connection therewith; (l) Dispositions or discounts of accounts receivable or notes receivable in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable; (m) Dispositions (other than to an Unrestricted Subsidiary) of any assets not constituting Collateral in an aggregate amount not to exceed $100,000,000; (n) the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement; (o) any issuance or sale of Stock or Stock Equivalent in, or Indebtedness or other securities of, any Unrestricted Subsidiary; (p) the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims; (q) Dispositions of any assets (including Stock and Stock Equivalents) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith); and (r) other Dispositions (including those of the type otherwise described herein, but excluding any Disposition to an Unrestricted Subsidiary) made for fair market value in an aggregate amount not to exceed $100,000,000; (s) the Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Stock or any Stock to intercompany Indebtedness, (iii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary or (iv) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of Holdings, the Borrower, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns; (t) any Disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (2) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof); (u) any Disposition in connection with a Permitted Reorganization; 176 (v) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Borrower; and (w) Dispositions of any asset between or among the Borrower and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (v) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents. Notwithstanding the foregoing, no transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g). Substantially simultaneously with the consummation of any Disposition (other than any Disposition permitted under Section 10.4(a)(ii)), if assets constituting more than 5% of the Borrowing Base are Disposed of in such Disposition, the Borrower shall deliver an updated Borrowing Base Certificate that gives Pro Forma Effect to such Disposition, together with calculations sufficient to demonstrate that the Availability Requirements shall be satisfied immediately after giving effect to such Disposition. 10.5 Limitation on Investments The Borrower will not, and will not permit the Restricted Subsidiaries, to make any Investment except: (a) extensions of trade credit, asset purchases (including purchases of inventory, supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements, original equipment manufacturer arrangements or development agreements with other Persons, in each case in the ordinary course of business; (b) Investments in cash or Cash Equivalents when such Investments were made; (c) loans and advances to officers, managers, directors, employees, consultants and independent contractors of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to clause (iii) shall not exceed $25,000,000 at any one time outstanding; 177 (d) Investments (i) contemplated by the Plan or to consummate the Transactions and (ii) existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and, to the extent such Investments exceed $5,000,000, set forth on Schedule 10.5 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (d)(ii) does not at any time exceed the amount of such Investment set forth on Schedule 10.5 (except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder); (e) any Investment acquired by the Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (ii) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or in satisfaction or judgments against other Persons; (f) Investments to the extent that payment for such Investments is made with (i) Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) or (ii) the proceeds from the issuance of Stock or Stock Equivalents (other than Disqualified Stock, any sale or issuance to any Subsidiary and any issuance applied pursuant to Section 10.6(a) or Section 10.6(b)(i)) of the Borrower (or any direct or indirect parent thereof); provided that such Stock or Stock Equivalents or proceeds of such Stock or Stock Equivalents will not increase the Available Equity Amount; (g) Investments (other than in the form of direct or indirect transfers or Dispositions of intellectual property from a Credit Party to a non-Credit Party) by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary or any Person that will, upon such Investment become a Restricted Subsidiary; (h) Investments constituting Permitted Acquisitions; (i) Investments constituting (i) Minority Investments and Investments in Unrestricted Subsidiaries and (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, in each case valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed $100,000,000; (j) Investments constituting non-cash proceeds received from Dispositions of assets pursuant to Section 10.4;

178 (k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed the limitations set forth in such Section; (l) Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and Dispositions permitted by Section 10.1 (other than Sections 10.1(d), 10.1(e) and 10.1(g)(ii)), 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.6 (other than Section 10.6(f)), 10.7 or 10.8, as applicable; (m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make Restricted Payments under the applicable clauses of Section 10.6 by such amount; (n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; (p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; (q) Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (r) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (s) Investments in Hedging Agreements permitted by Section 10.1; (t) Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity; 179 (u) Investments consisting of deposits of cash and Cash Equivalents as collateral support permitted under Section 10.2; (v) other Investments not to exceed an amount equal to the Available Equity Amount at the time such Investments are made; (w) other Investments in an amount at any one time outstanding not to exceed $100,000,000; provided that up to $50,000,000 may be made in the form of Disposition of intellectual property by a Credit Party to a Restricted Subsidiary that is not a Credit Party; (x) Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business; (y) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice; (z) Investments made as a part of, or in connection with or to otherwise fund the Transactions; (aa) contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any of its Restricted Subsidiaries; (bb) Investments relating to pension trusts; (cc) Investments in Similar Business in an amount at any one time outstanding not to exceed $100,000,000; (dd) Investments in connection with Permitted Reorganizations; (ee) Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business; (ff) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Agreement; (gg) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; (hh) Term Loans repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 13.6(g) of the Term Loan Credit Agreement; and (ii) other Investments in an unlimited amount, so long as the Payment Conditions are satisfied at the time of and after giving effect to the Investment. 180 Notwithstanding the foregoing, no Investment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to (i) Section 10.5(l) (solely in respect of Dispositions permitted by Section 10.4(e) or (g)) or (ii) the proviso to Section 10.5(w). 10.6 Limitation on Restricted Payments The Borrower will not, and will not permit the Restricted Subsidiaries to, declare or pay any Restricted Payments except that: (a) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents (other than any Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(b)(i)); provided that (i) such new Stock or Stock Equivalents contain terms and provisions (taken as a whole) at least as advantageous to the Lenders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance shall not increase the Available Equity Amount; (b) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 10.6(b), when combined with Investments made pursuant to Section 10.5(k), do not exceed in any Fiscal Year $20,000,000 (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum (without giving effect to the following proviso) of $30,000,000 in any Fiscal Year); provided, further, that such amount in any Fiscal Year may be increased by an amount not to exceed: (i) the cash proceeds from the sale of Stock (other than Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(a)) of the Borrower and, to the extent contributed to the Borrower, Stock of any of the Borrower’s direct or indirect parent companies, in each case to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies) or any Subsidiary of the Borrower that occurs after the Closing Date; provided that such Stock or proceeds of such Stock will not increase the Available Equity Amount; plus 181 (ii) the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary after the Closing Date; less (iii) the amount of any Restricted Payment previously made with the cash proceeds described in clauses (i) and (ii) above; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies), or any Subsidiary of the Borrower in connection with a repurchase of Stock or Stock Equivalents of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; (c) so long as no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would result therefrom, the Borrower make Restricted Payments; provided that the amount of all such Restricted Payments paid from the Closing Date pursuant to this clause (c) shall not exceed an amount equal to the Available Equity Amount at the time such Restricted Payments are paid; (d) the Borrower and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect parent company of the Borrower (or otherwise as specified below) in an amount required for the Borrower, such Restricted Subsidiary or any such direct or indirect parent to pay, in each case without duplication: (i) foreign, federal, state and local income Taxes for any taxable period in respect of which a consolidated, combined, unitary or affiliated or similar return that includes the Borrower and/or any of its Subsidiaries (including if the Borrower or any of its Subsidiaries is disregarded as separate from a member included in such group return) is filed by such direct or indirect parent; provided that for purposes of this Section 10.6(d)(i), such Taxes shall be deemed no greater than the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local income Taxes if the Borrower were the parent of a standalone consolidated, combined, affiliated, unitary or similar tax group including its Subsidiaries (any such Restricted Payments, “Tax Distributions”); (ii) (A) such parents’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries, (B) any indemnification claims made by directors or officers of the Borrower or its Restricted Subsidiaries (or any parent of the foregoing) who are directors or officers of the Borrower or any Restricted Subsidiary (or any parent of the foregoing) on or after the Petition Date to the extent such claims are attributable to the

182 ownership or operation of the Borrower or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries or (C) fees and expenses otherwise due and payable by the Borrower (or any parent thereof) or any Restricted Subsidiary and not prohibited to be paid by the Borrower and its Restricted Subsidiaries hereunder; (iii) franchise and excise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower; (iv) to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger, amalgamation or consolidation (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any Restricted Subsidiary, (C) the Borrower or such Restricted Subsidiary shall comply with Section 9.11, Section 9.12 and the Security Agreement to the extent applicable, (D) the aggregate amount of such Restricted Payments shall reduce the ability of the Borrower and the Restricted Subsidiary to make Investments under the applicable clauses of Section 10.5 by such amount and (E) any property received by the Borrower or the Restricted Subsidiaries in connection with such transaction shall only increase the Available Equity Amount to the extent the fair market value of such property as determined in good faith by the Board of Directors of the Borrower exceeds the aggregate amount of Restricted Payments made pursuant to this clause (iv); (v) customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or Disposition payable by the Borrower or the Restricted Subsidiaries; (vi) customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries; (vii) AHYDO Catch-Up Payments with respect to Indebtedness of any direct or indirect parent of the Borrower; provided that the Net Cash Proceeds of such Indebtedness have been contributed to the Borrower as a capital contribution; and (viii) expenses incurred by any direct or indirect parent of the Borrower in connection with any public offering or other sale of Stock or Stock Equivalents or Indebtedness (i) where the Net Cash Proceeds of such offering or sale are intended to be 183 received by or contributed to the Borrower or a Restricted Subsidiary, (ii) in a pro-rated amount of such expenses in proportion to the amount of such Net Cash Proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the Borrower shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed; (e) Restricted Payments made to dissenting equityholders in connection with their exercise of appraisal rights or the settlement of any claim or actions with respect thereto in connection with any Permitted Acquisition or similar Investment permitted under Section 10.5 (other than Section 10.5(l)); (f) Restricted Payments consisting of or resulting from Liens, fundamental changes, Dispositions, Investments or other payments permitted by 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.5 (other than Section 10.5(l)), 10.7 or 10.8, as applicable; (g) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Borrower may pay Restricted Payments to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases; (h) the Borrower may (i) pay cash in lieu of fractional shares in connection with any Restricted Payment, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any Permitted Acquisition, and any Restricted Payment to the Borrower’s direct or indirect parent in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; (i) the Borrower may make any Restricted Payment within sixty (60) days after the date of declaration thereof or giving irrevocable notice thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement; (j) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments, so long as the aggregate amount of all such Restricted Payments in any Fiscal Year does not exceed 6% of the market capitalization of the Public Reporting Entity calculated on a trailing twelve month average basis; (k) the Borrower may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options; 184 (l) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) make Restricted Payments in an aggregate amount not to exceed $5 million per fiscal quarter; (m) the Borrower may make payments described in Section 9.9 (other than Section 9.9(a) and Section 9.9(d) (to the extent expressly permitted by reference to Section 10.6)); (n) the Borrower may make Restricted Payments in connection with the Transactions or contemplated by the Plan; (o) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in amounts up to $100,000,000; (p) the Borrower may make Restricted Payments in an unlimited amount, provided that the Payment Conditions shall be satisfied at the time of the making of such Restricted Payment and after giving effect thereto; (q) Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Investment permitted hereunder and to satisfy indemnity and other similar obligations in connection with any Permitted Acquisition or other Investment permitted hereunder; (r) the distribution, by dividend or otherwise, of shares of Stock or Stock Equivalents of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof; (s) [reserved]; and (t) each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Stock in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their ownership interests of the relevant class of Stock). Notwithstanding the foregoing, no Restricted Payment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.6(f) solely in respect of Dispositions permitted by Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g). 10.7 Limitations on Debt Prepayments and Amendments (a) The Borrower will not, and will not permit the Restricted Subsidiaries to, voluntarily prepay, repurchase or redeem or otherwise defease prior to the scheduled maturity thereof any Indebtedness that is subordinated in right of payment or lien to the Obligations (in the case of Lien subordination, with respect to all of the Collateral) with a principal amount in excess 185 of $50,000,000 (the “Junior Indebtedness”), except that the Borrower and its Restricted Subsidiaries may (i) make payments of regularly scheduled principal and interest, (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, prepay, repurchase or redeem or otherwise defease Junior Indebtedness in an aggregate principal amount from the Closing Date not in excess of the sum of, (1) (I) $100,000,000 and (II) additional unlimited amounts so long as the Payment Conditions are satisfied at the time of such prepayment, repurchase, renegotiation or defeasance and after giving effect thereto plus (2) the Available Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance, (iii) refinance Junior Indebtedness with any Refinancing Indebtedness; (iv) convert, exchange, redeem, repay or prepay such Junior Indebtedness into, for or with, as applicable, Stock or Stock Equivalents of any direct or indirect parent of the Borrower (other than Disqualified Stock except as permitted hereunder); (v) prepay, repurchase, redeem or otherwise defease Junior Indebtedness within 60 days of the applicable Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (each, a “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 10.7(a); provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision, (vi) repay or prepay intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default under Section 11.1 or 11.5 has occurred and is continuing and the Borrower has received a written notice from the Collateral Agent instructing it not to make or permit any such repayment or prepayment and (vii) transfer credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer. (b) The Borrower will not, and will not permit the Restricted Subsidiaries to waive, amend, or modify the definitive documentation in respect of any Junior Indebtedness with a principal amount in excess of $50,000,000, to the extent that any such waiver, amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect; provided that this Section 10.7(b) would not prohibit a refinancing or replacement of such Indebtedness with Refinancing Indebtedness so long as (1) such Refinancing Indebtedness is permitted to be incurred under Section 10.1 and (2) the prepayment of such Junior Indebtedness is permitted under Section 10.7(a) above. 10.8 Limitation on Subsidiary Distributions The Borrower will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (x) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary that is a Guarantor on its Stock or Stock Equivalents or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary that is a Guarantor, (y) make loans or advances to the Borrower or any Restricted Subsidiary that is Guarantor or (z) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary that is a Guarantor, except (in each case) for such encumbrances or restrictions (A) which the Borrower has reasonably

186 determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (B) existing under or by reason of: (a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement, the Term Loan Credit Documents and the related documentation and related Hedging Obligations and Cash Management Obligations; (b) purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (x), (y) or (z) above on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition); (c) Applicable Laws or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries; (d) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition); (e) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or Disposition of all or substantially all of the Stock or Stock Equivalents or assets of such Subsidiary and restrictions on transfer of assets subject to Liens permitted hereunder; (f) (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to Dispose of the assets securing such Indebtedness and (y) restrictions or encumbrances on transfers of assets subject to Liens permitted hereunder (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien); 187 (g) restrictions or encumbrances on cash or other deposits or net worth imposed by customers under, or made necessary or advisable by, contracts entered into in the ordinary course of business; (h) restrictions or encumbrances imposed by other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1; (i) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including its assets and Subsidiaries) and the Stock or Stock Equivalents issued thereby; (j) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business; (k) restrictions created in connection with any Permitted Receivables Financing or any Qualified Securitization Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Permitted Receivables Financing or Qualified Securitization Financing, as the case may be; (l) customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto; (m) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (n) restrictions contemplated by the Plan or created in connection with the consummation of the Transaction; or (o) any encumbrances or restrictions of the type referred to in clauses (x), (y) and (z) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, extensions, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, extensions, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, restructuring, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay its obligations under the Credit Documents as and when due (as determined in good faith by the Borrower); provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by the Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction. 188 10.9 Amendment of Organizational Documents The Borrower will not, nor will the Borrower permit any Credit Party to, amend or otherwise modify any of its Organizational Documents in a manner that is materially adverse to the Lenders, except as required by Applicable Laws. 10.10 Permitted Activities Holdings will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Stock of the Borrower, including receipt and payment of dividends and payments in respect of Indebtedness and other amounts in respect of Stock, (ii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, the Credit Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its or its direct or indirect parent entity’s common equity or any other issuance or sale of its or its direct or indirect parent entity’s Stock, (v) financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower and the Subsidiaries, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries, (vii) holding any cash or other property (but not operate any property), (viii) making and receiving of any dividends, payments in respect of Indebtedness or Investments permitted hereunder, (ix) providing indemnification to officers and directors, (x) activities relating to any Permitted Reorganization, (xi) activities related to the Plan and the consummation of the Transactions and activities contemplated thereby, (xii) merging, amalgamating or consolidating with or into any direct or indirect parent of Holdings (in compliance with the definition of “Holdings” in this Agreement), (xiii) repurchases of Indebtedness through open market purchases and Dutch auctions, (xiv) activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower and the Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments, (xv) any transaction with the Borrower or any Restricted Subsidiary to the extent expressly permitted under this Section 10, (xvi) making any AHYDO Catch-Up Payments, (xvii) paying any Taxes it is obligated to pay and (xviii) any activities incidental or reasonably related to the foregoing. 10.11 Financial Covenant The Borrower shall not permit the Fixed Charge Coverage Ratio for any Test Period to be less than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested (i) on the date any Covenant Trigger Period commences (as of the last day of the Test Period ending immediately prior to the date on which such Covenant Trigger Period shall have commenced) and shall continue to be tested as of the last day of each Test Period ended thereafter until such Covenant Trigger Period is no longer continuing. 189 SECTION 11 Events of Default Upon the occurrence of any of the following specified events (each an “Event of Default”): 11.1 Payments The Borrower shall (a) default in the payment when due of any principal of the Loans, (b) default, and such default shall continue for more than five Business Days, in the payment when due of any interest on the Loans or (c) default, and such default shall continue for more than ten Business Days, in the payment when due of any fees or any other amounts owing hereunder or under any other Credit Document; or 11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be materially untrue with respect to the Credit Parties, taken as a whole, on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower, except that with respect to any representation, warranty or statement contained in a Borrowing Base Certificate, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of three Business Days after receipt of written notice by the Borrower from the Administrative Agent; or 11.3 Covenants Any Credit Party shall: (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i) (provided that notice of such default at any time shall timely cure the failure to provide such notice), Section 9.5 (solely with respect to the Borrower) or Section 10; or (b) default in the due performance or observance by it of any term, covenant or agreement contained in (i) Section 9.1(k) and such default shall continue unremedied for a period of at least five Business Days after receipt of written notice by the Borrower from the Administrative Agent (or, if such Borrowing Base Certificate is required to be delivered during a Weekly Monitoring Period, at least two Business Days after receipt of written notice by the Borrower from the Administrative Agent) or (ii) Section 9.18 (other than any such failure resulting solely from actions taken by one or more Persons not controlled directly or indirectly by the Borrower or such Person’s (or Persons’) failure to act in accordance with the instructions of the Borrower or the Administrative Agent) and, unless a Cash Dominion Period is ongoing, such default shall continue unremedied for a period of five Business Days after receipt of written notice by the Borrower of the Administrative Agent; or

190 (c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) or (b) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 calendar days after receipt of written notice by the Borrower from the Administrative Agent; or 11.4 Default Under Other Agreements (a) The Borrower or any Restricted Subsidiary shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1, Hedging Obligations or Indebtedness under any Permitted Receivables Financing) with a principal amount in excess of $100,000,000 in the aggregate for the Borrower and such Restricted Subsidiaries beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than any agreement or condition relating to, or provided in any instrument or agreement, under which such Hedging Obligations or such Permitted Receivables Financing was created) beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created, if the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than any Hedging Obligations or Indebtedness under any Permitted Receivables Financing) or as a mandatory prepayment, prior to the Stated Maturity thereof; provided that clauses (a) and (b) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that this Section 11.4 shall not apply to any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Stock or Stock Equivalents (other than Disqualified Stock) and cash in lieu of fractional shares or (ii) any such default that is remedied by or waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Borrower or the applicable Restricted Subsidiary in either case, prior to acceleration of all Loans and termination of the Revolving Credit Commitments pursuant to this Section 11; or 11.5 Bankruptcy Except as otherwise permitted under Section 10.3, (i) the Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under applicable Debtor Relief Laws; (ii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; (iii) an involuntary case, proceeding or 191 action is commenced against the Borrower or any Material Subsidiary and the petition is not dismissed or stayed within 60 consecutive days after commencement of the case, proceeding or action; (iv) a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator, examiner or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; (v) the Borrower or any Material Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration, examinership or liquidation or similar law or other Debtor Relief Laws of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Material Subsidiary; (vi) there is commenced against the Borrower or any Material Subsidiary any such proceeding or action that remains undismissed or unstayed for a period of 60 consecutive days; (vii) the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; (viii) any order of relief or other order approving any such case or proceeding or action is entered; (ix) the Borrower or any Material Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator, examiner or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; (x) the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; (xi) any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of authorizing any of the foregoing; or 11.6 ERISA (a) The occurrence of any ERISA Event; (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a Lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a Lien, security interest or liability; and (c) such ERISA Event, Lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or 11.7 Guarantee Any Guarantee provided by Holdings, the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or 11.8 Security Agreement The Security Agreement or any other material Security Document pursuant to which the assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect in respect of a material portion of the Collateral (other than pursuant to the terms hereof or thereof or any defect arising as a result of acts or omissions of the Collateral Agent or any Lender which do not result from a material breach by a Credit Party of its obligations under the Credit Documents) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing such grantor’s obligations under the Security Agreement or any other such Security Document; or 192 11.9 Judgments One or more final judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability requiring the payment of $100,000,000 or more in the aggregate for all such final judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by indemnity or insurance provided by a carrier that has not denied coverage) and any such final judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 consecutive days after the entry thereof; or 11.10 Change of Control A Change of Control shall occur; or 11.11 Indemnity Payments to Former Officers The Credit Parties pay in excess of $10,000,000 on account of an indemnity obligation asserted by any former officers or directors of a Credit Party who were not officers or directors of a Credit Party as of the Petition Date or thereafter. then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, at the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified below shall occur automatically without the giving of any such notice): (i) declare the Revolving Credit Commitments terminated, whereupon the Revolving Credit Commitment, if any, of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; (iv) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Security Documents and (iii) enforce any and all of the Administrative Agent’s rights under the Guarantee. Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement or similarly defined term under any other Credit Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and the Borrower is in compliance with this Agreement and/or such other Credit Document. 193 11.12 Application of Proceeds Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied in accordance with any Applicable Intercreditor Agreement. In the event that either (x) any Applicable Intercreditor Agreement directs the application with respect to such amount be made with reference to this Agreement or the other Credit Documents or (y) no Applicable Intercreditor Agreement is then in effect that is applicable to such amount, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral), in each case, following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied: (i) First, to the payment of all fees, indemnities, expenses, and other amounts payable to the Agents in their capacities as such, including, without limitation, reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including compensation to the Administrative Agent, Collateral Agent and their agents and counsel, and all expenses, fees, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith and all amounts for which the Administrative Agent and Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid, in each case constituting Obligations, until paid in full; (ii) Second, to the repayment of all Protective Advances; (iii) Third, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid, in each case constituting Obligations, until paid in full; (iv) Fourth, without duplication of amounts applied pursuant to clauses (i) - (iii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal or premium or reimbursement obligations in respect of Letters of Credit and obligations to Cash Collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Secured Hedging Agreement (to the extent Hedging Reserves have been taken) and Secured Cash Management Agreements (to the extent Bank Product Reserves have been taken) to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing; (v) Fifth, to the payment in full in cash, pro rata, of principal amount of the Obligations (including in respect of Secured Hedging Agreements (to the extent Hedging Reserves have been taken) and Secured Cash Management Agreements (to the

194 extent Bank Product Reserves have been taken)) and to Cash Collateralize all L/C Obligations and any premium thereon and any breakage, termination or other payments under Secured Hedging Agreements (to the extent Hedging Reserves have been taken) or Secured Cash Management Agreements (to the extent Bank Product Reserves have been taken), in each case to the extent constituting Obligations; (vi) Sixth, without duplication of amounts applied pursuant to clauses (i) - (v) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations and any fees, premiums and scheduled periodic payments, in each case due under Secured Hedging Agreements (other than those described in clause (iv) above) and Secured Cash Management Agreements (other than those described in clause (iv) above) to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing; (vii) Seventh, to the payment in full in cash, pro rata, of principal amount of the Obligations and any breakage, termination or other payments under Secured Hedging Agreements (other than those described in clause (v) above) or Secured Cash Management Agreements (other than those described in clause (v) above), in each case to the extent constituting Obligations; (viii) Eighth, without duplication of amounts applied pursuant to clauses (i) - (vii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations and any fees, premiums and scheduled periodic payments, in each case due under Secured Specified Hedging Agreements and Secured Specified Cash Management Agreements to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing; (ix) Ninth, to the payment in full in cash, pro rata, of principal amount of the Obligations and any breakage, termination or other payments under Secured Specified Hedging Agreements or Secured Specified Cash Management Agreements, in each case to the extent constituting Obligations; and (x) Tenth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, amounts received from any Credit Party shall not be applied to any Excluded Swap Obligation of such Credit Party. 195 SECTION 12 The Agents 12.1 Appointment (a) Each Secured Party (other than the Administrative Agent) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Secured Party under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than this Section 12.1 and Sections 12.2, 12.9, 12.12 and 12.13, in each case, with respect to the Borrower) are solely for the benefit of the Agents and the other Secured Parties, and the Borrower shall not have any rights as a third party beneficiary of such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any other Secured Party or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent. (b) The Secured Parties hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Secured Parties hereby irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any of the other Secured Parties or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent. (c) Each of the Global Coordinator listed on the cover page of this agreement and the Joint Lead Arrangers, in their capacities as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12. 12.2 Delegation of Duties The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct by such agents, sub-agents or attorneys-in-fact (as determined in the final judgment of a court of competent jurisdiction). 196 12.3 Exculpatory Provisions (a) No Agent nor any of its officers, directors, employees, agents, attorneys-in- fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of Holdings, the Borrower, any other Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of Holdings, the Borrower, any other Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. (b) Each Lender confirms to the Administrative Agent, the Collateral Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other Credit Extensions hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other Credit Extensions hereunder and under the other Credit Documents is suitable and appropriate for it. (c) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case: (i) the financial condition, status and capitalization of the Borrower and each other Credit Party; 197 (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document; (iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and (iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Collateral Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document. 12.4 Reliance by Agents The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail, or teletype message, statement, order or other document or instruction believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and/or the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that none of the Administrative Agent or the Collateral Agent shall be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or Applicable Law. 12.5 Notice of Default Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as applicable, has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event

198 of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall give notice thereof to the Lenders, the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is within its authority to take under this Agreement and otherwise as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable. 12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Collateral Agent or any of the Joint Lead Arrangers hereinafter taken, including any review of the affairs of Holdings, the Borrower, any other Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Collateral Agent or any Joint Lead Arranger to any Lender or the L/C Issuer. Each Lender and the L/C Issuer represents to Administrative Agent, the Collateral Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent, any Joint Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent, the Collateral Agent or any Joint Lead Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower, any other Guarantor or any other Credit Party that may come into the possession of the Administrative Agent, the Collateral Agent, any Joint Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates. 199 12.7 Indemnification The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Revolving Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Aggregate Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Revolving Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent, including all fees, disbursements and other charges of counsel to the extent required to be reimbursed by the Credit Parties pursuant to Section 13.5, in any way relating to or arising out of the Revolving Credit Commitments, the Loans and Letters of Credit, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (SUBJECT TO THE PROVISOS BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Revolving Credit Commitments, the Loans and Letters of Credit, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse such Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts 200 indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct (as determined by a final judgment of court of competent jurisdiction). The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. 12.8 Agents in their Individual Capacities Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Borrower, any other Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity. 12.9 Successor Agents Each of the Administrative Agent and Collateral Agent may resign at any time by notifying the other Agent, the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Section 11.1 or 11.5 (solely with respect to the Borrower) has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person (including as a result of the absence of consent of the Borrower) has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of an Event of Default under Section 11.1 or 11.5 (solely with respect to the Borrower)) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or 201 amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. 12.10 Withholding Tax To the extent required by any Applicable Law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower (solely to the extent required by this Agreement) and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. 12.11 Administrative Agent May File Proofs of Claim In case of the pendency of any receivership, insolvency, liquidation, administration, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

202 (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 13.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding. 12.12 Intercreditor Agreements Each of the Collateral Agent and the Administrative Agent is hereby authorized to enter into any Applicable Intercreditor Agreement contemplated hereby, and the parties hereto acknowledge that any such Applicable Intercreditor Agreement to which the Collateral Agent and/or the Administrative Agent is a party are each binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any such Applicable Intercreditor Agreement and (b) hereby authorizes and instructs the Collateral Agent and the Administrative Agent to enter into any such Applicable Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Secured Party hereby authorizes the Collateral Agent and the Administrative Agent to enter into any other intercreditor arrangements to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 10.2 of this Agreement. 12.13 Security Documents and Guarantee; Agents under Security Documents and Guarantee (a) Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Security Documents, as applicable. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may (or otherwise instruct the Collateral Agent to) execute any documents or instruments necessary to (x) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clauses (d), (g) and (l) of Section 10.2 or (y) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement (including the Applicable Intercreditor Agreement). The Secured Parties 203 hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) upon the termination of the Aggregate Revolving Credit Commitments and all Letters of Credit (other than Letters of Credit that have been Cash Collateralized, backstopped or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer) and the repayment in full of the Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and Secured Specified Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and Secured Specified Cash Management Agreements, or Contingent Obligations), (ii) upon the sale or other Disposition of such Collateral (including as part of or in connection with any other sale or other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee, (vi) as required to effect any sale or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Collateral; provided that, the release of any Subsidiary Guarantor from its obligations under the Credit Documents solely as a result of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (b) of the definition thereof shall only be permitted if, at the time such Subsidiary Guarantor becomes such an Excluded Subsidiary, (A) such Subsidiary Guarantor so becomes such an Excluded Subsidiary as a result of a joint venture or other strategic transaction entered into for a bona fide business purpose (as reasonably determined by the Borrower; it being agreed that a transaction entered into solely for the purpose of releasing a Subsidiary Guarantor from its obligations as a Guarantor shall be deemed not to be a bona fide business purpose) and (B) pro forma for the relevant transaction, the non-controlling interest is not owned by an Affiliate of the Borrower.. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Secured Parties hereby irrevocably agree that the Guarantors (other than Holdings) shall be automatically released from the applicable Guarantee upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon becoming a Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, and the Administrative Agent and the Collateral Agent agree to execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral and its security interest therein pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. (b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Borrower, the 204 Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any Guarantee may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition. No holder of Hedging Obligations under Secured Hedging Agreements or Secured Specified Hedging Agreements, or Cash Management Obligations under Secured Cash Management Agreements or Secured Specified Cash Management Obligations, shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Hedging Obligations under Secured Hedging Agreements or Secured Specified Hedging Agreements, or Cash Management Obligations under Secured Cash Management Agreements or Secured Specified Cash Management Agreements, that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to or vote on, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender, L/C Issuer or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedging Agreements, Secured Specified Hedging Agreements, Secured Cash Management Agreements and Secured Specified Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. SECTION 13 Miscellaneous 13.1 Amendments, Waivers and Releases Except as otherwise expressly set forth in the Credit Documents (including Section 2.10(e)), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or 205 of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce any portion of any Loan or fee or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion thereof, or extend the date for the payment of any principal, any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Revolving Credit Commitment or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date, or increase the aggregate amount of the Revolving Credit Commitments of any Lender, or modify clause (i) of the proviso to Section 4.2(a) in a manner that would alter the pro rata allocation to the Appropriate Lenders of any reduction in the Revolving Credit Commitments, or modify Section 11.12 in a manner that would alter the pro rata allocation to the Appropriate Lenders in the “waterfall”, in each case without the written consent of each Lender directly and adversely affected thereby; provided that, in each case for purposes of this clause (i), a waiver of any condition precedent in Section 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment of the Financial Covenant (or any financial definitions or financial ratios or any component thereof), the making of any Protective Advance in accordance herewith or the waiver of any other covenant shall not constitute an increase of any Revolving Credit Commitment of a Lender, a reduction or forgiveness of any portion of any Loan or in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan, or the scheduled termination date of any Revolving Credit Commitment; (ii) (x) reduce the percentages specified in the definition of the term “Required Lenders” or “Supermajority Lenders” without the consent of each Lender, or (y) amend any other provision of this Section 13.1 that has the effect of decreasing the number of Lenders that are required to approve any amendment, modification or waiver, consent to the assignment or transfer by Holdings or the Borrower of their respective rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3 or as contemplated by the definition of “Holdings”), alter the order of application set forth in Section 5.2(b) during the continuance of an Event of Default or Section 11.12 or change Section 13.8 or any other provision requiring pro rata sharing among the Lenders, in each case of this clause (y) without the written consent of each Lender directly and adversely affected thereby, (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person,

206 (iv) amend, modify or waive any provision of Section 3.1 without the written consent of each L/C Issuer to whom such provision then applies in a manner that directly and adversely affects such Person, (v) amend, modify or waive any provision of Section 3.2 without the written consent of the Swing Line Lender to whom such provision then applies in a manner that directly and adversely affects such Person, (vi) release all or substantially all of the value of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) or subordinate any Lien or right to payment granted by any Credit Party for the benefit of the Secured Parties hereunder, in any such case without the prior written consent of each Lender, or (vii) increase the advance rates provided for in the Borrowing Base referenced in the definition thereof or any component definition of any of the foregoing, or modify the definitions of “Eligible Accounts”, “Eligible Borrowing Base Cash”, “Eligible Credit Card Receivables”, “Eligible In-Transit Inventory”, “Eligible Investment Grade Accounts”, “Eligible Inventory” or the eligibility criteria set forth therein, if as a result thereof the amounts available to be borrowed by the Borrower would be increased, without the written consent of the Supermajority Lenders; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves without the consent of any Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, the applicable Credit Parties, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrower, the applicable Credit Parties, the Lenders, the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Revolving Credit Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for by this Agreement). 207 Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto, with the consent of only the Borrower and the Administrative Agent. Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect any Incremental Commitments pursuant to Section 2.14 or Extension Amendments pursuant to Section 2.15 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension amendment); (ii) no Lender consent is required to effect any amendment or supplement to any Applicable Intercreditor Agreement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Applicable Intercreditor Agreement permitted under this Agreement, as applicable; it being understood that any such amendment or supplement may make such other changes to such Applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent and the Borrower, are required to effectuate the foregoing; provided that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document) may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (A) to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), (B) to effect administrative changes of a technical or immaterial nature (as reasonably determined by the Administrative Agent and the Borrower), (C) to correct incorrect cross-references or similar inaccuracies or (D) to add benefit to the existing Revolving Credit Commitments if adding such benefit is a condition to the incurrence of any Indebtedness permitted to be incurred under the Credit Documents; provided that in the case of clauses (A) and (B) above, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (iv) guarantees, collateral documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion if applicable, (A) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the applicable Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with the Applicable Law or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents; and (v) the Credit Parties and the Collateral Agent, without the consent of any other Secured Party, shall be permitted 208 to enter into amendments and/or supplements to any Security Documents in order to include customary provisions permitting the Collateral Agent to appoint sub-collateral agents or representatives to act with respect to Collateral matters thereunder in its stead. Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time (and direct the Collateral Agent to grant such extensions) for the satisfaction of any of the requirements under Section 9.11, Section 9.12, Section 9.13 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document. At any time that any Real Estate constitutes Collateral, no modification of a Credit Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders. 13.2 Notices Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or e-mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (a) if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, an L/C Issuer, or the Swing Line Lender to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and (b) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the relevant L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by e-mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.9, 4.2 and 5.1 shall not be effective until received. 209 13.3 No Waiver; Cumulative Remedies No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 13.4 Survival of Representations and Warranties All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Credit Extensions hereunder. 13.5 Payment of Expenses; Indemnification The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), or, in the case of expenses of the type described in clause (a) below incurred prior to the Closing Date, on the Closing Date, (a) if the Closing Date occurs, to pay or reimburse the Agents and the Joint Lead Arrangers (and, in the case of the following clause (ii), the Lenders) for all their reasonable and documented out-of- pocket costs and expenses incurred (i) in connection with the syndication, preparation, execution, delivery, negotiation and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (including any amendment or waiver with respect thereto and for reimbursement of reasonable expenses related to appraisals, field examinations and collateral review permitted hereunder), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of Davis Polk & Wardwell LLP and to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, excluding in each case allocated costs of in-house counsel and fees and solely to the extent the Borrower has consented to the retention of such other Person, expenses with respect to any other advisor or consultant, and (ii) upon the occurrence and during the continuation of an Event of Default, in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable and documented out- of-pocket fees, disbursements and other charges of Advisors (limited, in the case of Advisors, as set forth in the definition thereof), (b) to pay, indemnify, and hold harmless each Lender, the L/C Issuers and each Agent from, any and all recording and filing fees and (c) to pay, indemnify, and hold harmless each Lender, the L/C Issuers and each Agent and their respective Affiliates, and the directors, officers, partners, employees and agents of any of the foregoing, from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented out-of-pocket fees, disbursements and other charges of Advisors related to the Transactions or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents,

210 including, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than trustees and advisors)) or to any actual or alleged presence, release or threatened release into the environment of Hazardous Materials attributable to the operations of Holdings, the Borrower, any of the Borrower’s Subsidiaries or any of the Real Estate (all the foregoing in this clause (c), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that none of the Borrower nor any other Credit Party shall have any obligation hereunder to any Agent, any L/C Issuer or any Lender or any of their respective Related Parties with respect to indemnified liabilities to the extent they result from (A) the gross negligence, bad faith or willful misconduct of such indemnified Person or any of its Related Parties (acting on behalf of or at such indemnified Person’s direction) as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of the obligations of such indemnified Person or any of its Related Parties (acting on behalf of or at such indemnified Person’s direction) under the Credit Documents as determined by a final non- appealable judgment of a court of competent jurisdiction, (C) disputes not involving an act or omission of Holdings, the Borrower or any other Credit Party and that is brought by an indemnified Person against any other indemnified Person, other than any claims against any indemnified Person in its capacity or in fulfilling its role as an Agent or any similar role under the Credit Facilities or (D) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment in any such proceeding, the Borrower will indemnify and hold harmless such indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 13.5. All amounts payable under this Section 13.5 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. No Credit Party nor any indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (except, in the case of the Borrower’s obligation hereunder to indemnify and hold harmless the indemnified Person, to the extent of any losses, claims, damages, liabilities and expenses incurred or paid by such indemnified Person to a third party unaffiliated with such indemnified Person). No indemnified Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any indemnified Person or any of its Related Parties (acting on behalf of or at such indemnified Person’s direction) (as determined by a final non-appealable judgment of a court of competent jurisdiction). This Section 13.5 shall not apply to Taxes. Each indemnified Person, by its acceptance of the benefits of this Section 13.5, agrees to refund and return any and all amounts paid by the Borrower (or on their behalf) to it if, 211 pursuant to limitations on indemnification set forth in this Section 13.5, such indemnified Person was not entitled to receipt of such amounts. 13.6 Successors and Assigns; Participations and Assignments (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an L/C Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 4.4 or Section 10.3 or Section 10.12, neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of a L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Revolving Credit Loans at the time owing to it) with the prior written consent (in each case, such consent not to be unreasonably withheld, delayed, conditioned or denied) of: (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment of Revolving Credit Loans (1) to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default under Section 11.1 or 11.5 (solely with respect to the Borrower) has occurred and is continuing, to any other assignee; and (B) the Administrative Agent, each L/C Issuer and the Swing Line Lender; provided that no such shall be required for any assignment of any Revolving Credit Commitments or Revolving Credit Loan to a Lender, an Affiliate of a Lender, an Approved Fund. Notwithstanding the foregoing, no such assignment shall be made to (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Revolving Credit Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be), and any attempted assignment in violation of clauses (x) - (z) shall be null and void. For the avoidance of doubt, (i) the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing of the list of Persons who are Disqualified Institutions (or any provisions relating thereto) at any time, and shall have, and shall 212 have no liability with respect to or arising out of any assignment or participation of any Revolving Credit Commitments or Revolving Credit Loans to any Disqualified Institution and (ii) the Administrative Agent may share a list of Persons who are Disqualified Institutions with any Lender upon request. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitments or Revolving Credit Loans, the amount of the Revolving Credit Commitments or Revolving Credit Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld, delayed, conditioned or denied); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or 11.5 (solely with respect to the Borrower) has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the applicable tax forms as required under Section 5.4 (or the comparable provisions under Section 14); and (E) the assignee shall not be Holdings, the Borrower or any of its Subsidiaries. (iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 213 2.11, 5.4 (and the comparable provisions under Section 14) and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6 (other than attempted assignments or transfers in violation of the last paragraph of Section 13.6(b)(i) above, which shall be null and void as provided above). (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amount of the Loans and any payment made by any L/C Issuer under any Letter of Credit, Revolving Credit Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the Lending Office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower, the Collateral Agent, the L/C Issuers and any Lender (solely with respect to its own outstanding Loans and Revolving Credit Commitments), at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. (c) (i) Any Lender may, without the consent of Holdings, the Borrower, the Administrative Agent or any L/C Issuer, sell participations to one or more banks or other entities that are not (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Revolving Credit Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be) (each, a “Participant”) (and any such attempted sales to the Persons identified in clauses (x) - (z) above shall be null and void) (provided that the last sentence of Section 13.6(b)(i) shall apply) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Revolving Credit Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Holdings, the Borrower, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and

214 obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Disqualified Institutions with respect to the sales of participations at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any consent, amendment, modification, supplement or waiver described in clause (i) or (iv) of the second proviso of the first paragraph of Section 13.1 that directly and adversely affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 (and the comparable provisions of Section 14) to the same extent as if it were a Lender, and provided that such Participant agrees to be subject to the requirements and limitations of those Sections and Sections 2.12 and 13.7(a) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.8(a) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.7 with respect to any Participant. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 (or the comparable provisions under Section 14) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. (iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Credit Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. (d) Any Lender may, without the consent of Holdings, the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment 215 of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) Subject to Section 13.16, the Borrower authorize each Lender to disclose (other than to any Disqualified Institutions) to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”), any prospective Transferee and any prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Revolving Credit Loans made hereunder any and all financial information in such Lender’s possession concerning the Borrower and their Affiliates that has been delivered to such Lender by or on behalf of the Borrower and their Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and their Affiliates in connection with such Lender’s credit evaluation of the Borrower and their Affiliates prior to becoming a party to this Agreement. (f) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Credit Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan, the Granting Lender shall be obligated to make such Revolving Credit Loan pursuant to the terms hereof. The making of a Revolving Credit Loan by an SPV hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Credit Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Credit Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(f) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11, and 5.4 (and the comparable provisions under Section 14) than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements 216 of Sections 2.10, 2.11, and 5.4 (and the comparable provisions under Section 14) as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6. This Section 13.6 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations. 13.7 Replacements of Lenders under Certain Circumstances (a) The Borrower shall be permitted (x) to replace any Lender with a replacement bank or institution or (y) terminate the Revolving Credit Commitment of such Lender, as the case may be, and repay all Obligations of the Borrower due and owing to such Lender relating to the Revolving Credit Loans and participations held by such Lender as of such termination date that (a) requests reimbursement for amounts owing pursuant to Section 2.10, Section 5.4 (or the comparable provisions under Section 14) (or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Agent or Lender or to any Governmental Authority on account of any Agent or Lender pursuant to Section 5.4 (or the comparable provisions under Section 14)), (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, (c) becomes a Defaulting Lender or (d) refuses to make an Extension Election pursuant to Section 2.15; provided that, solely in the case of the foregoing clause (x), (i) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (ii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Revolving Credit Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 5.4 (or the comparable provisions under Section 14), as the case may be, owing to such replaced Lender prior to the date of replacement, (iii) the replacement bank or institution, if not already a Lender, an Affiliate of a Lender or an Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (solely to the extent such consent would be required under Section 13.6), (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein unless otherwise agreed) and (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. (b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders or a majority (in principal amount) of the directly and adversely affected Lenders shall, in each such case, have granted their consent, then so long as no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Revolving Credit Loans and its Revolving Credit Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or (y) terminate the Revolving Credit Commitment of such Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Revolving Credit Loans and participations held by such Lender as of such termination date; provided that: (a) all Obligations of the Borrower hereunder owing to such Non-Consenting Lender being replaced 217 shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6. (c) Nothing in this Section 13.7 shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or at equity. 13.8 Adjustments; Set-off (a) Except as contemplated in Section 13.6 or elsewhere herein or in any other Credit Document, if any Lender (a “Benefited Lender”) shall in its capacity as a Revolving Credit Lender, at any time receive any payment of all or part of its Revolving Credit Loans, or interest thereon, or the participations in L/C Obligations and Swing Line Loans held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than its Pro Rata Share (or other applicable share contemplated hereunder) compared to any such payment to or collateral received by any other Revolving Credit Lender, if any, in respect of such other Revolving Credit Lender’s Revolving Credit Loans, or interest thereon or the participations in the L/C Obligations and Swing Line Loans, in each case, such Benefited Lender shall purchase for cash from the other applicable Lenders a participating interest in such portion of each such other Lender’s applicable Revolving Credit Loans, applicable participations in L/C Obligations and Swing Line Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the applicable Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Applicable Law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by Applicable Law but with the prior written consent of the Administrative Agent, upon any amount becoming due and payable by the Borrower hereunder (whether at the Stated Maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than any Excluded Account of the type described in clause (i), (ii), (vi), (vii) and (viii) of the definition thereof), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

218 13.9 Counterparts; Electronic Execution This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or any other Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 13.10 Severability Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 13.11 INTEGRATION THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF BORROWER, HOLDINGS, THE OTHER BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUERS OR ANY LENDER RELATIVE TO SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS, (2) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND (3) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES; PROVIDED THAT THE BORROWER’S CONFIDENTIALITY OBLIGATIONS IN THE COMMITMENT LETTER SHALL REMAIN IN FULL FORCE AND EFFECT PURSUANT TO THE TERMS THEREOF. 13.12 GOVERNING LAW THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK 219 (WHETHER IN TORT, CONTRACT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY). 13.13 Submission to Jurisdiction; Waivers Each party hereto irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by Applicable Law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or, in the case of the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers and the Swing Line Lender, shall limit the right to sue in any other jurisdiction; (e) subject to the last paragraph of Section 13.5, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and (f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. 13.14 Acknowledgments Each of Holdings and the Borrower hereby acknowledge that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents; (b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial 220 transaction between Holdings and the Borrower, on the one hand, and the Administrative Agent, the L/C Issuer, the Lenders and the other Agents on the other hand, and Holdings, the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of Holdings, the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising Holdings, the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to Holdings, the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Holdings and the Borrower agrees not to claim that the Administrative Agent or any other Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Holdings, the Borrower or any other Affiliates, in connection with the transactions contemplated hereby or the process leading hereto. (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings and the Borrower, on the one hand, and any Lender, on the other hand. 13.15 WAIVERS OF JURY TRIAL HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 221 13.16 Confidentiality The Administrative Agent, each L/C Issuer, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of Holdings, the Borrower or any Subsidiary of the Borrower in connection with such Person’s evaluation of whether to become an Agent or Lender hereunder or obtained by such Lender, the Administrative Agent, L/C Issuer or such other Agent pursuant to the requirements of this Agreement or in connection with any amendment, supplement, modification or waiver or proposed amendment, supplement, modification or waiver hereto (including any Incremental Amendment or Extension Amendment) or the other Credit Documents (“Confidential Information”), confidential; provided that the Administrative Agent, each L/C Issuer, each other Agent and each Lender may make disclosure (a) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law, regulation or compulsory legal process (in which case such Lender, the Administrative Agent, L/C Issuer or such other Agent shall use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (b) to such Lender’s or the Administrative Agent’s or such L/C Issuer’s or such other Agent’s attorneys, professional advisors, Advisors, independent auditors, trustees or Affiliates involved in the Transactions on a “need to know” basis and who are made aware of and agree to comply with the provisions of this Section 13.16, in each case on a confidential basis (with such Lender, the Administrative Agent, L/C Issuer or such other Agent responsible for such persons’ compliance with this Section 13.16), (c) on a confidential basis to any bona fide prospective Lender, prospective participant, swap counterparty or other party in respect of any other transaction under which payments are to be made by reference to the Borrower, any of its Subsidiaries, Holdings, any of its Subsidiaries or any of their respective obligations (in each case, other than a Disqualified Institution or a Person who the Borrower has affirmatively denied assignment thereto in accordance with Section 13.6), (d) to the extent requested by any bank regulatory authority having jurisdiction over a Lender or its Affiliates (including in any audit or examination conducted by bank accountants or any self- regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Section 13.16 or other confidential or fiduciary obligation owed by the Administrative Agent, such other Agent or such Lender to the Borrower or its Affiliates or (ii) becomes available to the Administrative Agent, such other Agent or such Lender on a non- confidential basis from a source other than Holdings, the Borrower or any Subsidiary or on behalf of Holdings, the Borrower or any Subsidiary that, to the knowledge (after due inquiry) the Administrative Agent, such other Agent or such Lender, is not in violation of any confidentiality obligation owed to the Borrower or its Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) as is necessary in protecting and enforcing the rights of the Administrative Agent, such other Agent or such Lender with respect to this Agreement or any other Credit Document, (h) for purposes of establishing any defense available under Applicable Laws, including, without limitation, establishing a “due diligence” defense, (i) to the extent independently developed by the Administrative Agent, such other Agent or such Lender or any Affiliates thereof without reliance on confidential information, (j) on a confidential basis, to the rating agencies in consultation with the Borrower, (k) on a confidential basis, to the CUSIP Service Bureau or any similar agency in

222 connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities or market data collectors, similar services providers to the lending industry, as part of a “case study” incorporated into promotional materials and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Credit Documents, (l) to ClearPar® or any other pricing settlement provider and (m) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or other credit risk mitigation coverage under which payments are to be made or may be made by reference to the Borrower, any of its Subsidiaries, Holdings, any of its Subsidiaries and any of their respective obligations, this Agreement or payments hereunder. Each Lender, the Administrative Agent and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties to any swap, derivative transactions or other transaction under which payments are to be made by reference to the Borrower, any of its Subsidiaries, Holdings, any of its Subsidiaries or any of their respective obligations to be entered into in connection with or relating to Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16. 13.17 Direct Website Communications (a) Holdings and the Borrower may, at their option, provide to the Administrative Agent any information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (provided that such communications described in clauses (A) - (D) will be delivered pursuant to Section 13.2, including by e-mail) that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at an email address separately identified by the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document. 223 (b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address. (c) Holdings and the Borrower further agree that the Agents may make the Communications available to the Lenders by posting the Communications on Debtdomain or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents, the L/C Issuers, the Lenders or any bona fide potential Transferee and (ii) remains subject the confidentiality requirements set forth in Section 13.16. (d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent or their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to Holdings, the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Holdings’, the Borrower’s or any Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction). (e) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings, the Borrower and the Subsidiaries of the Borrower and their securities may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower and their securities. Notwithstanding 224 the foregoing, Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information. 13.18 USA PATRIOT Act; Beneficial Ownership Regulation Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act, including, without limitation, with respect to the Borrower only, as applicable, the Beneficial Ownership Regulation (including, for the avoidance of doubt, any information that would result in a change to the list of beneficial owners identified in a Beneficial Ownership Certification). 13.19 Payments Set Aside To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. 13.20 Judgment Currency If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so 225 purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law). 13.21 Cashless Rollovers Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Revolving Credit Loans by way of an Incremental Amendment or Extension Amendment or any other amendment to this Agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in Same Day Funds”, “in cash” or any other similar requirement. 13.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 13.23 Acknowledgement Regarding Any Supported QFCs To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties

226 acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 13.23, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. 227 “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 13.24 Limitations on Sanctions Provisions Notwithstanding anything set forth herein or in any other Credit Document, Section 8.19 and any other provision in the Credit Documents relating to Sanctions shall not be interpreted or applied to the extent that such obligations and /or representations would violate or expose Holdings, the Borrower or any Subsidiary of the Borrower or any directors, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such Person (including EU Regulation (EC) 2271/96 and § 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV))). The representations given and undertakings assumed by any Credit Party to any other party resident in Germany (gebietsansässig) are made only to the extent that any party resident in Germany (gebietsansässig) would be permitted to receive such representations and undertakings pursuant to §7 of the AWV or any other Applicable Law applicable to such Credit Party resident in Germany. 13.25 Amendment and Restatement of Existing DIP Agreement; No Novation The terms and conditions of the Existing DIP Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to constitute a novation of any of the obligations under the Existing DIP Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Credit Parties under the existing Credit Documents. From and after the date hereof, each reference to this “Agreement” or other reference originally applicable to the Existing DIP Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time. 13.26 Lender ERISA Representations (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified 228 professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit and this Agreement, (iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto). 13.27 Erroneous Payments (a) If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of 229 principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 13.27 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns) agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 13.27(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 13.27(b) shall not have any effect on a Payment Recipient’s

230 obligations pursuant to Section 13.27(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a). (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Revolving Credit Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Credit Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Protective Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment 231 will reduce the Revolving Credit Commitments of any Lender and such Revolving Credit Commitments shall remain available in accordance with the terms of this Agreement. (ii) Subject to Section 13.6 (but excluding, in all events, any assignment consent or approval requirements (other than the requirement to obtain the Borrower’s consent, if any)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loans (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Protective Advances are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time. (e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s obligations hereunder and under the other Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower hereunder or under any other Credit Document; provided that this Section 13.27 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of any of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. 232 (g) Each party’s obligations, agreements and waivers under this Section 13.27 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) owed by the Borrower hereunder or under any Credit Document. [Signature Page Follows] [Signature Page to Avaya Exit ABL Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. AVAYA HOLDINGS CORP., as Holdings By: /s/ John Sullivan Name: John Sullivan Title: Vice President and Corporate Treasurer AVAYA INC., as the Borrower By: /s/ John Sullivan Name: John Sullivan Title: Vice President and Corporate Treasurer

[Signature Page to Avaya Exit ABL Credit Agreement] CITIBANK, N.A., as Administrative Agent, Lender, L/C Issuer and Swing Line Lender By: /s/ Allister Chan Name: Allister Chan Title: Vice President [Signature Page to Avaya Exit ABL Credit Agreement] ROYAL BANK OF CANADA, as Lender and L/C Issuer By: /s/ Guido Borrelli Name: Guido Borrelli Title: Authorized Signatory [Signature Page to Avaya Exit ABL Credit Agreement] BANK OF AMERICA, N.A., as Lender and L/C Issuer By: /s/ Chad Shimabukuro Name: Chad Shimabukuro Title: Vice President [Signature Page to Avaya Exit ABL Credit Agreement] DEUTSCHE BANK AG NEW YORK BRANCH, as Lender and L/C Issuer By: /s/ Philip Tancorra Name: Philip Tancorra Title: Director By: /s/ Lauren Danbury Name: Lauren Danbury Title: Vice President